UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AUTOINFO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of AutoInfo, Inc. ( “AutoInfo Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

As of March 14, 2013 an aggregate of 41,196,573 shares of AutoInfo Common Stock including the following: (i) 34,299,507 shares of AutoInfo Common Stock outstanding; and (ii) 6,597,066 shares of AutoInfo Common Stock issuable upon exercise of outstanding stock options.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined as follows: (A) 34,299,507 shares of AutoInfo Common Stock outstanding multiplied by $1.05 per share; and (B) 6,597,066 shares of AutoInfo Common Stock issuable upon exercise of outstanding options multiplied by $0.44 (the difference between $1.05 and the weighted average exercise price of $0.61 per share).

(4)	Proposed maximum aggregate value of transaction:

$38,917,191

(5)	Total fee paid:

$5,308, calculated by multiplying the proposed maximum aggregate value of the transaction by 0.00013640.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, March __, 2013

AutoInfo, Inc.

6413 Congress Avenue

Suite #260

Boca Raton, FL 33487

[**], 2013

Dear Stockholder,

You are cordially invited to attend a Special Meeting of the stockholders of AutoInfo, Inc. (the “Special Meeting”) to be held on [**], 2013, starting at 9:00 A.M. Eastern Time, at The Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487.

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 28, 2013, among AutoInfo, Inc. (“AutoInfo”), AutoInfo Holdings, LLC (“Parent”) and AutoInfo Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Parent (the “Merger Agreement”) and the Merger contemplated thereby (the “Merger”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into AutoInfo and each outstanding share of AutoInfo Common Stock, other than shares held in treasury, shares held by Parent or Merger Sub and dissenting shares, will automatically be converted into the right to receive $1.05 in cash, without interest and less any applicable withholding taxes, as more fully described in the enclosed proxy statement. You will also be asked to approve, solely on a non-binding, advisory basis, change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo.

The attached proxy statement contains detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, including the Merger Agreement and all other attachments thereto, carefully and in their entirety. You may also obtain more information about AutoInfo from documents we have filed with the SEC.

After careful consideration, the board of directors of AutoInfo (the “Board”) (based upon a recommendation from a Special Committee of the Board that was established to review and evaluate potential strategic transactions), has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereunder, including the Merger and the consideration per share to be received by stockholders of AutoInfo, and determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to and in the best interests of AutoInfo and its stockholders, and the Board unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we seek a non-binding advisory vote from our stockholders with respect to certain payments that will be made to AutoInfo’s executive officers in connection with the Merger. Accordingly, at the Special Meeting, you will also be asked to consider and vote upon a proposal to approve, solely on a non-binding, advisory basis, change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo. For purposes of this proposal, change of control payments are any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the proposed Merger pursuant to the employment agreements entered into with AutoInfo in February 2011. The Board unanimously recommends that you vote “FOR” the proposal to approve, solely on a non-binding, advisory basis, the change of control payments that will be received by certain executive officers of AutoInfo in connection with the Merger under their existing employment agreements with AutoInfo.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

Your vote is very important, regardless of the number of shares of AutoInfo Common Stock you own. We cannot consummate the Merger unless the Merger Agreement is approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of AutoInfo Common Stock. Your failure to vote will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement and the Merger. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to approve and adopt the Merger Agreement and the Merger.

If you have any questions or need assistance voting your shares of our Common Stock, please contact __________________, our _______________, by calling ___________.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Harry Wachtel

Chairman of the Board and Chief Executive Officer

Boca Raton, Florida

AutoInfo, Inc.

6413 Congress Avenue

Suite #260

Boca Raton, FL 33487

Preliminary Proxy Statement—Subject to Completion

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME:	9:00 A.M., Eastern Time, on [**], 2013

PLACE:	The Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487

ITEMS OF BUSINESS:	•	Proposal #1: To consider and vote to approve and adopt the Agreement and Plan of Merger, dated as of February 28, 2013, by and among AutoInfo, Inc. (“AutoInfo”), AutoInfo Holdings, LLC (“Parent”) and AutoInfo Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”), as it may be amended from time to time (the “Merger Agreement”), and the Merger contemplated thereby (the “Merger”).

	•	Proposal #2: To consider and vote to approve, solely on a non-binding, advisory basis, change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo.

	•	Proposal #3: To consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if there are insufficient votes to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger,.

RECORD DATE:	Only stockholders of record at the close of business on [**], 2013 are entitled to notice of, and to vote at, the Special Meeting. All stockholders of record are cordially invited to attend the Special Meeting in person.

PROXY VOTING:	Your vote is very important, regardless of the number of shares of AutoInfo Common Stock you own. The Merger cannot be completed unless the Merger Agreement and the transactions contemplated thereunder, including the Merger, are adopted by the affirmative vote of the holders of a majority of the outstanding shares of the AutoInfo Common Stock entitled to vote thereon. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying pre-paid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of AutoInfo Common Stock will be represented at the Special Meeting if you are unable to attend. If you fail to return your proxy card and fail to submit your proxy by telephone or the Internet, your shares of AutoInfo Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

If you are a stockholder of record, voting by ballot at the Special Meeting will revoke any vote previously submitted whether by proxy, through the Internet of by telephone. If you hold your shares of AutoInfo Common Stock through a bank, broker, trustee or other nominee, you should follow the procedures provided by your bank, broker, trustee or other nominee in order to vote.

RECOMMENDATION:	After careful consideration, the board of directors of AutoInfo (the “Board”) (based upon a recommendation from a Special Committee of the Board that was established to review and evaluate potential strategic transactions) has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereunder, including the Merger, including the consideration per share to be received by stockholders of AutoInfo, and determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of AutoInfo and its stockholders, and the Board unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. The Board recommends that you vote “FOR” approval of each of the Proposal #1, #2 and #3 set forth in this Notice of Special Meeting of AutoInfo Stockholders.

ATTENDANCE:	You are entitled to attend the Special Meeting only if you were a holder of AutoInfo Common Stock as of the close of business on [**], 2013, which we refer to as the record date, or hold a valid proxy for the Special Meeting. Since seating is limited, admission to the Special Meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a bank, broker, trustee or other nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your bank, broker, trustee or other nominee, or similar evidence of ownership.

APPRAISAL RIGHTS:	Stockholders of AutoInfo who do not vote in favor of or submit a proxy in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of AutoInfo Common Stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex D to the accompanying proxy statement, and the Merger is consummated.

*******

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

*******

By Order of the Board of Directors,

Harry Wachtel

Chairman of the Board and Chief Executive Officer

Boca Raton, Florida

SUMMARY	1
Parties to the Merger	1
The Special Meeting	1
Time, Place and Purpose	1
Record Date and Quorum	2
Vote Required	2
Proxies and Revocation	2
The Merger	3
Merger Consideration	3
Reasons for the Merger; Recommendation of the Board of Directors	3
Opinion of Stephens Inc., Financial Advisor	4
Financing of the Merger	4
Comvest Guaranty	4
Interests of the Certain Persons in the Merger	4
Material U.S. Federal Income Tax Consequences of the Merger	6
Litigation Relating to the Merger	6
The Merger Agreement	6
Treatment of Common Stock and Options	6
No Solicitation of Takeover Proposals	7
Conditions to the Merger	7
Termination	7
Termination Fees	9
Expense Reimbursement	9
Appraisal Rights (Page [***])	9
Market Prices of AutoInfo Common Stock and Dividend Information	9
Delisting and Deregistration of AutoInfo Common Stock	9
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	10
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	17
PARTIES TO THE MERGER	18
THE SPECIAL MEETING	19
Time, Place and Purpose of the Special Meeting	19
Record Date and Quorum	19
Attendance	19
Vote Required	20
Other Maters of Business	20
How to Vote	21
Revocation of Proxies	22
Adjournments and Postponements	22
Anticipated Date of Completion of the Merger	22
Rights of Stockholders Who Seek Appraisal	22
Questions and Additional Information	23
THE MERGER (PROPOSAL #1)	23
Merger Consideration	23
Background of the Merger	23
Reasons for the Merger; Recommendation of the Special Committee and the Board	31
Special Committee	31

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Board of Directors	35
Opinion of Stephens, Financial Advisor	35
Fee Arrangements	42
Voting Agreement	42
Litigation Relating to the Merger	42
Financing of the Merger	43
Interests of Certain Persons in the Merger	43
Equity Compensation and Incentive Awards	43
Change of Control Payments	44
Employment Arrangements with the Surviving Corporation	44
Management Exchange and Rollover Agreement	45
Indemnification and Insurance	45
Special Committee Fees	46
Accounting Treatment	46
Material U.S. Federal Income Tax Consequences of the Merger	46
Exchange of Shares of AutoInfo Common Stock for Cash Pursuant to the Merger Agreement	47
Backup Withholding and Information Reporting	47
THE MERGER AGREEMENT	48
The Merger	48
Closing	48
Effective Time	48
Directors and Officers of Surviving Corporation	48
Organizational Documents of Surviving Corporation	48
Effect of the Merger on the Capital Stock of the Parties	49
Exchange and Payment Procedures	49
AutoInfo Stock Options	50
Representations and Warranties	50
Stockholders' Meeting	53
Conduct of Our Business Pending the Merger	53
No Solicitation of Takeover Proposals	55
Agreement to Use Reasonable Best Efforts	57
Indebetedness and AutoInfo Transaction Expenses	58
Other Covenants and Agreements	59
Public Announcements	59
Access to Information; Confidentiality	59
Notification of Certain Matters	59
Indemnification; Directors' and Officers' Insurance	59
Securityholder Litigation	60
Fees and Expenses	60
Conditions to the Merger	60
Termination	62
Effect of Termiantion	63
Termination Fees and Expense Reimbursement	63
AutoInfo Termination Fee	63
Parent Termination Fee	64
Expense Reimbursement	64
No Survival; Wachtel Indemnification	64
Amendment or Supplement	65
Specific Performance	65

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COMVEST GUARANTY	65
MANAGEMENT EXCHANGE AND ROLLOVER AGREEMENT	65
VOTING AGREEMENT	66
Agreement to Vote and Irrevocable Proxy	66
Transfer Restrictions	66
Termination	66
APPRAISAL RIGHTS	67
MARKET PRICES OF AUTOINFO'S COMMON STOCK AND DIVIDEND INFORMATION	71
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	72
DELISTING AND DEREGISTRATION OF AUTOINFO'S COMMON STOCK	73
PROPOSAL #2 - ADVISORY VOTE ON CHANGE OF CONTROL PAYMENTS	73
PROPOSAL #3 - ADJUOURNMENT OF THE SPECIAL MEETING	74
OTHER MATTERS	74
STOCKHOLDER PROPOSALS	74
HOUSEHOLDING OF PROXY MATERIAL	75
WHERE YOU CAN FIND MORE INFORMATION	75

ANNEX A: AGREEMENT AND PLAN OF MERGER

ANNEX B: VOTING AGREEMENT

ANNEX C: OPINION OF STEPHENS INC.

ANNEX D: SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

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SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its Annexes and the documents referred to in or incorporated by reference into this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [**] of this proxy statement.

Parties to the Merger (Page [***])

AutoInfo, Inc., or AutoInfo, we, our or us, is a Delaware corporation headquartered in Boca Raton, Florida. We are a non-asset based transportation services company, providing transportation capacity and related transportation services to shippers throughout the United States and Canada. Unless the context otherwise requires, references to AutoInfo, we, our or us in this proxy statement include AutoInfo and its subsidiaries on a consolidated basis.

AutoInfo Holdings, LLC, or Parent, is a Delaware limited liability company and was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Parent is a majority-owned subsidiary of Comvest Investment Partners IV, LP, one of the investment funds managed by Comvest Partners, a private equity firm with over $1.3 billion of assets under management. Comvest Partners’ personnel include seasoned, senior level operating executives who partner with managers and owners of companies to operationally improve businesses and create long-term value. Since 2000, Comvest Partners has invested more than $1.6 billion of capital in over 110 public and private companies. Under the terms of the Merger Agreement, upon consummation of the proposed Merger, AutoInfo will be a wholly-owned subsidiary of Parent.

AutoInfo Acquisition Corp., or Merger Sub, is a Delaware corporation that is a wholly-owned subsidiary of Parent and was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and into AutoInfo, with AutoInfo continuing as the surviving corporation and the separate corporate existence of Merger Sub shall thereupon cease.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of February 28, 2013, as it may be further amended from time to time, by and among AutoInfo, Parent and Merger Sub, as the “Merger Agreement”, and the Merger of Merger Sub with and into AutoInfo as the “Merger”.

The Special Meeting (Page [***])

Time, Place and Purpose (Page [***])

The Special Meeting will be held on [**], 2013, starting at 9:00 A.M. Eastern Time, at The Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487.

At the Special Meeting, holders of AutoInfo’s common stock, par value $0.001 per share (“AutoInfo Common Stock” or “Common Stock”), will be asked to approve and adopt the Merger Agreement and the Merger and approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the Merger. Further, stockholders will be asked to approve, solely on a non-binding, advisory basis, change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo.

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Record Date and Quorum (Page [***])

You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of AutoInfo Common Stock at the close of business on [**], 2013, which AutoInfo has set as the record date for the Special Meeting and which we refer to as the record date. You will have one vote for each share of AutoInfo Common Stock that you owned on the record date. As of the record date, there were _________shares of AutoInfo Common Stock outstanding and entitled to vote at the Special Meeting. A majority of the shares of AutoInfo Common Stock outstanding at the close of business on the record date and entitled to vote at the meeting, present in person or represented by proxy at the Special Meeting constitutes a quorum for the purposes of the Special Meeting.

Vote Required (Page [***])

Proposal #1: Approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of AutoInfo Common Stock.

Proposal #2: Approval, on a non-binding, advisory basis, of change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements requires the affirmative vote, in person or by proxy, of the holders of a majority of the shares of AutoInfo Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote thereon.

Proposal #3: Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if there are insufficient votes to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of AutoInfo Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote thereon.

On February 28, 2013, AutoInfo's officers and directors, in their capacity as stockholders, entered into a Voting Agreement with Parent with respect to 22.3% of the outstanding shares of AutoInfo Common Stock (the “Voting Agreement”). Under the Voting Agreement, such stockholders have agreed to vote in favor of the approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and against any proposal made in opposition to, or in connection with, the Merger and the transactions contemplated thereunder, including the Merger.

Proxies and Revocation (Page [***])

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying pre-paid reply envelope, or may vote in person at the Special Meeting. If your shares of AutoInfo Common Stock are held in “street name” by your bank, broker, trustee or other nominee you should instruct your bank, broker, trustee or other nominee on how to vote your shares of AutoInfo Common Stock using the instructions provided by your bank, broker, trustee or other nominee. If you fail to submit a proxy or vote in person at the Special Meeting, or abstain, or you do not provide your bank, broker, trustee or other nominee with instructions, as applicable, your shares of AutoInfo Common Stock will not be voted on the Merger proposal, which will have the same effect as a vote “AGAINST” approval of the proposal to approve and adopt the Merger Agreement and the Merger.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available

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to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the Special Meeting begins, or by voting by ballot at the Special Meeting. Attending the Special Meeting, by itself, is not enough to revoke a proxy. If you are a beneficial owner and wish to revoke your voting instructions you should follow the instructions provided by your bank, broker, trustee or other nominee.

The Merger (Page [***])

The Merger Agreement provides that Merger Sub will merge with and into AutoInfo, with AutoInfo continuing as the surviving corporation and doing business following the Merger, and the separate corporate existence of Merger Sub shall thereupon cease. As a result of the Merger, AutoInfo will cease to be a publicly-traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed in the second quarter of calendar 2013.

Merger Consideration (Page [***])

In the Merger, each outstanding share of AutoInfo Common Stock (except for certain shares held by AutoInfo, Parent or Merger Sub and shares held by stockholders who have properly exercised appraisal rights) will be converted into the right to receive $1.05 in cash, without interest, which amount we refer to as the per share Merger consideration, less any applicable withholding taxes. At the effective time of the Merger, each outstanding option will become fully vested and will be cancelled and terminated and converted into the right to receive cash equal to the excess of the per share Merger consideration of $1.05 over the per share exercise price under such option, less any applicable tax withholding.

Reasons for the Merger; Recommendation of the Board of Directors (Page [***])

After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” based upon a recommendation from a Special Committee of the Board that was established to review and evaluate potential strategic transactions (the “Special Committee”), the Board of Directors of AutoInfo (the “Board”) has unanimously approved the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), including the consideration per share to be received by stockholders of AutoInfo, and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger) are advisable and fair to and in the best interests of AutoInfo and its stockholders, and the Board approved, and adopted the Merger Agreement and the Merger and unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

In considering the recommendation of the Board with respect to the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, you should be aware that certain of our directors and executive officers have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement and the transactions contemplated thereunder, including the Merger, be approved and adopted by the stockholders of AutoInfo. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page [**] of this proxy statement.

The Board believes that the Merger is advisable and fair to and in the best interests of AutoInfo and its stockholders and recommends that the stockholders approve and adopt the Merger Agreement and the transactions

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contemplated thereunder, including the Merger. The Board recommends that you vote “FOR” the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Opinion of Stephens Inc., Financial Advisor (Page [***])

The Board received a written opinion, dated February 28, 2013, from AutoInfo’s financial advisor, Stephens Inc. (“Stephens”), to the effect that, as of that date and based upon and subject to the assumptions, procedures, factors, limitations and qualifications stated in its written opinion, the $1.05 per share cash consideration to be received by AutoInfo’s stockholders was fair, from a financial point of view, to the stockholders. The full text of Stephens’ written opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex C to this proxy statement.

Stephens provided the written opinion for the information and assistance of the Special Committee and the Board in connection with its consideration of the approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger. Stephens did not recommend the amount or form of consideration payable pursuant to the Merger Agreement. Stephens’ opinion does not address the merits of the underlying decision by AutoInfo to enter into the Merger Agreement, the merits of the Merger as compared to other alternatives potentially available to AutoInfo or the relative effects of any alternative transaction in which AutoInfo might engage, nor is it intended to be a recommendation to any person as to how to vote on the proposal to adopt the Merger Agreement.

Financing of the Merger (Page [***])

We anticipate that the total amount of funds necessary to complete the Merger will be approximately $60.2 million, in the aggregate, comprised of:

•	approximately $38.9 million to pay our stockholders (and holders of options) the amounts due to them under the Merger Agreement;

•	approximately $14.2 million to retire debt in connections with the transactions contemplated by the Merger Agreement; and

•	approximately (i) $4.7 million of AutoInfo transaction fees and expenses, including change of control payments, and (ii) $2.4 million for other miscellaneous fees and expenses.

These payments are expected to be funded by Parent from its cash on hand and committed availability under its credit facilities.

Comvest Guaranty (Page [***])

As a condition to AutoInfo entering into the Merger Agreement, Comvest Investment Partners IV, L.P., a majority equity holder of Parent, entered into a limited guaranty pursuant to which it guaranteed any and all obligations owing by Parent and Merger Sub to AutoInfo under the Merger Agreement.

Interests of the Certain Persons in the Merger (Page [***])

In considering the recommendation of the Special Committee, you should be aware that certain executive officers and directors of AutoInfo have interests in the transaction that are different from, or are in addition to, your interests as a stockholder. The Special Committee was aware of these actual and potential conflicts of interest and

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considered them along with other matters when it determined to recommend the Merger. These interests are described in more detail under "Interests of Certain Persons in the Merger" beginning on page [**] of this proxy statement. These differing interests include the following:

•	As a condition to Parent entering into the Merger Agreement, on February 28, 2013, Harry Wachtel, AutoInfo’s Chief Executive Officer and a director, Michael P. Williams, AutoInfo’s President, and Mark Weiss, AutoInfo’s Executive Vice President and a director, who we collectively refer to as the “Management Participants”, entered into an Exchange and Rollover Agreement (the “Rollover Agreement”) whereby: (i) Mr. Wachtel and Mr. Weiss will contribute shares of AutoInfo’s common stock in exchange for equity interests of Parent; and (ii) Mr. Williams will forego and forfeit cash payable to him in connection with the Merger on account of options to purchase common stock that were previously granted to him in exchange for profit interest units of Parent. Pursuant to the terms of the Rollover Agreement, the Management Participants will acquire an indirect ownership interest in AutoInfo upon the closing of the Merger and, as a result, the Management Participants will have a continuing interest in the profits and losses of AutoInfo after the Merger. The Management Participants will not, however, hold more than 5% of the outstanding limited liability company interests in Parent after the Merger. The equity interests of Parent to be issued to Mr. Wachtel and Mr. Weiss and the profits interests units of Parent to be issued to Mr. Williams, in each case pursuant to the Rollover Agreement, shall be subject to Parent’s Limited Liability Company Agreement (the “LLC Agreement”), which includes standard and customary transfer restrictions and buy/sell provisions.

•	As a condition to Parent entering into the Merger Agreement, on February 28, 2013, Mr. Wachtel and Mr. Williams entered into amended and restated employment agreements with AutoInfo that will become effective upon the closing of the Merger. Mr. Wachtel’s employment agreement provides for his part-time services as Chairman of the Board of AutoInfo for a two-year term of employment, as well as for severance benefits in the event he is terminated for certain reasons. Mr. William’s employment agreement provides for his full-time services as the Chief Executive Officer of AutoInfo, as well as for severance benefits in the event he is terminated for certain reasons. Under the amended and restated employment agreements, the responsibilities of the respective employees vary from their current responsibilities. Upon the closing of the Merger, the amended and restated employment agreements will replace and supersede the current employment agreement between AutoInfo and each of Mr. Wachtel and Mr. Williams.

• We have agreed to reimburse the Management Participants in the aggregate amount of $30,000 for fees and expenses of legal counsel they incurred to represent them in connection with the negotiation of the Rollover Agreement and their new employment agreements.

• AutoInfo’s existing employment agreements with each of Mr. Wachtel, Mr. Williams and William I. Wunderlich, our executive vice president and chief financial officer, provide that, in the event of a change of control, which the closing of the Merger will constitute, Messrs. Wachtel, Williams and Wunderlich shall each receive a lump-sum cash payment equal to one and one-half times his respective base salary plus one and one-half times his average annual bonus for the prior two years. Assuming that the Merger is consumated in the second quarter of 2013 as contemplated, Messrs. Wachtel, Williams and Wunderlich will be entitled to change of control payments in the amount of $1,060,000, $694,000 and $947,000, respectively.

•	Mr. Wachtel has agreed to enter into an indemnification agreement with Parent and Merger Sub for breaches of AutoInfo’s representations and warranties under the Merger Agreement, whereby $500,000 of Parent’s equity interests to be issued to Mr. Wachtel pursuant to the Rollover Agreement would be held in escrow and Mr. Wachtel would be responsible for 50% of any damages incurred by Parent and Merger Sub arising from breaches of AutoInfo’s representations and warranties under the Merger Agreement, subject to a $100,000 deductible and an indemnity cap of $500,000, any of which claims can be satisfied (at the election of Mr. Wachtel) in cash or set off against such equity interests (the “Indemnification Agreement”).

• Directors and officers own options to purchase shares of AutoInfo Common Stock. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option will become fully vested and will be cancelled and terminated and converted into the right to receive cash equal to the excess of the per share Merger consideration of $1.05 over the per share exercise price under such

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option, multiplied by the number of shares subject to the option, less any applicable tax withholding. Upon the closing of the Merger, directors and officers will receive approximately $450,000 with respect to the accelerated vesting of options.

• Each member of the Special Committee received a fee in the amount of $8,000 for such member’s services on the Special Committee. In addition, Mark K. Patterson received an incremental fee of $12,000 for serving as chairperson of the Special Committee.

• The Merger Agreement provides that Parent will indemnify each present and former director, officer, employee or agent of AutoInfo to the fullest extent provided in AutoInfo's certificate of incorporation, bylaws, or any indemnification agreements in effect as of the date of the Merger Agreement and the Delaware General Corporation Law (the “DGCL”). In addition, Parent will maintain AutoInfo's directors' and officers' liability insurance policy (or a substantially similar policy) relating to acts or omissions occurring prior to the Merger for at least six years following the completion of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page [***])

The exchange of shares of AutoInfo Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of AutoInfo Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. Backup withholding of tax may apply to cash payments to which a non-corporate U.S. holder is entitled under the Merger Agreement, unless the U.S. holder or other payee provides a taxpayer Identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. You should read the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [**] of this proxy statement for the definition of “U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. Because individual circumstances may differ, you should also consult your tax advisor regarding the particular effects of the Merger on your federal, state, local and/or foreign taxes.

Litigation Relating to the Merger (Page [***])

To AutoInfo’s knowledge, there is no pending litigation involving the Merger.

The Merger Agreement (Page [***])

Treatment of Common Stock and Options [***])

•

Common Stock.  At the effective time of the Merger, each share of AutoInfo Common Stock issued and outstanding (except for shares of AutoInfo Common Stock held by AutoInfo, Parent or Merger Sub, and shares held by stockholders of AutoInfo who have properly exercised their respective appraisal rights) will convert into the right to receive the per share Merger consideration of $1.05 in cash, without interest, less any applicable withholding taxes.

•	Options. At the effective time of the Merger, each outstanding option will become fully vested and will be cancelled and terminated and converted into the right to receive cash equal to the excess of the per share Merger consideration of $1.05 over the per share exercise price under such option, multiplied by the number of shares subject to such option, less any applicable tax withholding.

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No Solicitation of Takeover Proposals (Page [***])

From and after February 28, 2013, we are not permitted to: (i) solicit, initiate, willfully or intentionally cause, willfully or intentionally facilitate or willfully or intentionally encourage (including by way of furnishing information) any inquiries, proposals, offers or other efforts or attempts that constitute, or may reasonably be expected to lead to, any takeover proposal; (ii) participate in any discussions or negotiations with respect to a takeover proposal; or (iii) enter into any agreement related to a takeover proposal . Notwithstanding these restrictions, under certain circumstances, we may, from and after February 28, 2013, and prior to the time our stockholders adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if the Board receives an unsolicited, bona fide written takeover proposal and the Board (upon receipt of a recommendation by the Special Committee) reasonably determines in good faith that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal and with respect to which the Board determines in good faith, after consulting with and receiving the advice of outside counsel and its independent financial advisors, that the taking of such action is necessary in order for the Board to comply with its fiduciary duties to our stockholders under Delaware law, then we may, at any time prior to obtaining stockholder approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and after providing Parent not less than twenty four hours written notice of its intention to take such actions, furnish information to the party making such takeover proposal pursuant to a confidentiality agreement (which confidentiality agreement must be no less favorable to us than the confidentiality agreement between Parent and us, and shall not include any provision for an exclusive right to negotiate with us, and must provide that any non-public information exchanged between such person and us with respect to any takeover proposal, be disclosed to Parent) and participate in discussions and negotiations with respect to such takeover proposal.

See “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page [**] of this proxy statement and see “The Merger Agreement — Termination Fees” beginning on page [**] of this proxy statement.

Conditions to the Merger (Page [***])

The respective obligations of AutoInfo, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including: (i) the adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, by our stockholders; (ii) there not being any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any governmental authority or other law, rule, legal restraint or prohibition in effect preventing, restraining or rendering illegal the consummation of the Merger (each a “Restraint”); (iii) the accuracy of the representations and warranties of the parties; (iv) compliance by the parties with their respective obligations under the Merger Agreement; (v) the receipt of required consents; (vi) there not having occurred a material adverse effect with respect to AutoInfo; (vii) the receipt of written resignation letters from each of the members of the Board; (viii) stockholders holding no more than 5% of the shares of AutoInfo Common Stock having exercised appraisal rights under the DGCL; (ix) the execution and delivery of a flow of funds agreement; and (x) the consummation of the transactions contemplated by the Rollover Agreement.

Termination (Page [***])

We and Parent may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger.

The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time of the Merger as follows:

•	by either AutoInfo or Parent, if:

•	the Merger has not been consummated on or before August 27, 2013 (but this right to terminate will

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not be available to a party if the failure to consummate the Merger on or before August 27, 2013 was primarily due to the failure of such party to perform in any material respects any of its obligations under the Merger Agreement);

•	a Restraint is in effect and has become final and nonappealable (but this right to terminate will not be available to a party if the issuance of a restraint was primarily due to the failure of a party to perform its obligations under the Merger Agreement); or

•	our stockholders’ meeting has been held and completed and our stockholders have not adopted the Merger Agreement and the transactions contemplated thereunder, including the Merger, at such meeting or any adjournment or postponement of such meeting.

•	by Parent, if:

•	we shall have breached or failed to perform in any material respects any of our covenants or agreements set forth in the Merger Agreement or if any of our representations or warranties set forth in the Merger Agreement shall fail to be materially true, which breach or failure to perform (i) would give rise to a failure of the condition to Parent’s and Merger Sub’s obligation to close the Merger, and (ii) cannot be cured by AutoInfo within thirty days following receipt of written notice from Parent of such breach or failure;

•	a material adverse effect shall have occurred with respect to the business, properties, assets, liabilities (contingent or otherwise), operation, condition (financial or otherwise), or results of operations of AutoInfo and its subsidiaries, taken as a whole, and cannot be cured by AutoInfo within thirty days following receipt of written notice from Parent of such material adverse effect; or

•	at any time prior to the adoption of the Merger Agreement by our stockholders, the Board has failed to recommend against any takeover proposal or failed to reaffirm the Board’s recommendation at least five days prior to the Special Meeting after receipt of a written request from Parent if such request is made following a takeover proposal with respect to AutoInfo; or

•	there are any actions, lawsuits, litigations, arbitrations, or claims against AutoInfo or any of its subsidiaries that (i) are not related to the Merger or our business operations, (ii) are materially adverse to AutoInfo and its subsidiaries, taken as a whole, and (iii) are not resolved on or before the earlier of (a) sixty days of the commencement of such action, lawsuit, litigation, arbitration, or claim, or (b) August 27, 2013.

•	by AutoInfo, if:

•	Parent or Merger Sub shall have breached or failed to perform in any material respects any of its covenants or agreements set forth in the Merger Agreement or if any of its representations or warranties set forth in the Merger Agreement shall fail to be materially true, which breach or failure to perform (i) would give rise to a failure of a condition to AutoInfo’s obligation to close the Merger, and (ii) cannot be cured by Parent within thirty days following receipt of written notice from Parent of such breach or failure; or

•	at any time prior to the adoption of the Merger Agreement by our stockholders, in order to concurrently enter into an agreement with respect to a superior proposal that constitutes a superior proposal, if (i) AutoInfo has complied with its obligations described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page [**] of this proxy statement and (ii) prior to or concurrently with such termination, we pay Parent the termination fee and expense reimbursement discussed in the section entitled “The Merger Agreement — Termination Fees” beginning on page [**] of this proxy statement.

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Termination Fees (Page [***])

If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement — Termination” beginning on page [**] of this proxy statement, AutoInfo will be obligated to pay to Parent a termination fee of $1.5 million.

Expense Reimbursement (Page [***])

If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement — Termination” beginning on page [**] of this proxy statement, AutoInfo will be obligated to reimburse Parent for cost and expenses incurred in connection with the proposed transaction up to $1.25 million.

Appraisal Rights (Page [***])

You are entitled to appraisal rights under the DGCL in connection with the Merger, provided that you meet all of the conditions set forth in Section 262 of the DGCL. If you meet all conditions required to make a proper demand for appraisal rights, you are entitled to have the fair value of your shares of AutoInfo Common Stock determined by the Delaware Court of Chancery and to receive cash payment based on that valuation instead of receiving the per share Merger consideration provided under the Merger Agreement. The ultimate amount you receive in an appraisal proceeding may be less than, equal to, or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to AutoInfo before the vote is taken on the Merger Agreement and you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page [**] of this proxy statement and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your shares of AutoInfo Common Stock through a bank, broker, trustee or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trustee or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the bank, broker, trustee or other nominee. In view of the complexity of the procedures specified under the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Market Prices of AutoInfo Common Stock and Dividend Information (Page [***])

The closing price of AutoInfo Common Stock on the Nasdaq Over-the-Counter Bulletin Board (“OTCBB”) on February 28, 2013, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $0.98 per share. On [**], 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for AutoInfo Common Stock on the OTCBB was $____ per share. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of AutoInfo Common Stock. We have never declared or paid cash dividends on our Common Stock and the terms of the Merger Agreement provide that, from the date of the Merger Agreement until the effective time of the Merger, we may not declare, set aside or pay any dividends on shares of our Common Stock.

Delisting and Deregistration of AutoInfo Common Stock (Page [***])

If the Merger is completed, you will no longer be a stockholder of AutoInfo, and AutoInfo Common Stock will no longer be quoted on the OTCBB and it will be deregistered under the Securities Exchange Act of 1934, as amended,

9

(the “Exchange Act”). As such, we would no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of AutoInfo Common Stock.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as an AutoInfo stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [**] of this proxy statement.

Q:	What is the proposed transaction and what effects will it have on AutoInfo?

A:	The proposed transaction is the acquisition of AutoInfo by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into AutoInfo, with AutoInfo continuing as the surviving corporation, and the separate corporate existence of Merger Sub shall thereupon cease. As a result of the Merger, AutoInfo will become a subsidiary of Parent and will no longer be a publicly-traded corporation, AutoInfo Common Stock will be delisted from the OTCBB and deregistered under the Exchange Act, we will no longer file periodic reports with the SEC on account of AutoInfo Common Stock, and you will no longer have any interest in our future earnings or growth.

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the per share Merger consideration of $1.05 in cash, without interest, less any applicable withholding taxes, for each share of AutoInfo Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of AutoInfo Common Stock, you will receive $105.00 in cash in exchange for your shares of AutoInfo Common Stock, less any applicable withholding taxes.

Q:	Will I own any shares of AutoInfo Common Stock or Parent Common Stock after the Merger?

A:	No. You will be paid cash for your shares of AutoInfo Common Stock. Our stockholders will not have the option to receive equity interests of Parent in exchange for their shares instead of cash (other than Mr. Wachtel, Mr. Williams and Mr. Weiss pursuant to the Rollover Agreement).

Q:	How does the per share Merger consideration compare to the market price of AutoInfo Common Stock prior to announcement of the Merger?

A:	The per share Merger consideration represents a premium of approximately 7% to the closing price of AutoInfo Common Stock on February 28, 2013, the last trading day prior to the public announcement of the Merger Agreement, and a premium of approximately 22% to the average price for the six month period preceding February 28, 2013.

Q:	How does the Board recommend that I vote in connection with Proposal #1?

A:	The Board unanimously recommends that you vote “FOR” approval of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger and “FOR” approval of

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the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Q:	What was the role of the Special Committee?

A:	The Board determined that it was advisable and in the best interests of AutoInfo and its stockholders to form the Special Committee, consisting solely of non-employee, independent directors, for the purpose of directing a full review of strategic alternatives for AutoInfo. The Board appointed each of Mr. Patterson, Thomas C. Robertson and Peter C. Einselen as members of the Special Committee. Mr. Patterson served as chairperson of the Special Committee. The Special Committee was delegated full power and authority to: (i) review and evaluate the terms and conditions, and determine the advisability, of a potential Merger of AutoInfo; (ii) participate, directly or through their or AutoInfo’s advisors, in negotiations with potentially interested parties of the terms and conditions of a Merger; and (iii) recommend to the Board whether a Merger should be approved or disapproved and any other action that should be taken by AutoInfo in respect to a Merger transaction. In connection with the approval of the Merger Agreement, the Board determined to preserve the Special Committee and maintain its previously delegated power and authority so that it could: (i) consider, evaluate and negotiate the terms and conditions of any alternative transaction; and (ii) recommend, if appropriate, any alternative transaction to the Board as being in the best interests of AutoInfo and its stockholders. See the section entitled “The Merger – Background of the Merger beginning on page [**] of this proxy statement.

Q:	When do you expect the Merger to be completed?

A:	We are working towards completing the Merger as soon as possible. Assuming timely satisfaction of closing conditions, we anticipate that the Merger will be completed in the second quarter of calendar 2013. If our stockholders vote to approve the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger. See the sections entitled “The Merger Agreement — Closing” and “The Merger Agreement — Effective Time” beginning on page [**] of this proxy statement.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted by the stockholders of AutoInfo or if the Merger is not completed for any other reason, the stockholders of AutoInfo will not receive any payment for their shares of AutoInfo Common Stock in connection with the Merger. Instead, AutoInfo will remain an independent public company and AutoInfo Common Stock will continue to be quoted on the OTCBB. Under specified circumstances, AutoInfo may be required to pay to or receive from Parent a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement - Termination Fees” beginning on page [**] of this proxy statement.

Q:	Is the Merger expected to be taxable to me?

A:	Yes. The exchange of shares of AutoInfo Common Stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [**] of this proxy statement) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of AutoInfo Common Stock in the Merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the Merger and your adjusted tax basis in your shares of AutoInfo Common Stock. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [**] of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

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Q:	Do any of AutoInfo’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:	Yes. In considering the recommendation of the Board with respect to the Merger Agreement and the Merger, you should be aware that certain of AutoInfo’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. The Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement and the transactions contemplated thereunder, including the Merger, be adopted by the stockholders of AutoInfo. See “The Merger — Interests of Certain Persons in the Merger” beginning on page [**] of this proxy statement.

Q:	What happens to AutoInfo stock options in the Merger?

A:	Upon the consummation of the Merger, all outstanding options to acquire AutoInfo Common Stock will accelerate and vest in full and will then be cancelled. In consideration for the cancellation of the options, the holder of any such option will receive an amount equal to the number of shares of AutoInfo Common Stock underlying the option multiplied by the amount (if any) by which $1.05 exceeds the exercise price for each share of AutoInfo Common Stock underlying the options, without interest and less any applicable withholding taxes. If the exercise price of the option is equal to or exceeds $1.05, the holder of such option will not be entitled to any payment in connection with the cancellation thereof.

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:	You are receiving this proxy statement and proxy card or voting instruction form because you own shares of AutoInfo Common Stock as of [**], 2013, the record date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of AutoInfo Common Stock with respect to such matters.

Q:	When and where is the Special Meeting?

A:	The Special Meeting of stockholders of AutoInfo will be held on [**], 2013 at 9:00 A.M. Eastern Time, at The Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487.

Q:	What am I being asked to vote on at the Special Meeting?

A:

You are being asked to consider and vote on the following proposals:

Proposal 1: Approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Proposal 2: Approval, on a non-binding, advisory basis, of change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo.

Proposal 3: Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger if there are insufficient votes to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

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Q:	Why is AutoInfo asking that its stockholders approve, on an advisory non-binding basis, change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger?

A:	Rules adopted by the SEC require that AutoInfo provides its stockholders with the opportunity to vote to approve, on an advisory non-binding basis, change of control payments that certain executive officers of Autoinfo will receive upon the consummation of the Merger. The approval of these change of control payments is not a condition to completion of the Merger and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on AutoInfo or the Board.

Q:	What vote is required to approve each proposal?

A:	Proposal #1: Approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of AutoInfo Common Stock.

Proposal #2: Approval, on a non-binding, advisory basis, of change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo requires the affirmative vote, in person or by proxy, of the holders of a majority of the shares of AutoInfo Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote thereon.

Proposal #3: Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger if there are insufficient votes to approve, adopt and ratify the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of AutoInfo Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote thereon.

Q:	Who can vote at the Special Meeting?

A:	All of our holders of AutoInfo Common Stock of record as of the close of business on [**], 2013, the record date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of AutoInfo Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of AutoInfo Common Stock that such holder owned as of the record date.

Q:	What is a quorum?

A:	A majority of the shares of AutoInfo Common Stock outstanding at the close of business on the record date and entitled to vote at the meeting, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. An abstention, but not a broker non-vote, will be counted for purposes of determining a quorum. A quorum is necessary to transact business at the Special Meeting.

Q:	How do I vote?

A:	If you are a stockholder of record as of the record date, you may have your shares of AutoInfo Common Stock voted on matters presented at the Special Meeting in any of the following ways:

•	in person — you may attend the Special Meeting and cast your vote there;

•	by proxy — stockholders of record can choose to vote by proxy by signing and dating the proxy card you receive and returning it in the accompanying pre-paid reply envelope;

•	over the Internet — the website for Internet voting is identified on your proxy card; or

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•	by using a toll-free telephone number noted on your proxy card.

If you are a beneficial owner, please refer to the instructions provided by your bank, broker, trustee or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, broker, trustee or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of AutoInfo Common Stock, and to confirm that your voting instructions have been properly recorded, when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the Special Meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying pre-paid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of AutoInfo Common Stock will be represented at the Special Meeting if you are unable to attend.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares of AutoInfo Common Stock are registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares of AutoInfo Common Stock, the “stockholder of record.” This proxy statement and your proxy card have been sent directly to you by AutoInfo.

If your shares of AutoInfo Common Stock are held through a bank, broker, trustee or other nominee, you are considered the “beneficial owner” of shares of AutoInfo Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker, trustee or other nominee who is considered, with respect to those shares of AutoInfo Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares of AutoInfo Common Stock by following their instructions for voting.

Q:	If my shares of AutoInfo Common Stock are held in “street name” by my bank, broker, trustee or other nominee, will my bank, broker, trustee or other nominee vote my shares of AutoInfo Common Stock for me?

A:	Your bank, broker, trustee or other nominee will only be permitted to vote your shares of AutoInfo Common Stock if you instruct your bank, broker, trustee or other nominee how to vote. You should follow the procedures provided by your bank, broker, trustee or other nominee regarding the voting of your shares of AutoInfo Common Stock. If you do not instruct your bank, broker, trustee or other nominee to vote your shares of AutoInfo Common Stock, your shares of AutoInfo Common Stock will not be voted and the effect will be the same as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement, and your shares of AutoInfo Common Stock will not have an effect on the proposal to adjourn the Special Meeting or the advisory non-binding proposal relating to the change of control payments, regardless of whether or not a quorum is present.

Q:	How can I change or revoke my vote?

A:	If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the Special Meeting begins, or by voting by ballot at the Special Meeting. Attending the Special Meeting, by itself, is not enough to revoke a proxy. If you are a beneficial owner and wish to revoke your voting instructions, you should follow the instructions provided by your bank, broker, trustee or other nominee.

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Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” The Board has designated Mr. Wachtel and Mr. Wunderlich, and each of them, with full power of substitution, as proxies for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares of AutoInfo Common Stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of AutoInfo Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify that your shares of AutoInfo Common Stock be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and “FOR” approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Q:	What happens if I fail to vote or I abstain from voting?

A:	If you do not vote, it will be more difficult for us to obtain the vote necessary to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals. An abstention, but not a broker non-vote, will be counted for purposes of determining a quorum. However, if you are the stockholder of record, and you fail to vote by proxy or by ballot at the Special Meeting, your shares will not be counted for purposes of determining a quorum. Abstentions, failures to submit a proxy card or vote in person and broker non-votes will be treated in the following manner with respect to determining the votes received for each of the proposals:

•	an abstention, failure to submit a proxy card or vote in person or a broker non-vote will be treated as a vote “AGAINST” Proposal #1;

•	an abstention will be treated as a vote “AGAINST” Proposal #2 and a failure to submit a proxy card or vote in person will have no effect on Proposal #2; and

•	an abstention will be treated as a vote “AGAINST” Proposal #3 and a failure to submit a proxy card or vote in person will have no effect on Proposal #3.

Q:	Who will count the votes?

A:	A representative of our transfer agent, American Stock Transfer, will count the votes and act as an inspector of election.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:	If you hold shares of AutoInfo Common Stock in “street name” through a bank, broker, trustee or other nominee and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting.

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These should each be voted and/or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of AutoInfo Common Stock are voted.

Q:	What happens if I sell my shares of AutoInfo Common Stock before the Special Meeting?

A:	The record date for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of AutoInfo Common Stock after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger consideration to the person to whom you transfer your shares.

Q:	What happens if I have lost my stock certificate(s)?

A:	You will be sent a letter of transmittal promptly after completion of the Merger describing the procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your certificate. You may also be required to provide a bond in order to cover any potential loss.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Our directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will reimburse banks, brokers, trustees, nominees and other fiduciaries representing beneficial owners of shares of AutoInfo Common Stock for their expenses in forwarding soliciting materials to beneficial owners of AutoInfo Common Stock and in obtaining voting instructions from those owners.

Q:	What do I need to do now?

A:	Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, including the attached Annexes, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of AutoInfo Common Stock in your own name as the stockholder of record, please vote your shares of AutoInfo Common Stock by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-paid reply envelope, using the telephone number printed on your proxy card, or using the Internet voting instructions printed on your proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, broker, trustee or other nominee to see which of the above choices are available to you.

Q:	Should I send in my stock certificates now?

A:	No. You will be sent a letter of transmittal promptly after the completion of the Merger describing how you may exchange your shares of AutoInfo Common Stock for the per share Merger consideration. If your shares of AutoInfo Common Stock are held in “street name” by your bank, broker, trustee or other nominee, you will receive instructions from your bank, broker, trustee or other nominee as to how to effect the surrender of your “street name” shares of AutoInfo Common Stock in exchange for the per share Merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share Merger consideration for my shares of AutoInfo Common Stock?

A:	Yes, provided that you comply with all applicable requirements and procedures. As a holder of shares of AutoInfo Common Stock, you are entitled to appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See the section entitled “Appraisal Rights” beginning on page [**] of

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this proxy statement and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement.

Q:	Who can help answer my other questions?

A:	If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of AutoInfo Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact _________________, by telephone toll-free at ______________ or by email at __________________.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and AutoInfo’s expectations, beliefs and intentions. All forward looking statements included in this proxy statement are based on information available to AutoInfo on the date hereof. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “Questions and Answers about the Special Meeting and the Merger,” “Proposal #1 — The Merger,” “Opinion of Stephens, Financial Advisor,” “Financing of the Merger,” “Regulatory Approvals,” and “Litigation Related to the Merger.” In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “could,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond our control. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including among others:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions required for the consummation of the Merger;

•	failure or delay in consummation of the transaction for other reasons;

•	that the proposed transaction disrupts current plans and operations and the potential difficulties in employee and agent retention as a result of the Merger;

•	the effect of the announcement of the Merger on our customer relationships, operating results and business generally;

•	the diversion of our management’s attention from our ongoing business concerns;

•	the outcome of any legal proceedings that may be instituted against AutoInfo and/or others relating to the Merger Agreement;

•	limitations placed on our ability to operate the business by the Merger Agreement;

•	the amounts of the costs, fees, expenses and charges related to the Merger;

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•	changes in laws or regulations;

•	changes in the financial or credit markets or economic conditions generally;

and other risks as are mentioned in reports filed by AutoInfo with the SEC from time to time, including our most recent filing on Form 10-K. See “Where You Can Find More Information” beginning on page [**] of this proxy statement. We do not undertake any obligation to publicly release any revision to any forward-looking statements contained in this proxy statement to reflect events, changes and circumstances occurring after the date of this proxy statement or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this proxy statement.

PARTIES TO THE MERGER

AutoInfo, Inc.

6413 Congress Avenue

Suite #260

Boca Raton, Florida 33487

Tel:

AutoInfo, Inc., which we refer to herein as AutoInfo, a Delaware corporation, is headquartered in Boca Raton, Florida and is a non-asset based transportation services company, providing transportation capacity and related transportation services to shippers throughout the United States and Canada. Shares of AutoInfo Common Stock are currently quoted on the OTCBB under the symbol “AUTO”.

AutoInfo Holdings, LLC

525 Okeechobee Boulevard, Suite 1050
West Palm Beach, FL 33401
Tel: (561) 727-2000

AutoInfo Holdings, LLC, which we refer to herein as Parent, is a Delaware limited liability company and was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Parent is a majority-owned subsidiary of Comvest Investment Partners IV, LP, one of the investment funds managed by Comvest Partners, a private equity firm with over $1.3 billion of assets under management. Comvest Partners’ personnel include seasoned, senior level operating executives who partner with managers and owners of companies to operationally improve businesses and create long-term value. Since 2000, Comvest Partners has invested more than $1.6 billion of capital in over 110 public and private companies. Under the terms of the Merger Agreement, upon consummation of the proposed Merger, AutoInfo will be a wholly-owned subsidiary of Parent.

AutoInfo Acquisition Corp.

525 Okeechobee Boulevard, Suite 1050
West Palm Beach, FL 33401
Tel: (561) 727-2000

AutoInfo Acquisition Corp., which we refer to herein as the Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent, was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and

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into AutoInfo, with AutoInfo continuing as the surviving corporation, and the separate corporate existence of Merger Sub shall thereupon cease.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on [**], 2013 at 9:00 A.M. Eastern Time, at The Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487, or at any adjournment or postponement thereof. At the Special Meeting, holders of AutoInfo Common Stock will be asked to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. Our stockholders will also be asked to consider and vote to approve, solely on a non-binding, advisory basis, change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo.

Our stockholders must approve the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, for the Merger to occur. If our stockholders fail to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on [**], 2013 as the record date for the Special Meeting, and only holders of record of AutoInfo Common Stock on the record date are entitled to vote at the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of AutoInfo Common Stock at the close of business on the record date. On the record date, there were _________ shares of AutoInfo Common Stock outstanding and entitled to vote. Each share of AutoInfo Common Stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

A majority of the shares of AutoInfo Common Stock outstanding at the close of business on the record date and entitled to vote at the meeting, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. An abstention, but not a broker non-vote, will be counted for purposes of determining a quorum. Shares of AutoInfo Common Stock represented at the Special Meeting but not voted, including shares of AutoInfo Common Stock for which a stockholder directs an “abstention” from voting, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of AutoInfo Common Stock is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, then a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to solicit additional proxies.

Attendance

You are entitled to attend the Special Meeting only if you were a holder of AutoInfo Common Stock as of the close of business on [**], 2013, which we refer to as the record date, or hold a valid proxy for the Special Meeting. Since seating is limited, admission to the Special Meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a bank, broker, trustee or other nominee (i.e., in “street name”), you should provide proof of beneficial

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ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your bank, broker, trustee or other nominee, or similar evidence of ownership.

Vote Required

The votes required for each proposal are as follows:

Proposal #1. The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of AutoInfo Common Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. The required vote on Proposal #1 is based on the number of outstanding shares—not the number of shares actually voted. The failure of any AutoInfo stockholder to causes its shares to be voted (i.e., not submitting a proxy and not voting in person) and any abstention from voting by an AutoInfo stockholder will have the same effect as a vote against Proposal #1. Likewise, broker non-votes will have the same effect as voting against Proposal #1. Broker non-votes occur when a beneficial owner holding shares in “street name” does not instruct the broker, bank, trustee or other nominee that is the record owner of such stockholder’s shares on how to vote those shares on a particular proposal, and the broker, bank, trustee or other nominee does not have discretionary voting power with respect to such proposal. Consequently, the failure of a beneficial owner to provide voting instructions to its broker, bank, trustee or other nominee will have the same effect as a vote against Proposal 1. Pursuant to the Voting Agreement, approximately 22.3% of the shares of AutoInfo Common Stock outstanding as of the record date for the Special Meeting are committed to be voted in favor of Proposal #1. The approval of Proposal #1 will therefore require that approximately an additional 27.8% of the shares of AutoInfo Common Stock outstanding as for the record date for the Special Meeting are voted in favor of Proposal #1.

Proposal #2. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of AutoInfo Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote on the matter is required to approve, on a non-binding, advisory basis, change of control payments that certain executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo. The required vote on Proposal #2 is based on the number of shares present and entitled to vote on the matter—not the number of outstanding shares. However, while the Board intends to consider the vote resulting from this proposal, the vote is advisory only and therefore not binding on AutoInfo, and, if the Merger Agreement is approved by AutoInfo stockholders and the Merger is consummated, the compensation will be payable even if Proposal #2 is not approved. Brokers, banks, trustees and other nominees do not have discretionary authority with respect to Proposal #2; however, broker non-votes or the failure to otherwise submit a proxy will not affect the outcome of Proposal #2. Abstentions from voting on Proposal #2 will have the same effect as a vote against Proposal #2.

Proposal #3. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of AutoInfo Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote on the matter is required to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if there are insufficient votes to approve, adopt and ratify the Merger Agreement and the transactions contemplated thereunder, including the Merger. The required vote on Proposal #3 is based on the number of shares present and entitled to vote on the matter—not the number of outstanding shares. Abstentions from voting will therefore have the same effect as a vote against Proposal #3. Brokers, banks, trustees and other nominees do not have discretionary authority to vote on Proposal #3 and therefore will not be able to vote on Proposal #3 absent instructions from the beneficial owner. Accordingly, broker non-votes or the failure to otherwise submit a proxy will have no effect on the outcome of Proposal #3.

Other Matters of Business

At this time, AutoInfo is not aware of any other matters that will be presented for a vote at the Special Meeting. If any other matters properly come before the Special Meeting, the proxies will have the discretion to vote upon such

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matters in accordance with their best judgment. To the extent we receive proper notice of a stockholder’s intent to bring a matter before the Special Meeting, we will in advance of the Special Meeting advise stockholders as to how the proxies intend to vote on such matter.

How to Vote

If your shares of AutoInfo Common Stock are registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares of AutoInfo Common Stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by AutoInfo.

AutoInfo stockholders of record may submit a proxy in one of three ways or in person at the Special Meeting:

Internet: AutoInfo stockholders may submit their proxy over the Internet by going to www.voteproxy.com and following the on-screen instructions. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m., Eastern time, on ________ __, 2013. Stockholders will be given an opportunity to confirm that their voting instructions have been properly recorded. AutoInfo stockholders who submit a proxy this way should NOT send in their proxy card.

Telephone: AutoInfo stockholders may submit their proxy by calling ____________. Telephone proxy submission is available 24 hours a day and will be accessible until 11:59 p.m., Eastern time, on ________ __, 2013. Easy-to-follow voice prompts will guide stockholders and allow them to confirm that their instructions have been properly recorded. AutoInfo stockholders who submit a proxy this way should NOT send in their proxy card.

Mail: AutoInfo stockholders may submit their proxy by properly completing, signing, dating and mailing their proxy card in the postage-paid envelope (if mailed in the United States) included with this joint proxy statement/prospectus. AutoInfo stockholders who submit a proxy this way should mail the proxy card early enough so that it is received before the date of the Special Meeting

In Person: AutoInfo stockholders may vote in person at the Special Meeting or by sending a representative with an acceptable proxy that has been signed and dated. AutoInfo will provide a ballot for voting at the Special Meeting. Attendance at the Special Meeting will not, in and of itself, constitute a vote or a revocation of a prior proxy, however.

AutoInfo stockholders are encouraged to submit a proxy promptly. Each valid proxy received in time will be voted at the Special Meeting according to the choice specified, if any. Executed but uninstructed proxies (i.e., proxies that are properly signed, dated and returned but are not marked to tell the proxies how to vote) will be voted in accordance with the recommendations of the Board.

AutoInfo stockholders who hold their shares beneficially in “street name” and wish to submit a proxy must provide instructions to the broker, bank, trustee or other nominee that holds their shares of record as to how to vote their shares with respect to Proposals #1, #2 and #3. AutoInfo stockholders who hold their shares beneficially and wish to vote in person at the Special Meeting must obtain proxies issued in their own names (known as a “legal proxy”).

]If you have any questions or need assistance voting your shares, please contact _________________ by telephone toll-free at _____________or by email at _______________.]

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Revocation of Proxies

AutoInfo stockholders of record may change their proxy at any time before their shares are voted at the AutoInfo Special Meeting in any of the following ways:

•	sending a written notice of revocation to AutoInfo’ principal executive offices at 6413 Congress Avenue, Suite #260, Boca Raton, Florida 33487, Attention: William I. Wunderlich, Corporate Secretary, which must be received before their shares are voted at the Special Meeting;

•	properly submitting a new proxy card, which must be received before their shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and the earlier proxy is revoked);

•	submitting a proxy via Internet or by telephone at a later date (in which case only the later-submitted proxy is counted and the earlier proxy is revoked); or

•	attending the Special Meeting and voting by ballot in person. Attendance at the Special Meeting will not, in and of itself, constitute a vote or revocation of a prior proxy, however.

AutoInfo’s beneficial owners may change their voting instruction only by submitting new voting instructions to the brokers, banks or other nominees that hold their shares of record.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, any adjournment may be made without notice (if the adjournment is not for more than 30 days and a new record date has not been fixed). Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow AutoInfo’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. Assuming timely satisfaction or waiver of conditions to the Merger Agreement, we anticipate that the Merger will be completed in the second quarter of calendar 2013. If our stockholders vote to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger Agreement. See the sections entitled “The Merger Agreement — Closing” and “The Merger Agreement — Effective Time” beginning on page [**] of this proxy statement.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of AutoInfo Common Stock determined by the Delaware Court of Chancery and to receive cash payment based on that valuation instead of receiving the per share Merger consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to AutoInfo before the vote is taken on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and you must not vote in favor of the proposal to adopt the Merger Agreement, and the transactions contemplated thereunder, including the Merger. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See the section entitled “Appraisal Rights” beginning on

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page [**]of this proxy statement and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your shares of AutoInfo Common Stock through a bank, broker, trustee or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trustee or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the procedures specified under the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact _________________ by telephone toll-free at ______________ or by email at _______________.

THE MERGER (PROPOSAL #1)

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

The Merger Agreement provides that Merger Sub will merge with and into AutoInfo, with AutoInfo continuing as the surviving corporation, and the separate corporate existence of Merger Sub shall thereupon cease. As a result of the Merger, AutoInfo will cease to be a publicly-traded company. You will not own any shares of the capital stock of the surviving corporation (other than Mr. Wachtel, Mr. Williams and Mr. Weiss pursuant to the Rollover Agreement).

Merger Consideration

In the Merger, each outstanding share of AutoInfo Common Stock (except for certain shares held by AutoInfo, Parent or Merger Sub and shares held by stockholders who have properly exercised appraisal rights) will be converted into the right to receive the per share Merger consideration of $1.05 in cash, without interest, less any applicable withholding taxes.

Background of the Merger

The Board and senior management periodically review AutoInfo’s long-term strategic plan with the goal of maximizing stockholder value. As part of this ongoing process, the Board and senior management periodically review strategic alternatives that may be available to AutoInfo.

During a regularly scheduled Board meeting in the first quarter of 2011, the Board engaged in a general discussion regarding AutoInfo’s financial results, budget, business, and financial prospects for the balance of the 2011 fiscal year. The Board discussed AutoInfo’s market value relative to the market value of comparable companies within the agent based, non-asset or asset-light industry. The Board concluded AutoInfo’s market valuation, which had changed little over the preceding several years, did not accurately reflect AutoInfo’s financial and operational results. The Board further concluded industry research analysts were not focusing on AutoInfo and AutoInfo was not well positioned to attract the interest of institutional investors, due to its relative size, stock price, and lack of listing on a national exchange. The Board expressed concern over the general lack of liquidity for holders of AutoInfo Common Stock, the disparity between the inherent value of AutoInfo versus the market value of AutoInfo, and the general lack of interest in AutoInfo from the investment community. The Board determined it to be in the interest of AutoInfo’s stockholders to commence an organized exploration of strategic options in an effort to enhance stockholder value, including a potential sale of AutoInfo.

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On March 31, 2011, the price per share of AutoInfo Common Stock closed at $0.70.

During July 2011, the Board requested that Stephens, an investment bank with substantial expertise in the transportation industry, deliver to AutoInfo a summary market analysis of AutoInfo. On July 29, 2011, Stephens delivered a report (the “Stephens Report”), which indicated that the performance of AutoInfo Common Stock lagged behind many of its peers within the transportation sector and comparable companies in such sector with higher revenues and net income received market valuations at a higher multiple than their smaller peers, including AutoInfo. The Stephens Report generally set forth a number of strategic options for AutoInfo, including organic growth opportunities, acquisitions, a change of control transaction and stockholder distributions. The Board reviewed and discussed the market analysis and each strategic option set forth in the Stephens Report.

In August 2011, Mr. Patterson, an independent Director and Chairman of the Board’s Audit Committee, met with AutoInfo’s senior management team (namely, Mr. Wachtel, Mr. Wunderlich and Mr. Williams) to discuss in detail the analysis received from Stephens and the strategic alternatives set forth in the Stephens Report. The parties discussed the possibility of a sale of AutoInfo to a financial or strategic buyer, and the related potential structure, effect on AutoInfo’s operations, and value to AutoInfo’s stockholders. Messrs. Wachtel, Wunderlich and Williams expressed unequivocal support of the Board’s effort to pursue additional value for AutoInfo’s stockholders through a strategic transaction.

Moreover in August 2011, the Board met telephonically and discussed further the Stephens Report and the meetings between Mr. Patterson and AutoInfo’s senior management team. The Board resolved to explore, on a confidential basis, the possibility of the sale of AutoInfo. The Board identified three companies that were actively engaged in acquisitions within AutoInfo’s industry, and directed Mr. Patterson and Mr. Wachtel to initiate contact with such identified acquirors.

In August 2011, Mr. Patterson initiated contact with an industry competitor, to which we refer as “Party A”, though an acquaintance on Party A’s Board of Directors. The contact later advised Mr. Patterson that the Chairman of Party A’s Board of Directors was interested in speaking with Mr. Patterson regarding a strategic partnership between the two companies. Mr. Patterson and Party A’s Chairman of the Board of Directors held a series of telephonic meetings in October 2011 and November 2011. During these discussions Party A’s Chairman of the Board of Directors advised Mr. Patterson that AutoInfo’s market valuation was fairly accurate, Party A was involved in a series of internal business initiatives which would prevent immediate consideration of a strategic partnership with AutoInfo, and Party A might be willing to consider a future acquisition of AutoInfo at a price per share in the range of AutoInfo’s then current market price (subject to diligence). Mr. Patterson and Party A’s Chairman of the Board of Directors agreed to cease further discussions at that time.

During September 2011, Mr. Patterson and Mr. Wachtel held discussions with representatives of a potential strategic buyer, to which we refer as “Party B”. Thereafter, representatives of Party B held additional discussions with members of AutoInfo’s senior management team. Party B expressed an interest in merging with AutoInfo in a stated effort to capitalize on the synergies between the two companies and to take advantage of the higher market multiples generally realized by larger companies in the segment. Party B ultimately presented the Board with a nonbinding indication of interest outlining a proposed acquisition of all of AutoInfo’s equity in exchange for a combination of cash and common stock of Party B. After a thorough consideration of Party B’s indication of interest, the Board concluded that Party B was not an ideal merger candidate for AutoInfo for a number of reasons, including, but not limited to, the dilution of AutoInfo’s stockholders, the lack of a developed market for Party B’s common stock and related liquidity concerns, and the difference in Party B’s growth potential versus AutoInfo’s growth potential.

During October 2011, an affiliate of an institutional investor of AutoInfo facilitated a meeting between Mr. Patterson and a representative of a potential financial buyer, to which we refer as “Party C”. Following the introductory conversation, Mr. Patterson introduced the Party C representative to Mr. Wachtel, who explained in detail AutoInfo’s operations and business philosophy. Shortly thereafter, additional meetings were held between Mr. Wachtel and the Party C representative, to discuss the specific terms of a possible investment in, or acquisition of,

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AutoInfo by Party C. In December 2011, the Party C representative contacted Mr. Patterson to advise that Party C’s investment committee had determined to terminate discussions with AutoInfo and to focus on other target companies within the transportation industry.

Between September 1, 2011 and November 30, 2011, the price per share of AutoInfo Common Stock ranged between $0.50 and $0.70.

At a regularly scheduled Board meeting on December 14, 2011, Mr. Patterson and Mr. Wachtel informed the Board of the results of their discussions with Party A, Party B and Party C. The Board discussed AutoInfo’s financial performance, business initiatives, financial metrics, projections, and market valuation, as well as the trading market for, and liquidity of, AutoInfo Common Stock. The Board resolved to have preliminary discussions with investment banking firms to determine if strategic alternatives were available to AutoInfo that would provide more value to AutoInfo’s stockholders. The Board formed a Strategic Initiatives Committee (the “SIC”) to interview investment banks and make a recommendation to the Board. Mr. Patterson and Mr. Wachtel were appointed members of the SIC, with Mr. Patterson serving as its Chairman.

Immediately after the December 14, 2011 Board meeting adjourned, the SIC held an initial meeting to discuss the strategy and approach of the SIC to achieve its mandate.

Over the next 30 days, the SIC interviewed and held discussions with representatives of four investment banking firms, including Stephens, each of which had extensive experience and expertise in the transportation and logistics industry. Each investment bank sought to act as a financial advisor to the Board and AutoInfo and presented their respective analysis of AutoInfo’s business and market outlook, industry positioning, and potential strategic planning and alternatives. Each investment bank discussed AutoInfo’s financial and operational performance, and valuation and stock price challenges despite AutoInfo’s track record of revenue and profit growth, as well as their respective knowledge of AutoInfo’s business sector. Each investment bank presented a variety of strategic alternatives to the SIC, including the sale of AutoInfo, an equity and/or debt financing, and strategic acquisitions. The investment banks discussed possible outcomes and responded to questions and concerns of the SIC.

On January 21, 2012, the SIC held a telephonic meeting, and after considering the presentations made by each investment bank, including their respective qualifications, reputation, experience, and expertise, the SIC resolved to recommend to the Board that Stephens be engaged by AutoInfo to advise AutoInfo on strategic alternatives. On January 23, 2012, the Board executed an advisory agreement with Stephens.

Over the next two weeks, the Board and the SIC communicated several times to discuss the potential risks and benefits involved in the execution of AutoInfo’s business plan as an independent company, the strategic alternatives available to AutoInfo, and the process of identifying parties interested in engaging in a strategic transaction with AutoInfo. As a result, it was determined that the Board, through Stephens, would conduct a controlled process with the goal of effecting a sale of AutoInfo.

During February 2012, Stephens conducted due diligence on AutoInfo, conducted multiple interviews with AutoInfo’s senior management team, established an electronic data site populated with AutoInfo due diligence materials, and prepared and finalized AutoInfo’s Confidential Information Memorandum (the “CIM”) and a list of potential buyers.

In March 2012, the Board, AutoInfo’s senior management, and Stephens held a meeting to review and approve the CIM, to discuss the potential list of buyers, as well as to discuss due diligence related matters, deal process and strategy, and the potential timing of a transaction.

On March 31, 2012, the price per share of AutoInfo Common Stock closed at $0.77.

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Over the ensuing couple of months, Stephens contacted 164 potential acquirors of AutoInfo, including 115 financial buyers and 49 strategic buyers. The Board and Stephens negotiated and entered into nondisclosure agreements with 71 potential acquirors, which agreements contained customary restrictions on the disclosure and use of confidential information, and standstill provisions restricting the prospective acquirors’ ability to purchase AutoInfo’s securities or engage in other takeover activities without AutoInfo’s consent. Upon execution of the nondisclosure agreement, the prospective acquirors were given the CIM and information on the sale process.

By mid-June 2012, Stephens had received 10 indications of interest (“IOI’s”) from potential acquirors of AutoInfo, with prices ranging from $0.90 to $1.36 per share of AutoInfo Common Stock. Each IOI was subject to certain stated assumptions and to further due diligence of AutoInfo and its business and operations.

AutoInfo’s senior management and Stephens conducted management presentations with nine of the ten potential acquirors that submitted IOI’s. The potential acquirors were granted access to AutoInfo’s electronic data site.

On June 28, 2012, at a meeting of the Board, the directors discussed the status of the process being conducted by Stephens on AutoInfo’s behalf and reviewed and discussed the related IOI’s. It was determined that it would be beneficial for the Board to form the Special Committee for the purposes of overseeing the process and handling the logistics of exploring potential strategic alternatives. The Board established the Special Committee and appointed Mr. Patterson (who was elected Chairman of the Special Committee), Mr. Einselen, and Mr. Robertson, each of whom was an independent non-employee director of AutoInfo. The Special Committee was charged with reviewing and evaluating potential strategic transactions, including remaining an independent company, and authorized to negotiate on behalf of the Board and AutoInfo, and, if appropriate, to make a recommendation to the Board with respect to the sale of AutoInfo. The Special Committee was also authorized to engage outside advisors, including investment bankers, attorneys, auditors, and consultants, as it deemed necessary to perform its obligations and responsibilities.

Immediately after the June 28, 2012 Board meeting adjourned, the Special Committee held an initial meeting to discuss the formation of the Special Committee and its objective. Thereafter, the Special Committee interviewed Roetzel & Andress LPA (“R&A”) to serve as outside independent legal counsel to the Special Committee. The Special Committee assessed R&A’s experience and expertise and engaged R&A in connection with the potential sale of AutoInfo.

On June 29, 2012, the price per share of AutoInfo Common Stock closed at $0.85.

By July 1, 2012, AutoInfo, through its advisor, Stephens, had received from two potential strategic and three potential financial acquirors that had previously submitted IOI’s, three written letters of intent (“LOI’s”) and two verbal indications expressing interest in acquiring AutoInfo. The prices submitted in the LOI’s ranged from $0.85 to $1.30 per share of AutoInfo Common Stock.

On July 2, 2012, at a meeting of the Special Committee attended by Stephens and R&A, Stephens updated the Special Committee on the status of the process being conducted by Stephens and presented a summary of the three LOI’s and the two verbal indications, including an analysis of total consideration payable to AutoInfo’s stockholders, transaction multiples and premiums, key valuation and financing terms, key process terms, key legal terms, and sources and uses of the transaction consideration. A discussion ensued regarding the process timeline and feedback received regarding the management presentations and ongoing due diligence regarding AutoInfo and its business and operations. R&A counseled and advised the Special Committee regarding its fiduciary duties. The Special Committee members evaluated the LOI’s and AutoInfo’s option to continue as an independent publicly-traded company, and the Special Committee members asked questions of, and received answers from, R&A and Stephens. The Special Committee determined that it was appropriate to continue the strategic process and directed Stephens to

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engage in negotiations with the potential acquirors that submitted LOI’s in an effort to persuade each acquiror to increase their respective stated price per share of AutoInfo Common Stock.

During the following weeks, the potential acquirors conducted due diligence on AutoInfo and its business and operations, and Stephens held negotiations with each acquiror in an effort to persuade such acquirer to increase the price per share of AutoInfo Common Stock proposed in their respective LOI’s.

On July 5, 2012, at a meeting of the Special Committee attended by Stephens and R&A, Stephens updated the Special Committee on its negotiations with each of the three potential acquirors and the final terms of their LOI’s. After discussion, the Special Committee concluded the offer of one of the potential acquirors, to which we refer as “Party D”, represented the highest and best offer. The Special Committee presented its recommendation to the Board and, by unanimous vote, the Board agreed to pursue a transaction with Party D.

On August 14, 2012, AutoInfo entered into an LOI with Party D. The LOI provided for Party D’s purchase of all outstanding shares of AutoInfo Common Stock for a price of$1.30 per share and a forty-five day exclusivity period, during which period, Party D would continue its due diligence investigation of AutoInfo and its business and operations, and AutoInfo and Party D would negotiate definitive transaction documents.

Over the next 30 days Party D conducted due diligence on AutoInfo and its business and operations.

On September 14, 2012, Stephens notified the Special Committee that Party D had elected not to proceed with the transactions set forth in its LOI, and, as a result, AutoInfo and Party D entered into a letter agreement terminating the LOI, the exclusivity period set forth therein, and all negotiations with respect to such transactions.

The Special Committee directed Stephens to contact the other parties that submitted LOI’s and to solicit LOI’s from other potential acquirors that had expressed interest in AutoInfo subsequent to AutoInfo entering into the exclusivity period with Party D.

Over the next several weeks Stephens approached those potential acquirors that during the last several months had expressed interest in pursuing an acquisition of AutoInfo. Subsequent to reaching out to the remaining parties, Stephens received two written LOI’s and two verbal IOI’s with prices ranging from $1.00 to $1.26 per share of AutoInfo Common Stock.

On November 12, 2012, at a meeting of the Special Committee attended by Stephens and R&A, Stephens updated the Special Committee on its negotiations with the four potential acquirors and the terms of their LOI’s. After discussion, the Special Committee concluded the offer submitted by Comvest Investment Partners Holdings, LLC (“Comvest”), represented the highest and best offer. The Special Committee presented its recommendation to the Board and, by unanimous vote, the Board resolved to pursue a transaction with Comvest, and entered into an LOI with Comvest. The Comvest LOI provided for the purchase of all of the outstanding shares of AutoInfo Common Stock at a price of $1.26 per share, and a 30 day exclusivity period, with an automatic extension of 15 days provided Comvest had completed its business due diligence and was in good faith working towards signing definitive documentation related to closing the proposed transactions.

On November 12, 2012, the price per share of AutoInfo Common Stock closed at $0.79.

On November 14, 2012, the Special Committee, AutoInfo’s senior management, R&A, and Stephens participated in a conference call to discuss the transaction process and timeline related to the Comvest LOI.

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On November 19, 2012: (i) R&A held an introductory conference call with McDermott Will & Emory, LLP (“MWE”), counsel for Comvest, and R&A and MWE determined that MWE would prepare and circulate an initial draft of the Merger Agreement; and (ii) Comvest representatives traveled to Jacksonville, Florida to meet with Mr. Williams.

On November 28, 2012, MWE presented: (i) R&A with the initial draft the Merger Agreement; and (ii) Mr. Wachtel and Mr. Williams with initial drafts of their respective amended and restated employment agreement. The Special Committee instructed each employee to review the proposed amended and restated employment agreement with their own legal counsel and to discuss questions and comments directly with Comvest.

On November 30, 2012, the price per share of AutoInfo Common Stock closed at $0.82.

On December 2, 2012, Mr. Patterson, acting as the Chairman, and on behalf, of the Special Committee, R&A, and Stephens discussed the terms and conditions of the draft Merger Agreement and agreed upon proposed revisions to the Merger Agreement. R&A prepared a revised draft of the Merger Agreement incorporating R&A’s, Mr. Patterson’s and Stephens’ collective comments, and on December 3, 2012 distributed the revised draft of the Merger Agreement to the Board and Morse, Zelnick, Rose & Lander, LLP, AutoInfo’s corporate and securities counsel (“MZRL”).

On December 5, 2012, the Board met telephonically to discuss the revised draft of the Merger Agreement, and R&A presented the terms and conditions of the revised draft of the Merger Agreement, focusing on the conditions to closing, termination events, breakup fees, expense reimbursement, and no-shop provisions. R&A and MZRL responded to questions from the Board regarding the revised draft of the Merger Agreement and the process to effectuate a closing of the Merger.

On December 12, 2012: (i) R&A presented the Special Committee’s initial comments on the revised draft of the Merger Agreement to MWE, and MWE updated R&A on the status of its legal due diligence investigation of AutoInfo; and (ii) Comvest presented the Special Committee with a written update on the status of its due diligence investigation related to AutoInfo and its business and operations. In connection with Comvest’s due diligence investigation of AutoInfo and its business and operations, Comvest had engaged outside consultants to conduct diligence on AutoInfo’s information technology systems, insurance, benefits plans, and accounting and tax matters. Also, Comvest requested that AutoInfo schedule a series of calls with AutoInfo’s agents and customers, and identified a number of commercial banks to negotiate a post-closing loan facility for AutoInfo.

On December 26, 2012, MWE presented R&A with a revised draft of the Merger Agreement, and notified R&A that based on the diligence conducted to date, Comvest would be contacting Stephens to discuss the purchase price for AutoInfo.

On December 27, 2012, Mr. Patterson, acting as the Chairman, and on behalf, of the Special Committee, R&A, and Stephens met telephonically and reviewed the revised draft of the Merger Agreement, and R&A explained the proposed revisions that had been accepted by Comvest and the remaining outstanding issues. It was agreed at this meeting that additional revisions would not be sent to MWE until Comvest had disclosed to Stephens its position on AutoInfo’s price per share for AutoInfo Common Stock.

On December 28, 2012, Comvest notified Stephens that, based upon Comvest’s due diligence investigation of AutoInfo and its business and operations, Comvest expected to adjust AutoInfo’s price per share for AutoInfo Common Stock. The parties discussed the results of Comvest’s due diligence and established a timeline for AutoInfo to respond to such findings.

On December 31, 2012, the price per share of AutoInfo Common Stock closed at $0.94.

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On January 3, 2013, Messrs. Wachtel, Wunderlich, and Williams, and Stephens, met with Comvest to discuss the status of Comvest’s due diligence and to respond to the results of Comvest’s due diligence investigation.

On January 9, 2013, Comvest advised Stephens that it was seeking to reduce the price per share of AutoInfo Common Stock to $0.96.

On January 10, 2013 and January 11, 2013, the Special Committee discussed Comvest’s proposal with AutoInfo’s senior management, Stephens and R&A. As a result of the foregoing discussions, the Special Committee resolved to counter with a price per share of AutoInfo Common Stock of $1.15, which Stephens communicated to Comvest.

On January 16, 2013, Comvest informed AutoInfo that it intended to purchase representations and warranties insurance with respect to breaches of AutoInfo’s representations and warranties set forth in the Merger Agreement.

On January 17, 2013, Mr. Wachtel offered to establish a $500,000 indemnity escrow pursuant to the Indemnification Agreement.

On January 18, 2013, subject to negotiation of the definitive Merger Agreement, Comvest and the Special Committee agreed to a price per share of AutoInfo Common Stock of $1.06.

On January 27, 2013, Comvest notified Stephens that based upon an increase in the amount of AutoInfo indebtedness in the fourth quarter of 2012, AutoInfo’s equity value had decreased and the price per share of AutoInfo Common Stock would need to be adjusted accordingly. The Special Committee, Stephens and AutoInfo’s senior management prepared and delivered to Comvest, an analysis demonstrating that the increase in indebtedness during the fourth quarter of 2012 was related primarily to growth in AutoInfo’s business and related operations.

On January 31, 2013, the price per share of AutoInfo Common Stock closed at $0.92.

Over the next several weeks: (i) Comvest continued its due diligence investigation of AutoInfo and its business and operations; (ii) AutoInfo’s senior management and R&A prepared AutoInfo’s disclosure schedules to the Merger Agreement; and (iii) the Special Committee and R&A, on the one hand, and Comvest and MWE, on the other hand, continued to negotiate the terms and conditions of the Merger Agreement.

On February 19, 2013, Comvest notified Stephens that Comvest had concluded its due diligence investigation of AutoInfo and its business and operations, and based upon new due diligence findings, Comvest was prepared to submit an offer of $1.00 per share of AutoInfo Common Stock.

Over the next several days, R&A and Mr. Patterson, acting as the Chairman, and on behalf, of the Special Committee, negotiated the following terms and conditions of the Merger Agreement with MWE and Comvest: (i) AutoInfo agreed to add a limited termination right for Comvest in the event of certain legal proceedings; (ii) Comvest agreed to modify the closing conditions to provide that AutoInfo’s representations and warranties would be subject a material adverse effect “bring down” standard, with certain exceptions; (iii) certain closing conditions were eliminated; (iv) the break-up fee was capped at $1.5 million and the expenses reimbursement was capped at $1.25 million; and (v) additional exceptions were added to the definition of material adverse effect.

On February 24, 2013, Mr. Patterson, acting as the Chairman, and on behalf, of the Special Committee and Stephens held a telephonic meeting with Comvest representatives. During the call, in an effort to resolve all open issues between AutoInfo and Comvest, Mr. Patterson proposed (i) a final price of $1.05 per share of AutoInfo Common Stock, (ii) a cap on AutoInfo’s indebtedness of $22 million, AutoInfo’s funded indebtedness of $15 million and AutoInfo’s transaction expenses of $5 million (iii) AutoInfo would support Mr. Wachtel’s decision to enter into the

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Indemnification Agreement with Comvest for breaches of AutoInfo’s representations and warranties under the Merger Agreement, whereby $500,000 of Parent’s equity interests to be issued to Mr. Wachtel pursuant to the Rollover Agreement would be held in escrow and Mr. Wachtel would be responsible for 50% of any damages incurred by Comvest arising from breaches of AutoInfo’s representations and warranties, subject to a $100,000 deductible and an indemnity cap of $500,000, any of which claims can be satisfied (at the election of Mr. Wachtel) in cash or set off against such equity interests.

On February 25, 2013, Comvest advised Mr. Patterson that Comvest was willing to proceed with its proposed transaction based on the terms and conditions presented during the February 24, 2013 telephone call.

On February 25, 2013, the price per share of AutoInfo Common Stock closed at $0.90.

Between February 25, 2013 and February 28, 2013: (i) the Special Committee and R&A, on the one hand, and Comvest and MWE, on the other hand, finalized the Merger Agreement; (ii) AutoInfo’s senior management team, Stephens, R&A and MZRL finalized AutoInfo’s disclosure schedules to the Merger Agreement; and (iii) all ancillary agreements to be executed contemporaneously with the Merger Agreement were finalized.

On February 28, 2013, at a telephonic meeting of the Special Committee (with all committee members in attendance) at which Stephens and R&A were present, R&A explained the fiduciary duties of the members of the Special Committee and the principal terms and conditions of the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Voting Agreement, the amended and restated employment agreements with Mr. Wachtel and Mr. Williams, the Rollover Agreement and the Indemnification Agreement. The Special Committee discussed the advantages and disadvantages of the proposed transaction, including those set forth in the “Reasons for the Merger; Recommendation of the Board” section on page [**] of this proxy statement. Stephens then reviewed its financial analysis relating to the price of $1.05 per share of AutoInfo Common Stock. At the request of the Special Committee, Stephens delivered its written opinion and explained that, as of the date of such written opinion and based upon and subject to various assumptions and limitations set forth in its written opinion, the price of $1.05 per share of AutoInfo Common Stock to be received by holders of the shares of AutoInfo Common Stock (other than Comvest and its directors, officers and affiliates and the directors, officers, managers and affiliates of AutoInfo) was fair, from a financial point of view, to such holders. The Special Committee asked Stephens questions, and received answers, concerning Stephens’ analysis and written opinion. The Special Committee further considered the terms and conditions of the proposed Merger, including the Merger Agreement and the transactions contemplated thereunder. After extensive discussion and deliberation, the Special Committee unanimously approved a recommendation to the Board that the Board vote for the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Immediately after the approval by the Special Committee, a telephonic meeting of the Board was convened (with all Board members in attendance), at which Stephens, R&A, MZRL, Mr. Wunderlich and Mr. Williams were present. R&A explained the fiduciary duties of the members of the Board and the principal terms and conditions of the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Voting Agreement, the amended and restated employment agreements with Mr. Wachtel and Mr. Williams, the Rollover Agreement and the Indemnification Agreement. The Board discussed the advantages and disadvantages of the proposed transaction, including those set forth in the “Reasons for the Merger; Recommendation of the Board” section on page [**] of this proxy statement. Stephens then reviewed its financial analysis relating to the price of $1.05 per share of AutoInfo Common Stock and provided it written opinion and explained that, as of the date of such written opinion and based upon and subject to various assumptions and limitations set forth in its written opinion the price of $1.05 per share of AutoInfo Common Stock to be received by holders of the shares of AutoInfo Common Stock (other than Comvest and its directors, officers and affiliates and the directors, officers, managers and affiliates of AutoInfo) was fair, from a financial point of view, to such holders. The Board asked questions, and received answers, concerning Stephens’ analysis and written opinion. The Board then further considered the terms and conditions of the Merger Agreement and the transactions contemplated thereunder, including the Merger. After further evaluation and discussion of the considerations set forth above, and of Stephens written opinion, it was determined that the Merger Agreement and

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the transactions contemplated thereunder, including the Merger and the price of $1.05 per share of AutoInfo Common Stock, was fair to, and in the best interests of, AutoInfo’s stockholders. The Board then unanimously approved the Merger Agreement and the transactions contemplated thereunder, including the Merger, and voted to recommend to AutoInfo’s stockholders that they vote to approve the Merger Agreement and the transactions contemplated thereunder, including the Merger.

On February 28, 2013, after the Board meeting adjourned, AutoInfo and Comvest executed the Merger Agreement.

On February 28, 2013, the price per share of AutoInfo Common Stock closed at $0.98.

AutoInfo issued a press release announcing the Merger Agreement on March 1, 2013.

Reasons for the Merger; Recommendation of the Special Committee and the Board

Special Committee

The Special Committee, consisting solely of non-employee independent directors and acting with the advice and assistance of the legal and financial advisors retained by the Special Committee, evaluated and negotiated the acquisition proposal by Parent, including the terms and conditions of the Merger Agreement. The Special Committee: (i) determined that the Merger consideration, the Merger Agreement and the Merger are advisable and fair to and in the best interests of AutoInfo and its stockholders (except for shares held by Parent and its directors, officers and affiliates and the directors, officers, managers and affiliates of AutoInfo); and (ii) recommended to the Board that the Board vote for the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

In the course of reaching its determination, the Special Committee considered the following factors and potential benefits of the Merger, each of which the members of the Special Committee believed supported its decision:

•	the current and historical market prices of AutoInfo Common Stock and the fact that the price of $1.05 per share of AutoInfo Common Stock represented a premium of approximately 7% to the closing price of AutoInfo Common Stock on February 28, 2013, the last trading day prior to the public announcement of the Merger Agreement and a premium of approximately 22% to the average price for the six month prior to February 28, 2013;

•	at no time in the twenty-four months prior to the execution and announcement of the Merger Agreement has the market price of AutoInfo Common Stock been equal to or greater than $1.00 per share;

•	the prospect that the following factors negatively affecting the our stock price would continue to negatively affect the our stock price in the future:

•	limited market liquidity;

•	AutoInfo Common Stock not being listed on a national exchange;

•	the concentration of holdings of AutoInfo Common Stock;

•	no industry analyst coverage;

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•	a low market capitalization relative to its publicly-traded peer group; and

•	given our size, the costs of being a public company outweighing the benefits of being a public company;

•	the Special Committee’s understanding of the business, operations, financial condition, earnings and prospects of AutoInfo, including our prospects on a stand-alone basis including:

•	the execution of an organic growth strategy based on increasing the size of our agent network;

•	the possible execution of an acquisition strategy with its related execution and operational risks; and

•	unusual or non-recurring changes to historic operations that may not occur in future operations;

•	the possible alternatives to the sale of AutoInfo, including continuing to operate AutoInfo on a stand-alone basis, and the significant risks and uncertainties associated with such alternatives, including the risks associated with our ability to achieve revenue growth and maintain margins and profitability at acceptable levels, compared to the certainty of realizing in cash a fair value for the our stockholders through the Merger;

•	the terms of the Merger Agreement and the related agreements, including:

•	the limited number and nature of the conditions to Parent’s obligation to consummate the Merger;

•	our ability, under certain circumstances specified in the Merger Agreement, at any time prior to the time our stockholders adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, to consider and respond to written takeover proposals or provide non-public information to or engage in discussions or negotiations with the person making such proposals if the Board, prior to taking any such actions, determines in good faith after consultation with financial advisors and legal counsel that (i) failure to take action would violate the directors’ fiduciary duties to AutoInfo’s stockholders, and (ii) the takeover proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal;

•	our ability, under certain circumstances specified in the Merger Agreement, to terminate the Merger Agreement in order to accept a superior proposal, subject to paying Parent a termination fee of $1.5 million (and reimbursement of Parent’s expenses up to $1.25 million);

•	the Board’s ability, under certain circumstances specified in the Merger Agreement, to withhold, withdraw, qualify or modify its recommendation that our stockholders vote to adopt the Merger Agreement, subject to Parent’s subsequent right to terminate the Merger Agreement and our subsequent obligation to pay a termination fee of $1.5 million (and reimbursement of Parent’s expenses up to $1.25 million);

•	the fact that the consummation of the Merger is not conditioned on Parent’s ability to secure debt financing or equity financing in order to pay the Merger consideration; and

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•	the fact that the termination date of August 27, 2013 under the Merger Agreement allows for sufficient time to complete the Merger;

•	the fact that the Merger consideration is all cash, allowing our stockholders to immediately realize a fair value for their investment, while also providing the stockholders certainty of value for their shares of AutoInfo Common Stock, while avoiding long-term business risk;

•	the financial presentation of Stephens, including its written opinion to the Special Committee dated February 28, 2013, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in such written opinion, the $1.05 per share in cash to be received by the holders of outstanding shares of AutoInfo Common Stock pursuant to the Merger Agreement was fair from a financial point of view to our public stockholders (see the section entitled “Opinion of Stephens, Financial Advisor,” beginning on page [**] of this proxy statement);

•	the availability of appraisal rights to holders of AutoInfo Common Stock who comply with all of the required procedures under the DGCL, which allows holders of AutoInfo Common Stock to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery and to receive cash payment based on that valuation instead of receiving the per share Merger consideration provided under the Merger Agreement (which fair value may be less than, greater than, or equal to the per share Merger consideration provided under the Merger Agreement;

•	the fact that, under the supervision of the Special Committee, Stephens contacted 164 parties that might be interested in acquiring AutoInfo to solicit their interest in acquiring AutoInfo, and of the 164 parties, none submitted either a non-binding or a binding proposal that the Special Committee deemed superior to the proposed Merger terms;

•	the fact that the negotiations of the transaction with Parent, including the Merger Agreement and the Merger, were conducted under the oversight of the Special Committee, which:

•	is comprised solely of independent directors who are not employees of AutoInfo and who have no material financial interest in the Merger that is different from that of our stockholders;

•	retained and received advice and assistance from the financial and legal advisors retained by the Special Committee in evaluating, negotiating and recommending the terms of the Merger Agreement; and

•	was delegated the power and authority to review and evaluate, participate in the negotiations of, and make recommendations to the Board with respect to a transaction or any alternative thereto.

•	the fact that the Merger is subject to the approval of our stockholders.

The Special Committee also considered the following variety of risks and other potentially negative factors (among others) concerning the Merger Agreement and the transactions contemplated thereunder, including the Merger:

•	the current uncertain state of the economy and general uncertainty surrounding forecasted economic conditions in both the near-term and the long-term;

•	the risks and costs to AutoInfo if the Merger does not close, including the diversion of management

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and employee/agent attention, potential employee/agent attrition and the potential effect on our business and our relationships with agents and customers;

•	the risk of a material decline in our share price or damage to our relationships with our agents and customers if the Merger does not close;

•	the fact that our stockholders will not participate in any future earnings or growth of AutoInfo and will not benefit from any appreciation in value of AutoInfo, including any appreciation in value that could be realized as a result of acquisitions or improvements to AutoInfo’s operations (other than Mr. Wachtel, Mr. Williams and Mr. Weiss pursuant to the Rollover Agreement);

•	the requirement that we pay Parent a termination fee of $1.5 million (and reimbursement of Parent’s expenses up to $1.25 million) if we enter into a definitive agreement as the result of a superior proposal, which may discourage other potential bidders from making a competing bid to acquire us;

•	the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the fact that certain of our directors and executive officers have financial interests in the Merger that are different from, or in addition to, those of our stockholders generally (see the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page [**] of this proxy statement);

•	the fact that the closing of the Merger is conditioned upon there being demands for appraisal from not more than 5% of the outstanding shares of AutoInfo Common Stock;

•	the fact that, even if the Merger is not completed we will be required to pay our legal and accounting fees, a portion of the investment banking fees to Stephens, and other miscellaneous fees;

•	the fact that, for U.S. federal income tax purposes, the transaction would be taxable to our stockholders that are U.S. holders; and

•	the fact that, while we expect that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger Agreement will be satisfied, and, as a result, the Merger may not be consummated.

This discussion summarizes the material factors considered by the Special Committee in its consideration of the Merger but is not meant to be an exhaustive list of the factors considered by the Special Committee. After considering these factors, the Special Committee concluded that the positive factors relating to the Merger Agreement and the Merger significantly outweighed the potential negative factors. In view of the wide variety of factors considered by the Special Committee, and the complexity of these matters, the Special Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Special Committee may have assigned different weights to various factors. As a result, the Special Committee unanimously determined that the Merger consideration, the Merger Agreement and the transactions contemplated thereunder, including the Merger, are advisable and fair to, and in the best interests of, AutoInfo and its stockholders and recommended to the Board that the Board vote for the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

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Board of Directors

The Board has concluded, based on, among other things: (i) the unanimous recommendation of the Special Committee; (ii) the historical and projected financial condition, results of operations and cash flows of AutoInfo and AutoInfo’s current and projected liquidity position; (iii) the current and future prospects for AutoInfo’s businesses; (iv) the written presentations by Stephens to the Special Committee and the Board of its fairness opinion as to the fairness of the Merger consideration to be received pursuant to the Merger Agreement by the holders of AutoInfo Common Stock (except for shares held by Parent and its directors, officers and affiliates and the directors, officers, managers and affiliates of AutoInfo) from a financial point of view; (v) the efforts of Stephens and management to investigate other alternatives to the Merger Agreement and the Merger; (f) the recent trading prices of, and volume of trading in, AutoInfo Common Stock; and (g) the terms of the Merger Agreement (including, without limitation, the provisions thereof that permit the Board to consider unsolicited bona fide, written takeover proposals and to accept a superior proposal and the termination fee and expense reimbursement payable by AutoInfo relating thereto, the payment by AutoInfo of the termination fees and expense reimbursement to Parent in the event AutoInfo commits a breach of the Merger Agreement that results in the termination of the Merger Agreement by Parent, and the likely timing of the Merger), that the transactions contemplated by the Merger Agreement (including the Merger) are advisable and fair to, and in the best interests of, AutoInfo and its stockholders and represent the best alternative for AutoInfo’s stockholders.

The foregoing discussion summarizes the material factors considered by the Board in its consideration of the Merger. In view of the wide variety of factors considered by the Board, and the complexity of these matters, the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board may have assigned different weights to various factors. The Board, based upon a recommendation from the Special Committee, unanimously approved and adopted the Merger Agreement and the transactions contemplated thereunder, including the Merger.

The Board recommended that the Merger Agreement be submitted to the stockholders of AutoInfo for approval and adoption at the Special Meeting and recommended that the stockholders of AutoInfo vote for the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger. The Board recommends that you vote “FOR” the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Opinion of Stephens, Financial Advisor

Stephens was retained as a financial advisor in January 2012 to assist the Special Committee and the Board in analyzing potential strategic alternatives, including such alternatives that could lead to a possible sale of AutoInfo. As part of its engagement, at the request of the Special Committee, Stephens provided its written opinion as to the fairness, from a financial point of view, to AutoInfo’s public stockholders of the $1.05 per share cash consideration to be received by AutoInfo’s public stockholders in the Merger pursuant to the Merger Agreement. For the purposes of Stephens’ opinion, the “public stockholders” of AutoInfo means the holders of outstanding shares of AutoInfo Common Stock, (except for shares held by Parent and its directors, officers and affiliates and the directors, officers, managers and affiliates of AutoInfo). On February 28, 2013, Stephens delivered its opinion and explained to the Special Committee and the Board and subsequently confirmed in a written opinion, dated February 28, 2013, that, as of that date and based upon and subject to the assumptions, procedures, factors, limitations and qualifications stated in its written opinion, the $1.05 per share cash consideration to be received by AutoInfo’s public stockholders was fair, from a financial point of view, to the public stockholders.

Stephens provided the opinion described above for the information and assistance of the Special Committee and the Board in connection with its consideration of the approval of the Merger Agreement. The terms of the Merger Agreement, including the amount and form of the consideration payable pursuant to the Merger Agreement to AutoInfo’s public stockholders, were determined through negotiations between AutoInfo and Parent, and were approved by the Board. Stephens did not recommend the amount or form of consideration payable pursuant to the

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Merger Agreement. Stephens has consented to the inclusion within the proxy statement of its opinion and the description of its opinion appearing under this subheading “Opinion of Stephens, Financial Advisor.” The full text of the written opinion of Stephens, dated February 28, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement.

Stephens’ opinion does not address the merits of the underlying decision by AutoInfo to enter into the Merger Agreement, the merits of the Merger as compared to other alternatives potentially available to AutoInfo or the relative effects of any alternative transaction in which AutoInfo might engage, nor is the opinion intended to be a recommendation to any person as to how to vote on the proposal to adopt the Merger Agreement. In addition, except as explicitly set forth in Stephens’ opinion, Stephens was not asked to address, and Stephens’ opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of AutoInfo other than the public stockholders. Stephens was not asked to express any opinion, and does not express any opinion, as to the fairness of the amount or nature of the compensation to any of AutoInfo’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of AutoInfo. Stephens’ fairness opinion committee approved and authorized the issuance of Stephens’ opinion.

In connection with its opinion, Stephens has:

•	reviewed and analyzed certain publicly available financial statements and reports regarding AutoInfo;

•	reviewed and analyzed certain internal financial statements and other financial and operating data (including financial forecasts for fiscal years 2012-2016) concerning AutoInfo prepared by the management of AutoInfo;

•	reviewed the reported prices and trading activity for the Common Stock of AutoInfo;

•	compared the financial performance of AutoInfo and the prices and trading activity of the Common Stock with that of certain other publicly-traded companies that we deemed relevant and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

•	reviewed the forecasted potential future cash flows of AutoInfo;

•	reviewed the Merger Agreement and related documents;

•	discussed with management of AutoInfo the operations of and future business prospects for AutoInfo;

•	assisted the Special Committee with its deliberations regarding the material terms of the Merger and negotiations with the Parent; and

•	performed such other analyses and provided such other services as Stephens deemed appropriate.

In rendering its opinion, Stephens relied on the accuracy and completeness of the information and financial data provided to it by AutoInfo and of the other information reviewed by it in connection with the preparation of its written opinion, and Stephens’ opinion is based upon such information. Stephens has not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The management of AutoInfo has assured Stephens that they are not aware of any relevant information that has been omitted or remains undisclosed to Stephens. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of AutoInfo or Parent, and it has not been furnished with any such evaluations or appraisals; nor has it evaluated the solvency or fair value of AutoInfo or Parent under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of AutoInfo. With respect to the financial forecasts for

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fiscal 2012-2016 prepared by the management of AutoInfo, Stephens has assumed they have been reasonably prepared and reflected the best currently available estimates and judgments of the management of AutoInfo as to the future financial performance of AutoInfo. Stephens’ written opinion is necessarily based upon market, economic, and other conditions as they existed and could be evaluated, and on the information made available to Stephens, as of the date of its opinion. Stephens has also assumed that the representations and warranties contained in the Merger Agreement and all related documents are true, correct and complete in all material respects.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with its opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with the Special Committee the assumptions upon which the analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by Stephens in this regard, it does set forth those considered by Stephens to be material in arriving at its written opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Premium Analysis. Stephens analyzed the consideration to be received by holders of the Common Stock pursuant to the Merger Agreement in relation to the closing price of the Common Stock on February 28, 2013, the closing prices of the Common Stock one-day, one week and one month prior and the volume-weighted average closing prices of the Common Stock for the 30-day, 90-day and 180-day periods ended February 28, 2013. This analysis indicated that the price per share to be paid to the holders of shares of the Common Stock pursuant to the Merger Agreement represented a premium of:

•	7.1% based on the closing stock price on February 28, 2013 of $0.98 per share

•	20.7% based on the day-prior closing price of $0.87 per share

•	16.7% based on the week-prior closing price of $0.90 per share

•	14.1% based on the month-prior closing price of $0.92 per share

•	16.4% based on the 30-day volume-weighted average closing price of $0.90 per share

•	15.2% based on the 60-day volume-weighted average closing price of $0.91 per share

•	15.7% based on the 90-day volume-weighted average closing price of $0.91 per share

•	21.0% based on the 180-day volume-weighted average closing price of $0.87 per share

•	6.1% based on the 52-week high closing price of $0.99 per share (1/2/13)

•	52.2% based on the 52-week low closing price of $0.69 per share (5/25/12)

Implied Transaction Multiples. Stephens calculated select implied transaction multiples for AutoInfo based upon the Merger and financial information provided by AutoInfo’s management. Stephens calculated an implied equity value by multiplying $1.05 by the aggregate number of shares of the Common Stock on a fully diluted basis (including stock options on a net exercise basis). Stephens then calculated an implied enterprise value based on the implied equity value plus indebtedness, which we refer to as Enterprise Value. As used within the description of Stephens’ financial analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, “EPS” means earnings per share and “LTM” means last twelve months.

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The results of these analyses are summarized in the table below:

	Company Multiple
	(Based on $1.05 Offer Price)
Enterprise Value to:
2012E EBITDA Estimate	6.4	x
2013E EBITDA Estimate	4.7	x

Comparable Companies Analysis. Stephens analyzed the public market statistics of certain other transportation companies deemed relevant by Stephens and examined various trading statistics and information relating to those companies. Stephens selected the companies below because their businesses and operating profiles are reasonably similar to AutoInfo. No selected company identified below is identical to AutoInfo. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of those selected companies. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data. In choosing relevant companies to analyze, Stephens selected the following companies:

•	C. H. Robinson Worldwide, Inc.

•	Echo Global Logistics, Inc.

•	Expeditors International of Washington, Inc.

•	Forward Air Corp.

•	Hub Group Inc.

•	J.B. Hunt Transport Services Inc.

•	Landstar System Inc.

•	Roadrunner Transportation Systems Inc.

•	Universal Truckload Services Inc.

•	UTi Worldwide Inc.

Stephens examined the historical market trading multiples of the selected companies compared to those of AutoInfo, including the average market trading multiples of Enterprise Value to LTM EBITDA and of price to LTM EPS for the 2-year and 5-year periods ending February 28, 2013. Stephens noted the historical disparity between the market trading multiples of the selected companies and AutoInfo.

The results of these analyses are summarized in the table below:

					Percent Discount of
					Company to
	Selected Companies				Selected
	Mean		Company		Companies Mean
Enterprise Value to:
LTM EBITDA Multiple — 2 Year Average	11.2	x	6.1	x	(45.1)%
LTM EBITDA Multiple — 5 Year Average	11.0	x	7.3	x	(33.4)%
Price to:
LTM EPS — 2 Year Average	20.8	x	7.2	x	(65.6)%
LTM EPS — 5 Year Average	24.9	x	8.2	x	(66.9)%

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In addition, Stephens examined the market trading multiples for each company based on the February 28, 2013 closing price and information publicly available at that time, including the multiple of Enterprise Value to LTM EBITDA and of price to LTM EPS. Stephens noted the disparity between the market trading multiples of the selected companies and AutoInfo.

The results of these analyses are summarized in the table below:

	Based on 2/28/13 Closing Price
					Percent Discount
	Selected				of Company to
	Companies				Selected
	Mean		Company		Companies Mean
Enterprise Value to:
2012E EBITDA	10.8	x	6.0	x	(44.4)%
2013E EBITDA	9.6	x	4.4	x	(54.2)%
Price to:
2012E EPS	21.9	x	7.5	x	(65.7)%
2013E EPS	18.9	x	5.4	x	(71.4	)5

Based on this data and its understanding of the relative operating, financial and trading characteristics of the selected companies and of AutoInfo, Stephens derived a range for the implied value per share of the Common Stock of $0.69–$1.46. Stephens noted that the Merger consideration of $1.05 per share for the Common Stock was within this range.

Comparable Transactions Analysis. Stephens reviewed the financial terms of selected logistics services acquisition transactions deemed relevant by Stephens announced since January 1, 2002 with Enterprise Values below $75 million. The following transactions were reviewed by Stephens (in each case, the first named company was the acquiror and the second named company was the acquired company and the transaction date is noted parenthetically):

•	XPO Logistics / Turbo Logistics, Inc. (10/25/12)

•	Radiant Logistics / Isla International (12/1/11)

•	Eos Partners, L.P. / BeavEx Incorporated (11/21/11)

•	Roadrunner Transportation Systems, Inc. / M. Bruenger Trucking Co., Inc. (5/31/11)

•	Radiant Logistics / DBA Distribution Services, Inc. (4/6/11)

•	Trucking Investment Co. Inc. / US 1 Industries (2/18/11)

•	Roadrunner Transportation Systems, Inc. / Morgan Southern, Inc. (2/3/11)

•	Toll Global Forwarding / Summit Logistics (2/1/10)

•	Mainfreight Ltd. / Target Logistics, Inc. (10/31/07)

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•	Velocity Express Corporation / CD&L, Inc. (8/18/06)

•	Wheels Group / Clipper Exxpress (6/15/06)

•	Universal Truckload Services, Inc. / AFA Enterprises, Inc. (8/8/04)

•	PBB Global Logistics Income Fund / Clarke Inc. — Logistics Division (7/5/04)

•	American Capital Strategies / Roadrunner (7/30/03)

Stephens considered these selected logistics services acquisition transactions to be reasonably similar, but not identical, to the Merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the Merger is being compared. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected transaction data.

For the selected transactions listed above, Stephens used publicly available financial information to determine the multiple of Enterprise Value to LTM EBITDA for each transaction.

	Company		Median Selected
	(Based on $1.05 Offer Price)		Transactions

Enterprise Value to:
LTM EBITDA	6.4	x	5.3	x

 Based on this data, its understanding of the relative operating and financial characteristics of the target company and of AutoInfo, and its understanding of the market, economic and other conditions as they existed as of the date of the selected transactions and of its opinion, Stephens derived an implied value range of approximately $0.66–$1.27 per share of the Common Stock. Stephens noted that the Merger consideration of $1.05 per share for AutoInfo Common Stock was within this range.

Discounted Cash Flow Analysis. Stephens performed a discounted cash flow analysis on AutoInfo using projections developed by management for fiscal years 2012–2016. The projections included assumptions, among others, of revenue increasing at a compound annual growth rate of 20.0% from fiscal year 2012 to 2016 and EBITDA margins expanding from 2.9% in fiscal year 2012 to 3.6% in 2016. Utilizing these projections, Stephens calculated a range of implied price per share based upon the discounted net present value of the sum of the projected stream of unlevered free cash flows for the years ending December 31, 2013 to December 31, 2016 and a projected terminal value at December 31, 2016. Stephens considered discount rates ranging from 18.0% to 20.0% (based on a weighted average cost of capital analysis) and EBITDA exit multiples ranging from 5.0x–7.0x. The weighted average cost of capital was determined by the sum of (a) the market value of equity as a percentage of the total market value of AutoInfo’s capital multiplied by AutoInfo’s estimated cost of equity, and (b) the market value of debt as a percentage of the total market value of AutoInfo’s capital, multiplied by AutoInfo’s estimated after-tax market cost of debt. AutoInfo’s estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the risk free rate, AutoInfo’s beta, betas of other relevant companies, and applicable risk premiums. Utilizing the ranges of discount rates and exit multiples, Stephens derived an implied valuation range of $1.01–$1.62. Stephens noted that the Merger consideration of $1.05 per share for the Common Stock was within this range.

Leveraged Buyout Analysis. Stephens performed a leveraged buyout analysis on AutoInfo using projections developed by management for fiscal years 2012–2016. This analysis calculates current values for AutoInfo based on the value that a hypothetical new equity investor would be willing to pay for AutoInfo in order to generate acceptable internal rates of return. Based on a range of target internal rates of return of 27.5% to 32.5% for the hypothetical equity investor, leverage of 4.1x 2012E EBITDA and a four-year EBITDA exit multiple range of 5.0x – 7.0x, the analysis

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yielded values for the Common Stock of $0.84–$1.22. Stephens noted that the Merger consideration of $1.05 per share for the Common Stock was within this range.

Premiums Paid Analysis. Stephens performed a premiums paid analysis based upon the premiums paid in 317 precedent public Merger and acquisition transactions. The transactions utilized within the analysis were completed or announced between January 1, 2008 and December 31, 2012 and involved U.S. targets with transaction value less than $200 million. In the premiums paid analysis, Stephens analyzed the premiums paid based on (i) the closing stock price of the target one day prior to announcement of the transaction; (ii) the closing stock price of the target seven days prior to announcement of the transaction; (iii) the closing stock price of the target thirty days prior to announcement of the transaction; and (iv) the closing stock price of the target ninety days prior to announcement of the transaction. The medians for the one day, seven day, thirty day and ninety day premiums were 42.9%, 46.0%, 51.5%, and 44.9%, respectively. In addition, Stephens calculated the percentage distributions of premiums from <0% to >100% in 10% increments. The results of this analysis are set forth below:

	Percent of Transactions
Premium	1 Day	7 Day	30 Day	90 Day
>100%	10.7%	12.9%	16.7%	15.1%
90.0% – 100.0%	4.7%	2.8%	3.5%	1.6%
80.0% – 90.0%	3.5%	5.7%	5.4%	4.7%
70.0% – 80.0%	6.9%	7.9%	9.1%	6.6%
60.0% – 70.0%	7.3%	6.9%	6.3%	6.9%
50.0% – 60.0%	10.7%	7.9%	10.1%	8.8%
40.0% – 50.0%	9.8%	10.7%	9.1%	9.8%
30.0% – 40.0%	11.7%	13.2%	9.5%	9.1%
20.0% – 30.0%	12.0%	9.8%	9.8%	8.8%
10.0% – 20.0%	9.1%	8.5%	7.6%	7.9%
0.0% – 10.0%	6.9%	6.6%	4.4%	5.0%
<0%	6.6%	6.9%	8.5%	15.5%
	100.0%	100.0%	100.0%	100.0%

Stephens noted that the Merger consideration of $1.05 per share represented a premium of 7.1% over the closing share price of AutoInfo on February 28, 2013, a premium of 16.4% over the volume-weighted average of the closing share prices of the 30 days ended February 28, 2013 and a premium of 15.7% over the volume-weighted average of the closing share prices of the 90 days ended February 28, 2013.

Historical Trading Analysis. Stephens analyzed the historical daily closing prices per share of the Common Stock for the one-year period ending February 28, 2013. Stephens noted that during this period, the 52-week low (reached on May 25, 2012) and 52-week high (reached on January 2, 2013) closing prices per share of the Common Stock were $0.69 and $0.99, respectively. Stephens further noted that the Merger consideration of $1.05 per share for the Common Stock was above the 52-week range for the closing prices per share of the Common Stock for the one-year period ended February 28, 2013.

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As part of Stephens’ investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens expects to pursue future investment banking services assignments from participants in the Merger. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of AutoInfo or of any other participant in the Merger.

Fee Arrangements

AutoInfo retained Stephens based on its qualifications and expertise and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated January 21, 2012, a fee of $200,000 became payable to Stephens upon the delivery of its written opinion. Under the terms of the January 21, 2012 letter agreement, Stephens will be entitled to receive an additional fee of approximately $0.9 million upon consummation of the Merger. AutoInfo has also agreed to reimburse Stephens for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify Stephens against potential liabilities arising out of its engagement, including certain liabilities that could arise in connection with its fairness opinion under U.S. federal securities laws.

Voting Agreement

Under the Voting Agreement, which was entered into simultaneous with the execution of the Merger Agreement, each of Mr. Einselen, Mr. Patterson, Mr. Robertson, Mr. Wachtel, Mr. Weiss, Mr. Williams and Mr. Wunderlich, stockholders and option holders of AutoInfo who are members of management and/or directors of AutoInfo, who we refer to as the Voting Stockholders, agreed to vote all of their shares of AutoInfo Common Stock (representing approximately 22.3% of the outstanding shares of AutoInfo Common Stock as of [**], 2013, the record date established for the Special Meeting): (i) in favor of adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, (ii) against (a) any proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or any other transactions contemplated by the Merger Agreement, (b) any takeover proposal, (c) any change in the management or Board (other than as contemplated by the Merger Agreement), and (d) any action or agreement that the Stockholders actually knows, or reasonably expects, would result in a breach of any representation, warranty, covenant or agreement or any other obligation of AutoInfo under the Merger Agreement or of such stockholder under the Voting Agreement. Each of the Voting Stockholders also agreed to irrevocably appoint an officer of Parent as such Voting Stockholder’s proxy and attorney-in-fact, with full power of substitution and re-substitution, to cause such stockholder’s shares of AutoInfo Common Stock to be voted in favor of the Merger Agreement and the transactions contemplated thereunder, including the Merger. Additionally, the Voting Stockholders agreed, among other things, not to transfer their shares of AutoInfo Common Stock, subject to certain exceptions. The Voting Agreement will terminate upon the earliest to occur of the completion of the Merger, or the termination of the Merger Agreement in accordance with its terms.

The vote of the Voting Stockholders is not sufficient under Delaware law to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, without the approval of any other stockholders of AutoInfo. A copy of the Voting Agreement is attached to this proxy statement as Annex B. See the section entitled “Voting Agreement.” beginning on page [**] of this proxy statement.

Litigation Relating to the Merger

As of the date of this proxy statement, we are not aware of any litigation relating to the Merger.

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Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger will be approximately $60.2 million, in the aggregate, comprised of:

•	approximately $38.9 million to pay our stockholders (and holders of options) the amounts due to them under the Merger Agreement;

•	approximately $14.2 million to retire debt in connections with the transactions contemplated by the Merger Agreement; and

•	approximately (i) $4.7 million of AutoInfo transaction fees and expenses, including change of control payments, and (ii) $2.4 million for other miscellaneous fees and expenses.

These payments are expected to be funded by Parent from its cash on hand and committed availability under its credit facilities.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board that you vote to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, you should be aware that certain of our directors and executive officers have financial interests in the Merger that are different from, or in addition to, those of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement and the transactions contemplated thereunder, including the Merger, be approved and adopted by the stockholders of AutoInfo. For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change of control.

Equity Compensation and Incentive Awards

At the effective time of the Merger, each outstanding option to purchase shares of AutoInfo Common Stock that is outstanding and unexercised as of immediately prior to the effective time of the Merger, whether vested or unvested, will automatically vest and be converted into the right to receive a cash payment equal to the number of shares of AutoInfo Common Stock subject to such option multiplied by the amount (if any) by which $1.05 exceeds the exercise price per share of such option, less any applicable withholding taxes.

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The following table sets forth, as of [**], 2013, the equity compensation award holdings of AutoInfo’s directors and executive officers and the gross value of such holdings assuming the Merger is completed:

	Number of Shares Subject to Vested Stock Options	Cash Consideration to be Received for Vested Stock Options	Number of Shares Subject to Unvested Stock Options	Cash Consideration to be Received for Unvested Stock Options	Cash Consideration to be Received for All Stock Options
Peter C. Einselen	402,500	$194,825	120,000	$34,800	$229,625
Mark K. Patterson	196,667	69,133	353,333	105,017	174,150
Thomas C. Robertson	380,000	176,200	120,000	34,800	211,000
Harry Wachtel	200,000	58,000	300,000	87,000	145,000
Mark Weiss	80,000	23,300	120,000	34,800	58,000
Michael P. Williams	490,000	328,300	360,000	97,200	425,500
William I. Wunderlich	120,000	34,800	180,000	52,200	87,000

Change of Control Payments

Under their respective employment agreements with AutoInfo dated February 7, 2011, in, the event of a change of control, each of Mr. Wachtel, Mr. Williams Mr. Wunderlich shall receive a lump-sum cash payment equal to one and one-half times their respective base salary plus one and one-half times their respective average annual bonus for the two fiscal years preceding the change of control. The Merger will constitute a change of control which is defined as a sale of all or substantially all of our assets, a consolidation or Merger in which AutoInfo is not the surviving entity and in which our stockholders before the transaction do not own more than 50% of the combined voting power after the transaction, or a tender offer, Merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions in which the persons who were our directors immediately before the transaction cease to constitute a majority of the board of AutoInfo or any successor company. Accordingly, upon the consummation of the Merger, Messrs. Wachtel, Williams and Wunderlich will be entitled to receive change of control payments in the amount of $1,060,000, $694,000 and $947,000, respectively.

Employment Arrangements with the Surviving Corporation

On February 28, 2013, simultaneous with the execution of the Merger Agreement, Mr. Wachtel and Mr. Williams entered into amended and restated employment agreements with AutoInfo that will become effective upon the consummation of the Merger.

Mr. Wachtel’s amended and restated employment agreement provides for his part-time services as Chairman of the Board of AutoInfo for a two-year term of employment at an annual salary that is not less than $100,000. Upon his termination or resignation under certain circumstances, he shall be entitled to payment of any amounts that remain due for the balance of the employment term and the payment or reimbursement of all premiums for medical benefits elected during such period. The employment agreement contains customary restrictive covenants applicable to Mr. Wachtel with respect to non-competition, non-solicitation, non-disparagement, and non-disclosure, and provides for Mr. Wachtel’s participation in any of our then existing employee and executive benefit plans or programs, including health insurance on substantially the same terms and conditions as other senior executives and employees of AutoInfo after the closing of the transactions contemplated under the Merger Agreement.

Mr. Williams’ amended and restated employment agreement provides for his full-time services as Chief Executive Officer of AutoInfo at an annual salary that is not less than $318,000 (other than across the board reduction of base salaries of similarly situated employees of AutoInfo, which reductions shall not at any time reduce Mr.

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Williams’ base salary below $270,300). Mr. Williams shall also be eligible to receive an annual bonus of $100,000 upon the achievement by AutoInfo of annual performance criteria established by the Board. In the event of Mr. Williams’ termination or resignation under certain circumstances, he shall be entitled to a payment of his base salary, benefits, and reimbursement of expenses through the termination date and payment of his base salary and reimbursement of all premiums for medical benefits elected during the 12 month period following the termination date. The employment agreement also contains customary restrictive covenants applicable to Mr. Williams with respect to non-competition, non-solicitation, non-disparagement, and non-disclosure and provides for Mr. Williams’ participation in any of our then existing employee and executive benefit plans or programs, including health insurance on substantially the same terms and conditions as other senior executives and employees of AutoInfo after the closing of the transactions contemplated under the Merger Agreement.

Management Exchange and Rollover Agreement

As a condition to Parent entering into the Merger Agreement, on February 28, 2013, each of Mr. Wachtel, Mr. Weiss and Mr. Williams, each an executive officer of AutoInfo, entered into the Rollover Agreement with Parent pursuant to which each such executive officer agreed, upon the consummation of the Merger, to contribute AutoInfo Common Stock, or Merger consideration otherwise due and payable on account of options to purchase AutoInfo Common Stock owned by such executive officer, to Parent in exchange for equity interests in Parent. See the section entitled “Management Exchange and Rollover Agreement” beginning on page [**] of this proxy statement.

Indemnification and Insurance

Parent has agreed to, and has agreed to cause AutoInfo and the surviving corporation to, for six years after the effective date of the Merger, indemnify the individuals who at or prior to the effective date of the Merger were directors or officers of AutoInfo, who we collectively refer to as the “indemnitees”, with respect to all acts or omissions by them in their capacities as such at any time prior to the effective date of the Merger, to the fullest extent: (i) required by the our charter documents (including employees to the extent indemnified thereunder) as in effect on February 28, 2013; and (ii) permitted under applicable Law (including employees to the extent indemnification is permitted thereunder). An indemnitee shall notify AutoInfo in writing promptly upon learning of any claim, action, suit, proceeding, investigation or other matter in respect of which such indemnification may be sought. In the event of any such claim, action, suit, proceeding or investigation: (i) each indemnitee will be entitled to advancement of reasonable expenses incurred in the defense of any claim, action, suit, proceeding or investigation from AutoInfo within ten business days of receipt by AutoInfo from the indemnitee of a reasonably detailed request therefor; provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and (ii) neither Parent nor AutoInfo shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such indemnitee hereunder), unless such settlement, compromise or consent includes an unconditional release of such indemnitee from all liability arising out of such action, suit, proceeding, investigation or claim or such indemnitee otherwise consents. Notwithstanding anything to the contrary, in no event shall AutoInfo be liable for any settlement or compromise effected without its written consent. Each of AutoInfo and the indemnitees shall cooperate in the defense of any claim, action, suit, Proceeding or investigation and shall furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Further, the indemnification agreements, if any, in existence on February 28, 2013 (and as may be amended prior to the closing upon approval (in writing) by Parent) with any of the directors, officers or employees of AutoInfo shall continue in full force and effect in accordance with their terms following the consummation of the Merger.

Parent has further agreed that prior to the closing of the Merger, Parent shall purchase for the benefit of AutoInfo’s directors and officers, as of February 28, 2013 and as of the effective date of the Merger, an insurance and indemnification tail policy, which we refer to as the D&O Tail Policy, that provides coverage for a period of six  years from and after the effective date of the Merger for events occurring prior to the effective date of the Merger that is substantially equivalent to and in any event not less favorable in the aggregate than AutoInfo’s existing policy or, if

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substantially equivalent insurance coverage is unavailable, the best available coverage; provided that Parent shall not be required to purchase the D&O Tail Policy if such policy exceeds 300% of the last annual premium paid prior to February 28, 2013, in which event, Parent shall purchase the most advantageous policy of directors’ and officers’ insurance obtainable for a total annual premium equal to such base amount.

Special Committee Fees

In accordance with the resolutions of the Board, each member of the Special Committee received as compensation a fee in the amount of $8,000, whether or not the Merger occurs. In addition, Mr. Patterson received an incremental fee in the amount of $12,000 for serving as chairperson of the Special Committee.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of AutoInfo Common Stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of AutoInfo Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Common Stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the Merger to such partner.

This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, and Treasury regulations, Internal Revenue Service rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The discussion applies only to beneficial owners who hold shares of AutoInfo Common Stock as capital assets within the meaning of Section 1221 of the Code, and does not apply to shares of AutoInfo Common Stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in Parent or the surviving corporation after the Merger, stockholders who validly exercise their rights under the DGCL to object to the Merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional

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currency other than the U.S. dollar or stockholders who hold Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the cancellation of options to purchase shares of AutoInfo Common Stock or any other matters relating to equity compensation or benefit plans. This discussion does not address any aspect of state, local, foreign, estate or gift tax laws.

Exchange of Shares of AutoInfo Common Stock for Cash Pursuant to the Merger Agreement

The exchange of shares of AutoInfo Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of AutoInfo Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of AutoInfo Common Stock (i.e., shares of AutoInfo Common Stock acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that the U.S. holder’s holding period for such shares of AutoInfo Common Stock is more than 12 months at the time of the completion of the Merger. A 3.8% Medicare tax imposed on the "net investment income" of U.S. holders that are individuals, estates and trusts with taxable income in excess of certain thresholds.  Net investment income includes, among other things, gain on the disposition of the Common Stock.

Backup Withholding and Information Reporting

Backup withholding of tax may apply to cash payments to which a non-corporate U.S. holder is entitled under the Merger Agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Substitute Form W-9 included as part of the letter of transmittal that will be sent promptly after the completion of the Merger (but in no event more than five business days thereafter) and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the Merger will also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder’s particular circumstances, the application of federal, state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options, including the transactions described in this proxy statement relating to outstanding stock options.

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THE MERGER AGREEMENT

The following summary describes the material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. This summary of the Merger Agreement is qualified by reference to the full text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into, this proxy statement. The Merger Agreement has been included to provide you with information regarding its terms. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger. It is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page [**] of this proxy statement.

The Merger

The Merger Agreement provides that Merger Sub will merge with and into AutoInfo, with AutoInfo continuing as the surviving corporation and doing business following the Merger, and the separate corporate existence of Merger Sub shall thereupon cease.

Closing

The closing of the Merger will take place no later than the third business day following the date on which the conditions to the closing of the Merger (described in the section entitled “The Merger Agreement — Conditions to the Merger” beginning on page [**] of this proxy statement) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions), unless another date is agreed to in writing by Parent and AutoInfo.

Effective Time

The effective time of the Merger will occur upon the filing of a certificate of Merger with the Secretary of State of the State of Delaware (or at such later date as we and Parent may agree and specify in the certificate of Merger).

Directors and Officers of Surviving Corporation

The Board of Directors of the surviving corporation will, from and after the effective time of the Merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of AutoInfo at the effective time of the Merger will, from and after the effective time of the Merger, be the officers of the surviving corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

Organizational Documents of Surviving Corporation

The certificate of incorporation of the surviving corporation will be in the form of the certificate of incorporation of Merger Sub (except with respect to the name of AutoInfo), until amended in accordance with its terms or by applicable law. The bylaws of the surviving corporation will be in the form of the bylaws of Merger Sub (except with respect to the name of AutoInfo) until amended in accordance with the Merger Agreement or by applicable law.

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Effect of the Merger on the Capital Stock of the Parties

At the effective time of the Merger:

•	each issued and outstanding share of capital stock of Merger Sub will become one share of Common Stock of the surviving corporation;

•	any shares of AutoInfo Common Stock that are owned by us as treasury stock or by Parent or Merger Sub will be canceled and no consideration will be delivered in exchange for those shares; and

•	each issued and outstanding share of AutoInfo Common Stock (other than those canceled as above and shares of AutoInfo Common Stock of stockholders who have properly exercised appraisal rights) will be converted into the right to receive $1.05 in cash, as per share Merger consideration, without interest and less any applicable withholding taxes.

Shares of AutoInfo Common Stock owned by stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be cancelled without payment of the per share Merger consideration. Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described in the section entitled “Appraisal Rights” beginning on page [**] of this proxy statement.

Exchange and Payment Procedures

As soon as practicable following the effective time of the Merger, Parent will deposit, or will cause to be deposited, with the paying agent a cash amount necessary for the paying agent to make payment of the aggregate per share Merger consideration to the holders of shares of AutoInfo Common Stock.

Promptly after the effective time of the Merger, each record holder of shares of AutoInfo Common Stock will be sent a letter of transmittal and instructions describing how the stockholder may exchange his, her or its shares of AutoInfo Common Stock for the per share Merger consideration promptly after the completion of the Merger.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share Merger consideration until you deliver a duly completed and validly executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent along with your letter of transmittal.

No interest will be paid or accrued on the cash payable as the per share Merger consideration. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share Merger consideration. Any amount that is withheld and paid over to the appropriate taxing authority will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the effective time of the Merger, there will be no transfers on our stock transfer books of shares of AutoInfo Common Stock that were outstanding immediately prior to the closing date of the Merger. If, after the effective time of the Merger, any person presents to the surviving corporation any certificates for any reason, such certificates must be cancelled and exchanged for the per share Merger consideration as provided above to the extent that the per share Merger consideration has not already been paid in respect of the shares of AutoInfo Common Stock represented by such certificates.

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Any portion of the per share Merger consideration deposited with the paying agent that remains unclaimed by former record holders of AutoInfo Common Stock twelve months after the effective time of the Merger will upon request of Parent, be delivered to the surviving corporation. Record holders of AutoInfo Common Stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the per share Merger consideration. None of the surviving corporation, Parent or the paying agent will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or other similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share Merger consideration, you must make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in an amount sufficient to provide a full indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

AutoInfo Stock Options

At the effective time of the Merger, each outstanding option will be cancelled and terminated and converted into the right to receive cash equal to the excess, if any, of the per share Merger consideration over the exercise price payable in respect of each share of AutoInfo Common Stock issuable under such option.

Representations and Warranties

We made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, in the disclosure schedules to the Merger Agreement or, subject to certain exception, in certain documents filed with the SEC. These representations and warranties relate to, among other things:

•	corporate matters, including our due organization, existence, good standing and requisite corporate power;

•	our capitalization;

•	our corporate power and authority to execute, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;

•	the approval and declaration of the advisability of the Merger Agreement and the transactions contemplated thereunder, including the Merger, by the Board, the determination that the Merger Agreement and the transactions contemplated thereunder, including the Merger are advisable and fair to, and in the best interests of, us and our stockholders and the resolution to recommend that our stockholders adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger;

•	the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing our obligations under the Merger Agreement;

•	the vote of our stockholders required to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement;

•	required governmental consents, approvals and filings;

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•	the timely filing of required reports and other filings with the SEC since January 1, 2008, material compliance of our filings with securities laws and our financial statements with accounting standards, and maintenance of internal controls;

•	the absence of (i) claims regarding our accounting practices and securities laws, and (ii) employee reports of violations of laws;

•	the absence of certain undisclosed liabilities;

•	good and marketable title to our assets;

•	the conduct of our business in the ordinary course of business consistent with past practice and the absence of any material adverse effect since September 30, 2012;

•	the absence of any pending or threatened investigation, legal or administrative proceeding or action that would reasonably be expected to have a material adverse effect on AutoInfo;

•	compliance with applicable laws and possession of required licenses and permits;

•	payments due to, and rights of employees upon a change of control of AutoInfo;

•	tax matters;

•	employee benefits matters;

•	labor and employment matters;

•	environmental, health and safety matters;

•	material contracts and the absence of any default under any material contract;

•	real property, including title to, or leasehold interests in, real property;

•	intellectual property;

•	insurance;

•	business continuity;

•	customers, suppliers and sales agents;

•	restrictions on business activities;

•	product and service warranties;

•	product liability;

•	indebtedness;

•	the receipt of an opinion from Stephens;

•	the absence of certain unlawful payments;

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•	the absence of any undisclosed broker’s or advisor fees;

•	the absence of the applicability of antitakeover statutes to the Merger;

•	ethical business practices;

•	capital expenditures and investments;

•	affiliate transaction; and

•	the absence of untrue statements of material fact or omissions of material fact in information contained in certain documents.

Many of our representations and warranties made in the Merger Agreement are qualified by a material adverse effect standard. For purposes of the Merger Agreement, “material adverse effect” means any change, condition, effect, event, occurrence, state of facts, circumstance, or development that is either individually or in the aggregate with any other any change, condition, effect, event, occurrence, state of facts, circumstance, or development materially adverse to the business, properties, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or results of operations of AutoInfo, and its subsidiaries, taken as a whole; provided, however, that none of the following will constitute a material adverse effect:

•	any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which AutoInfo conducts business, to the extent AutoInfo and its subsidiaries are not materially and disproportionately affected thereby;

•	changes in the industries in which AutoInfo and its subsidiaries operate, to the extent AutoInfo and its subsidiaries are not materially and disproportionately affected thereby;

•	any change attributable to the execution, announcement, pendency or consummation of the transactions contemplated by the Merger Agreement;

•	any change arising from or relating to compliance with the terms of the Merger Agreement, or action taken, or failure to act, to which Parent has consented;

•	acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of February 28, 2013, to the extent that AutoInfo, and its subsidiaries are not materially and disproportionately affected thereby;

•	any changes arising from any action required to be taken under any law after February 28, 2013, to the extent that AutoInfo and its subsidiaries are not materially and disproportionately affected thereby;

•	changes in generally accepted accounting principles in the U.S., which we refer to as “GAAP”, after February 28, 2013;

•	any failure by AutoInfo to meet any published or internally prepared estimates of revenue or earnings for any period ending on or after February 28, 2013; or

•	any change directly related, and attributed, to certain items specified by AutoInfo in its disclosure schedules to the Merger Agreement.

“Material adverse effect” also means any change, condition, effect, event, occurrence, state of facts, circumstance, or development that any change, event, occurrence or effect which would reasonably be expected to materially impair AutoInfo’s and its subsidiaries’ ability to perform their respective obligations under the Merger Agreement or consummate the transactions contemplated by the Merger Agreement.

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The Merger Agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

•	corporate matters, including their due organization, existence and good standing;

•	their corporate power and authority to execute, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against them;

•	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing their obligations under the Merger Agreement;

•	required consents, approvals and filings;

•	the absence of untrue statements of material fact or omissions of material fact in information provided for certain filings;

•	the ownership and operations of Merger Sub;

•	sufficiency of funds to consummate the Merger; and

•	the absence of any undisclosed broker’s or advisor’s fees.

Subject to the Indemnification Agreement, the representations and warranties in the Merger Agreement of each of AutoInfo, Parent and Merger Sub will terminate upon the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms, except that any provision in the Merger Agreement which contemplates performance after the effective time of the Merger will survive indefinitely, including certain provisions regarding exchange of stock certificates, indemnification and insurance, fees and expenses and employee matters.

Stockholders’ Meeting

We agreed to establish a record date for, call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining stockholder approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger. Subject to the provisions of the Merger Agreement described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page [**] of this proxy statement, the Board will recommend that our stockholders vote to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. We may adjourn or postpone the stockholders’ meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to our stockholders or, if as of the time for which the stockholders’ meeting is originally scheduled there are insufficient shares of AutoInfo Common Stock represented to constitute a quorum necessary to conduct business at such meeting.

Conduct of Our Business Pending the Merger

Under the Merger Agreement, we have agreed that, subject to certain exceptions in the Merger Agreement or as required by applicable law or as contemplated by the disclosure schedules to the Merger Agreement, between February 28, 2013 and the effective time of the Merger, unless Parent gives its written consent, we and our subsidiaries will conduct our business in the ordinary course of business consistent with past practice, comply in all material respects with applicable laws and AutoInfo’s material contracts, and use our commercially reasonable efforts to preserve intact our business organization and the goodwill of those having business relationships with us and retain the services of our present officers and key employees, so that our goodwill and ongoing business will be unimpaired at the effective time of the Merger.

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Subject to certain exceptions set forth in the Merger Agreement and the disclosure schedules to the Merger Agreement, between February 28, 2013 and the effective time of the Merger we will not, and we will not permit our subsidiaries to:

•	subject to certain exceptions, (i) issue (or propose to issue), deliver, hypothecate, sell, grant, dispose of, pledge or otherwise encumber any shares of AutoInfo’s capital stock or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, (ii) redeem, purchase or otherwise acquire any of its outstanding shares of our capital stock, (iii) declare, set aside for payment or pay any dividends, (iv) adjust, split, combine, subdivide or reclassify any shares of our capital stock, or (v) amend or waive any of its rights under, or accelerate the vesting under, any provision of the AutoInfo’s equity plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the AutoInfo or any restricted stock purchase agreement or any similar or related contract;

•	subject to certain exceptions, incur, assume or guarantee any indebtedness;

•	subject to certain exceptions, sell, transfer, license, lease, mortgage or encumber any of its properties or assets;

•	make any capital expenditure or expenditures which (i) involves the purchase of real property, or (ii) is in excess of $50,000 individually or $100,000 in the aggregate;

•	make acquisitions of the capital stock or assets of any other entity;

•	subject to certain exceptions, make any investments or loans or advances;

•	subject to certain exceptions, enter into, terminate or amend any material contract or enter into or extend the term or scope of any contract that purports to restrict AutoInfo, or any of its subsidiaries, from engaging in any line of business or in any geographic area;

•	subject to certain exceptions, increase the compensation or benefits of any of AutoInfo’s directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change of control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or affiliate;

•	subject to certain exceptions, make, revoke or change any material election concerning taxes or tax returns, file any amended tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim or assessment or surrender any right to claim a refund of taxes or obtain any tax ruling, or waive or extend the statute of limitations in respect of any tax;

•	make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP, applicable law or AutoInfo’s auditors;

•	subject to certain exceptions, amend the certificate of incorporation (or other organizational and governing documents) of AutoInfo or any of its subsidiaries;

•	subject to certain exceptions, authorize, recommend, propose, or announce an intention to adopt, or adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, Merger, consolidation or other reorganization (other than the transactions contemplated by the Merger Agreement);

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•	pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of AutoInfo included in its SEC filings or incurred subsequent to September 30, 2012 in the ordinary course of business;

•	subject to certain exceptions, issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) or customers without the prior approval of Parent;

•	settle or compromise any litigation, proceeding or investigation material to AutoInfo and its subsidiaries taken as a whole; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

No Solicitation of Takeover Proposals

From and after the date of the Merger Agreement, we and our representatives agreed to cease and cause to be terminated any discussions or negotiations with any persons that were ongoing with respect to any takeover proposal and with any persons who made or indicated an intention to make a takeover proposal and request that such persons promptly return or destroy all confidential information concerning AutoInfo and our subsidiaries. From and after date of the Merger Agreement until the effective time of the Merger or, if earlier, the termination of the Merger Agreement, we and our representatives may not, directly or indirectly:

•	solicit, initiate, willfully or intentionally cause, willfully or intentionally facilitate or willfully or intentionally encourage (including by way of furnishing information) any inquiries, proposals, offers or other efforts or attempts that constitute, or may reasonably be expected to lead to, any takeover proposal;

•	participate in any discussions or negotiations with, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, discussions or negotiations with, any third party regarding, or may reasonably be expected to lead to, any takeover proposal; or

•	enter into any agreement related to any takeover proposal.

Notwithstanding the foregoing, if the Board receives an unsolicited, bona fide written takeover proposal made after February 28, 2013 in circumstances not involving a breach of the Merger Agreement or any standstill agreement, and the Board (upon receipt of a recommendation by the Special Committee) reasonably determines in good faith that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal and with respect to which the Board determines in good faith, after consulting with and receiving the advice of outside counsel and its independent financial advisors, that the taking of such action is necessary in order for the Board to comply with its fiduciary duties to AutoInfo’s stockholders under Delaware law, then AutoInfo may, at any time prior to obtaining stockholder approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and after providing Parent not less than twenty four (24) hours written notice of its intention to take such actions:

•	furnish information with respect to AutoInfo to the person making such takeover proposal, but only after such person enters into a customary confidentiality agreement with AutoInfo (which confidentiality agreement must be no less favorable to AutoInfo (i.e., no less restrictive with respect to the conduct of such person) than the confidentiality agreement between AutoInfo and

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Parent), provided that, (i) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with AutoInfo and (ii) AutoInfo advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and, concurrently with its delivery to such person, AutoInfo delivers to Parent all such information not previously provided to Parent; and

•	participate in discussions and negotiations with such person or its representatives regarding such takeover proposal.

Following the date of the Merger Agreement, we must advise Parent (orally and in writing) no later than twenty four hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, AutoInfo or any of its representatives in respect of any takeover proposal, and shall, in any such notice to Parent, indicate the identity of the person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from, provided to, or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and AutoInfo shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

Except as permitted by the Merger Agreement, neither the Board nor the Special Committee (nor any other committee) may: (i)(a) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Board’s recommendation to stockholders to approve the Merger Agreement and the transactions contemplated thereunder, including the Merger, which we refer to as the “Company Board Recommendation”, or the approval or declaration of advisability by the Board of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger) or (b) approve or recommend, or propose publicly to approve or recommend, any takeover proposal (any action described in this clause (i) we refer to as a “Company Adverse Recommendation Change”); (ii) authorize, cause, permit, approve or recommend, or propose publicly to authorize, cause, permit, approve or recommend, or cause or authorize AutoInfo or any of its subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, or option, Merger, acquisition, purchase, joint venture or other similar agreement related to any takeover proposal (other than a permitted confidentiality agreement), which we refer to as the “definitive acquisition agreement”; or (iii) except as contemplated by the Merger Agreement, take any action which would allow any person other than Parent or Merger Sub to acquire beneficial ownership of 20% or more of the shares of AutoInfo Common Stock. Notwithstanding the foregoing and so long as AutoInfo is in compliance with its obligations under the Merger Agreement, at any time prior to obtaining the stockholder approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Board (acting upon receipt of a recommendation by the Special Committee) may withdraw or modify AutoInfo Board Recommendation in response to a superior proposal, approve or recommend a takeover proposal, enter into a definitive acquisition agreement, or permit a person to acquire beneficial ownership of 20% or more of the shares of AutoInfo Common Stock if the Board determines in good faith, after consulting with, and receiving advice from, outside counsel and its independent financial advisor, that the failure to make such withdrawal, approval, modification or recommendation, or take such action, would constitute a breach by the Board of its fiduciary duties to AutoInfo’s stockholders under Delaware law; provided, that prior to taking any action with respect to a superior proposal:

•	we must provide at least five business days’ prior written notice to Parent of our intention to effect a change of the Board’s recommendation specifying the terms and conditions of any such superior proposal, including the identity of the person making such superior proposal;

•	we must provide a copy to Parent of the relevant proposed transaction agreements with the party making such proposal;

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•	prior to taking any such action, we must negotiate during the five business day notice period with Parent in good faith (to the extent Parent desires to negotiate) to enable Parent to revise the terms of the Merger Agreement such that it would cause such superior proposal not to constitute a superior proposal;

•	The Board must have considered in good faith any changes to the Merger Agreement proposed in writing by Parent and must have determined that the superior proposal would still constitute a superior proposal if such changes were given effect; and

•	we must deliver to Parent any amendment to the financial terms or other material terms of a superior proposal and, in such case, provide Parent an additional five business days’ prior written notice and comply with the provisions above.

Except to the extent provided in certain provisions of the Merger Agreement, nothing in the provisions of the Merger Agreement relating to takeover proposals prevents us from complying with our disclosure obligations under U.S. federal or state law with regard to a takeover proposal, including taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act.

For purposes of the Merger Agreement, “takeover proposal” means any inquiry, proposal or offer from any person or group, relating to any: (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of AutoInfo and its subsidiaries (including securities of subsidiaries) equal to 20% or more of AutoInfo’s and its subsidiaries’ consolidated assets or to which 20% or more of AutoInfo’s revenues or earnings on a consolidated basis are attributable; (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of AutoInfo; (iii) tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of AutoInfo; or (iv) Merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving AutoInfo or any of its subsidiaries; in each case, other than the transactions contemplated by the Merger Agreement.

For purposes of the Merger Agreement, “superior proposal” means a bona fide written proposal or offer, obtained after February 28, 2013 and not in breach of the Merger Agreement or any standstill agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of AutoInfo or all or substantially all of the assets of AutoInfo and its subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Board (acting upon receipt of a recommendation by the Special Committee) determines in its good faith and reasonable judgment (after consultation with a financial advisor of national reputation and AutoInfo’s outside counsel) to be more favorable to AutoInfo’s stockholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement, taking into account at the time of determination any changes to the terms of the Merger Agreement that as of that time had been proposed by Parent in writing and the ability of the person making such proposal to consummate the transactions contemplated by such proposal or offer (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

Agreement to Use Reasonable Best Efforts

We and Parent will cooperate and use our respective reasonable best efforts to promptly take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to cause the conditions to closing to be satisfied and to consummate the Merger and the other transactions contemplated by the Merger Agreement in the most expeditious manner practicable and to prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and obtain all approvals, consents, , registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper and advisable to consummate the transactions contemplated by the Merger Agreement.

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We also agreed, subject to certain exceptions, to use our reasonable best efforts to:

•	take all action necessary to ensure that no state takeover statute applies to the Merger; and

•	if any state takeover statute becomes applicable to the Merger, ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement.

Indebtedness and Company Transaction Expenses

As of February 28, 2013 and on the closing date and at the time the Merger is effected, AutoInfo shall not have: (i) indebtedness (in the aggregate) in excess of $22 million; and (ii) funded indebtedness (in the aggregate) in excess of $15 million, in each case including the amount of any payments and penalties due or that will become due on any such indebtedness.

During the period from February 28, 2013 until the time the Merger is effected, AutoInfo shall not have transaction expenses (in the aggregate) in excess of $5 million.

For the purposes of the Merger Agreement, “indebtedness“ means: (i) any obligation of AutoInfo and its subsidiaries for borrowed money, including, but not limited to (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (b) the face amount of all letters of credit issued for the account of AutoInfo or its subsidiaries and all drafts drawn thereunder, (c) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business secured by liens, (d) capitalized lease obligations, and (e) all guarantees of AutoInfo or its subsidiaries; (ii) accounts payable of AutoInfo and its subsidiaries that have not been paid within sixty (60) days of their due date and are not being contested; (iii) annual employee bonus obligations that are not accrued on AutoInfo’s consolidated financial statements; (iv) extraordinary liabilities or obligations (including unpaid accrued annual bonuses, retention bonuses, pension payments not in the ordinary course of business, accrued but unpaid income taxes, accrued but unpaid legal and other professional fees, and undisclosed or contingent liabilities); and (v) any fees, costs, expenses or obligations incurred in connection with the consummation of the transactions contemplated by the Merger Agreement which are not otherwise treated as or deemed to be company transaction expenses (with the exception of any fees and expenses related to litigation related to or arising out of the transactions contemplated by the Merger Agreement).

For the purposes of the Merger Agreement, ‘funded indebtedness” means any indebtedness that has been funded or financed by a third party to, or for the benefit of, AutoInfo.

For the purposes of the Merger Agreement, ‘transaction expenses” means: (i) any reasonable out-of-pocket costs and expenses including, the reasonable fees and expenses of attorneys (with the exception of any fees and expenses related to litigation related to or arising out of the transactions contemplated by the Merger Agreement), accountants, consultants, financial advisors, finders, brokers, and investment bankers, incurred by AutoInfo and its subsidiaries in connection with the entering into the Merger Agreement; (ii) any other costs and expenses directly related to or arising out of the execution, delivery or performance by AutoInfo or its subsidiaries of the Merger Agreement or the consummation by AutoInfo or its subsidiaries of the transactions contemplated by the Merger Agreement; (iii) costs, expenses and other amounts in connection with obtaining required consents and permits required pursuant to Merger Agreement; and (iv) change of control bonuses paid to Mr. Wachtel, Mr. Williams and Mr. Wunderlich.

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Other Covenants and Agreements

Public Announcements

The parties agreed that the initial press release with respect to the execution of the Merger Agreement would be a joint press release to be agreed upon by Parent and AutoInfo. AutoInfo and Parent agreed not to issue any further public announcement with respect to the Merger without the prior consent of the other party, except as required by applicable law or rule or regulation as determined in the good faith judgment of the party proposing to make such public announcement.

Access to Information; Confidentiality

We agreed to give Parent and its representatives reasonable access during normal business hours to our properties, books, contracts, commitments, records, correspondence, officers, employees, accountants, counsel, financial advisors and other representatives. We also agreed to furnish to Parent a copy of each report filed pursuant to securities laws, communications received from the SEC and all other information concerning our business, properties and personnel as Parent reasonably requests. Parent will hold information received from us pursuant to this covenant in confidence.

Notification of Certain Matters

We and Parent agreed to give prompt notice to the other of: (i) notices or communications received from governmental authorities in connection with the Merger or from any person or entity alleging that its consent is required for the Merger; (ii) proceedings commenced or threatened relating to the transactions contemplated under the Merger Agreement, including the Merger; (iii) the discovery of facts or circumstances that would make any representation or warranty that is qualified as to materiality or material adverse effect to be untrue and that is not so qualified to be untrue in any material respect; and (iv) any material failure of that party to comply with any covenant or agreement under the Merger Agreement. However, the parties agreed that the delivery of any notice pursuant to this covenant will not cure a breach of other provisions of the Merger Agreement or limit the remedies available to the party receiving notice.

Indemnification; Directors’ and Officers’ Insurance

Parent has agreed to, and has agreed to cause AutoInfo and the surviving corporation to, for six years after the effective date of the Merger, indemnify the individuals who at or prior to the effective date of the Merger were directors or officers of AutoInfo, who we individually refer to as an indemnitee and collectively refer to as the indemnitees, with respect to all acts or omissions by them in their capacities as such at any time prior to the effective date of the Merger, to the fullest extent: (i) required by the our charter documents (including employees to the extent indemnified thereunder) as in effect on February 28, 2013; and (ii) permitted under applicable Law (including employees to the extent indemnification is permitted thereunder). An indemnitee shall notify AutoInfo in writing promptly upon learning of any claim, action, suit, proceeding, investigation or other matter in respect of which such indemnification may be sought. In the event of any such claim, action, suit, proceeding or investigation: (i) each indemnitee will be entitled to advancement of reasonable expenses incurred in the defense of any claim, action, suit, proceeding or investigation from AutoInfo within ten business days of receipt by AutoInfo from the indemnitee of a reasonably detailed request therefor; provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and (ii) neither Parent nor AutoInfo shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such indemnitee hereunder), unless such settlement, compromise or consent includes an unconditional release of such indemnitee from all liability arising out of such action, suit, proceeding, investigation or claim or such indemnitee otherwise consents. However, in no event shall AutoInfo be liable for any settlement or compromise effected without its written consent. Each of AutoInfo and the indemnitees shall cooperate in the defense of any

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claim, action, suit, Proceeding or investigation and shall furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Further, the indemnification agreements, if any, in existence on February 28, 2013 (and as may be amended prior to the closing upon approval (in writing) by Parent) with any of the directors, officers or employees of AutoInfo shall continue in full force and effect in accordance with their terms following the consummation of the Merger.

Parent has further agreed that prior to the closing of the Merger, Parent shall purchase for the benefit of AutoInfo’s directors and officers, as of February 28, 2013 and as of the effective date of the Merger, an insurance and indemnification tail policy, which we refer to as the D&O Tail Policy, that provides coverage for a period of six years from and after the effective date of the Merger for events occurring prior to the effective date of the Merger that is substantially equivalent to and in any event not less favorable in the aggregate than AutoInfo’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that Parent shall not be required to purchase the D&O Tail Policy if such policy exceeds 300% of the last annual premium paid prior to February 28, 2013, in which event, Parent shall purchase the most advantageous policy of directors’ and officers’ insurance obtainable for a total annual premium equal to such base amount.

The present and former directors and officers of AutoInfo will have the right to enforce the provisions of the Merger Agreement relating to their indemnification. If Parent or the surviving corporation assigns, transfer or conveys all of its properties and assets to any person, then proper provision must be made so that the successors and assigns of Parent and the surviving corporation assume all of the above indemnity obligations. If any action is made against any of our former directors or officers on or prior to the sixth anniversary of the effective time of the Merger, the above indemnity provisions will continue in effect until the final disposition of the action.

Securityholder Litigation

We agreed to give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against us and/or our directors relating to the Merger and not to settle that securityholder litigation without Parent’s consent, which consent will not be unreasonably withheld or delayed.

Fees and Expenses

Except as otherwise specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring the fees or expenses, whether or not the Merger and the other transactions contemplated by the Merger Agreement are consummated.

Conditions to the Merger

The respective obligations of AutoInfo, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•	the approval of the adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, by holders of a majority of the outstanding shares of AutoInfo Common Stock; and

•	no Restraint shall be in effect preventing, restraining or rendering illegal the consummation of the Merger.

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The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction (or waiver, if permissible under applicable law) of the following additional conditions:

•	our representations and warranties set forth in the Merger Agreement regarding: (i) organization, standing and corporate power; (ii) capitalization (with certain exceptions); (iii) authority, noncontravention and voting requirements; (iv) brokers and other advisors; and (v) state takeover statutes must be true and correct in all material respects as February 28, 2013 and the date of the closing of the Merger as if made on and as of such date (or, if given as of a specific date, at and as of such date) and all other representations and warranties that we have made in the Merger Agreement must be true and correct as of February 28, 2013 and the date of the closing of the Merger as if made on and as of such date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct, individually or in the aggregate, would not constitute a material adverse effect, in each instance disregarding all qualifications and exceptions relating to materiality;

•	AutoInfo shall have performed in all material respects its obligations under the Merger Agreement at or prior to the date of the closing of the Merger, except that AutoInfo’s obligations with respect to indebtedness and transaction expenses shall have been performed in all respect;

•	certain consents required to consummate the Merger and the transactions contemplated by the Merger Agreement shall have been obtained;

•	there shall not be a material adverse effect with respect to AutoInfo;

•	the transactions contemplated by Rollover Agreement shall have closed simultaneous with the closing of the Merger;

•	Parent shall have received resignation letters from each of the members of the boards of directors of AutoInfo and its subsidiaries, effective as of the effective time of the Merger; and

•	our stockholders have not exercised appraisal rights under the DGCL in respect of more than 5% of the outstanding shares of AutoInfo Common Stock.

Our obligation to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable law) of the following additional conditions:

•	the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement regarding: (i) organization, standing and corporate power; (ii) authority and noncontravention; and (iii) brokers and other advisors must be true and correct in all material respects as of February 28, 2013 and the date of the closing of the Merger as if made on and as of such date (or, if given as of a specific date, at and as of such date), and all other representations and warranties of Parent of Merger Sub set forth in the Merger Agreement must be true and correct as of February 28, 2013 and the date of the closing of the Merger as if made on and as of such date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct, individually or in the aggregate, would not constitute a material adverse effect, in each instance disregarding all qualifications and exceptions relating to materiality; and

•	Parent and Merger Sub shall have performed in all material respects all obligations under the Merger Agreement at or prior to the date of the closing of the Merger.

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Termination

We and Parent may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger.

The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time of the Merger as follows:

•	by either AutoInfo or Parent, if:

•	the Merger has not been consummated on or before August 27, 2013 (but this right to terminate will not be available to a party if the failure to consummate the Merger on or prior to August 27 2013 was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement);

•	a Restraint has become final and nonappealable (but this right to terminate will not be available to a party if the issuance of the Restraint was primarily due to the failure of such party to perform its obligations under the Merger Agreement); or

•	our stockholders’ meeting has been held and completed and our stockholders have not adopted the Merger Agreement and the transactions contemplated thereunder, including the Merger, at such meeting or any adjournment or postponement of such meeting.

•	by the Parent, if:

•	we shall have breached or failed to perform in any material respects any of our covenants or agreements set forth in the Merger Agreement or if any of our representations or warranties set forth in the Merger Agreement shall fail to be materially true, which breach or failure to perform (i) would give rise to a failure of the condition to Parent’s and Merger Sub’s obligation to close the Merger, and (ii) cannot be cured by AutoInfo within thirty days following receipt of written notice from Parent of such breach or failure; or

•	there shall have occurred a material adverse effect with respect to AutoInfo, which material adverse effect (i) would give rise to a failure of the condition to Parent’s and Merger Sub’s obligation to close the Merger, and (ii) cannot be cured by AutoInfo within 30 days following receipt of written notice from Parent; or

•	the Board (or the Special Committee) (i) withdraws or modifies (or publicly proposes to do so), in a manner adverse to Parent, the AutoInfo recommendation, or (ii) adopts, approves or recommends (or publicly proposes to do so) a takeover proposal, and (iii) fails to reaffirm the AutoInfo recommendation at least five days prior to the Special Meeting after receipt of written notice from Parent that it do so if such request is made following the public announcement of a takeover proposal; or.

•	there are any actions, lawsuits, litigations, arbitrations, or claims against AutoInfo that (i) are not related to the Merger or AutoInfo’s business operations, (ii) are materially adverse to AutoInfo, and (iii) are not resolved on or before the earlier of (a) 60 days of the commencement of such action, lawsuit, litigation, arbitration, or claim, or (b) August 27, 2013.

•	by AutoInfo, if:

•	Parent or Merger Sub shall have breached or failed to perform in any material respects any

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of its covenants or other agreements set forth in the Merger Agreement or if any of its representations or warranties set forth in the Merger Agreement shall fail to be materially true, which breach or failure to perform (i) would give rise to a failure of the condition to AutoInfo’s obligation to close the Merger, and (ii) cannot be cured by Parent within thirty days following receipt of written notice from AutoInfo of such breach or failure; or

•	at any time prior to the adoption of the Merger Agreement by our stockholders, in order to concurrently enter into an agreement with respect to a superior proposal that constitutes a superior proposal, if (i) AutoInfo has complied with its obligations described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page [**] of this proxy statement, and (ii) prior to or concurrently with such termination, we pay Parent the termination fee and expense reimbursement discussed in the section entitled “The Merger Agreement — Termination Fees — AutoInfo Termination Fee” beginning on page [**] of this proxy statement.

Effect of Termination

If the Merger Agreement is terminated, the terminating party must give written notice to the other parties. Upon such notice, the Merger Agreement will become null and void, except for certain provisions, including the provision discussed in the section entitled “The Merger Agreement — Termination Fees and Expense Reimbursement” below. Upon termination, the parties will have no liability, except they may be liable for termination fees, and nothing will relieve any party from liability for fraud in connection with, or any willful breach of, the Merger Agreement.

Termination Fees and Expense Reimbursement

AutoInfo Termination Fee

Upon the occurrence of the following events we will be obligated to pay Parent a termination fee in the amount of $1.5 million:

•	either AutoInfo or Parent shall have terminated the Merger Agreement as a result of the Merger not having been consummated on or before August 27, 2013 and AutoInfo shall have entered into a definitive agreement with respect to, or consummates, a transaction contemplated by any takeover proposal within 270 days following such termination date;

•	a takeover proposal has been made, proposed or communicated after February 28, 2013 (whether or not conditional or withdrawn) and thereafter (i) the Merger Agreement is terminated by AutoInfo or Parent due to the failure of our stockholders to adopt the Merger Agreement at the stockholders’ meeting, and (ii) within 270 days following such termination date, we enter into a definitive agreement with respect to, or consummate a takeover proposal;

•	Parent shall have terminated the Merger Agreement due to (i) our willful breach or willful failure to perform in any material respect any of our representations, warranties, covenants or other agreements in the Merger Agreement, which willful breach or willful failure to perform (a) related to our obligations with respect to the preparation of the proxy statement and the holding of the stockholders’ meeting, (b) gave rise to a failure of the condition to Parent’s and Merger Sub’s obligation to close the Merger, and (c) could not be cured by AutoInfo within thirty days following receipt of written notice from Parent of such breach or failure, or (ii) the occurrence of a material adverse effect with respect to AutoInfo caused by AutoInfo’s willful breach of the Merger Agreement, which material adverse effect (a) related to our obligations with respect to the preparation of the proxy statement and the holding of the stockholders’ meeting, (b) gave rise to a failure of the condition to Parent’s and Merger Sub’s obligation to close the Merger, and (b) could

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not be cured by AutoInfo within thirty days following receipt of written notice from Parent of such breach or failure; or

•	a takeover proposal has been made, proposed or communicated after February 28, 2013 (whether or not conditional or withdrawn) and thereafter Parent shall have terminated the Merger Agreement due to (i) our willful breach or willful failure to perform in any material respect any of our representations, warranties, covenants or other agreements in the Merger Agreement (other than related to our obligations with respect to the preparation of the proxy statement and the holding of the stockholders’ meeting), which willful breach or willful failure to perform (a) gave rise to a failure of the condition to Parent’s and Merger Sub’s obligation to close the Merger, and (b) could not be cured by AutoInfo within thirty days following receipt of written notice from Parent of such breach or failure, or (ii) the occurrence of a material adverse effect with respect to AutoInfo, caused by AutoInfo’s willful breach of the Merger Agreement, (other than related to our obligations with respect to the preparation of the proxy statement and the holding of the stockholders’ meeting), which material adverse effect (a) gave rise to a failure of the condition to Parent’s and Merger Sub’s obligation to close the Merger, and (b) could not be cured by AutoInfo within thirty days following receipt of written notice from Parent of such breach or failure, and within 270 days following such termination date, we enter into a definitive agreement with respect to, or consummate, a takeover proposal; or

•	Parent shall have terminated the Merger Agreement in circumstances where the Board (or the Special Committee) (i) withdraws or modifies (or publicly proposes to do so), in a manner adverse to Parent, AutoInfo recommendation, or (ii) adopts, approves or recommends (or publicly proposes to do so) a takeover proposal, and (iii) fails to reaffirm AutoInfo recommendation at least five days prior to the Special Meeting after receipt of written notice from Parent that it do so if such request is made following the public announcement of a takeover proposal; or

•	AutoInfo shall have terminated the Merger Agreement in connection with its entry into a definitive agreement in connection with a superior proposal.

Parent Termination Fee

Upon the termination of the Merger Agreement by AutoInfo in the event that Parent or Merger Sub shall have breached or failed to perform in any material respect any of its covenants or other agreements set forth in the Merger Agreement or if any representations or warranty of Parent of Merger Sub set forth in the Merger Agreement shall fail to be materially true, which failure to perform or breach gave rise to a failure of the condition to AutoInfo’s obligation to close the Merger and was not cured by the Parent or Merger Sub within thirty days following receipt of written notice from AutoInfo of such breach or failure, Parent and Merger Sub may be obligated to pay to us a termination fee equal to $1.5 million.

Expense Reimbursement

If the Merger Agreement is terminated in certain circumstances, including those events described under “The Merger Agreement — Termination” beginning on page [**] of this proxy statement, AutoInfo will be obligated to reimburse Parent for cost and expenses incurred in connection with the proposed transaction up to $1.25 million.

No Survival; Wachtel Indemnification

Except as otherwise provided for in the Merger Agreement, all representations, warranties and agreements contained in the Merger agreement shall terminate at the effective time of the Merger, and Parent will, following the

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closing, of the Merger, have no recourse against AutoInfo or its stockholders for any breaches thereof. However, simultaneous with the execution of the Merger Agreement, Parent and Mr. Wachtel entered the Indemnification Agreement, whereby $500,000 of Parent’s equity interests to be issued to Mr. Wachtel pursuant to the Rollover Agreement would be held in escrow and Mr. Wachtel would be responsible for 50% of any damages incurred by Parent and Merger Sub arising from such breaches of AutoInfo’s representations and warranties, subject to a $100,000 deductible and an indemnity cap of $500,000, any of which claims can be satisfied (at the election of Mr. Wachtel) in cash or set off against such equity interests.

Amendment or Supplement

At any time prior to the effective time of the Merger, the parties to the Merger Agreement may amend or supplement the Merger Agreement, whether before or after the stockholder approval, by written agreement of the parties and by action of their respective boards of directors. However, following stockholder approval, the parties may not amend the provisions of the Merger Agreement in any manner which would require further approval by our stockholders under applicable law without such approval.

Specific Performance

Each of the parties to the Merger Agreement is entitled to specifically enforce the terms of the Merger Agreement and each party has agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with its specific terms or were otherwise breached and that monetary damages would not provide an adequate remedy in such event. Each party has accordingly agreed that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in any court of the United States or any state having jurisdiction without bond or security being required; provided that in the event AutoInfo, on the one hand, or Parent and/or Merger Sub, on the other hand, successfully enforces their respective rights and remedies in accordance with its specific performance rights under the Merger Agreement, such specific enforcement shall be such party’s exclusive remedy and such party shall not be entitled to any other relief including the payment of termination fees or expense reimbursement otherwise provided for in the Merger Agreement.

COMVEST GUARANTY

As a condition to AutoInfo entering into the Merger Agreement, Comvest Investment Partners IV, L.P., the majority equity holder of Parent, entered into a limited guaranty pursuant to which it guaranteed any and all obligations owing by Parent and Merger Sub to AutoInfo under the Merger Agreement.

MANAGEMENT EXCHANGE AND ROLLOVER AGREEMENT

As a condition to Parent entering into the Merger Agreement, on February 28, 2013 each of Mr. Wachtel, Mr. Weiss and Mr. Williams entered into the Rollover Agreement with Parent pursuant to which:

•	Mr. Wachtel and Mr. Weiss have agreed, effective at the closing, to contribute 476,190 and 226,209 shares of AutoInfo Common Stock, owned by them respectively, to Parent in exchange for 500,000 and 237,520 common units in Parent, respectively. The shares of AutoInfo Common Stock to be contributed and the Parent common units to be received are of equal value ($500,000 and $237,520, respectively); and

•	Mr. Williams has agreed to forego and forfeit $425,000 of cash payments otherwise due and payable to him pursuant to the transactions contemplated under the Merger Agreement upon the cancellation of

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AutoInfo stock options owned by him in exchange for 425,000 profit interest units of Parent (valued at $425,000).

The equity interests in Parent to be acquired pursuant to the Rollover Agreement will be subject to restrictions on transfer and other customary terms and provisions set forth in the LLC Agreement. Additionally, each of Mr. Wachtel and Mr. Williams has agreed to be bound by restrictive covenants contained therein, including with respect to non-competition, non-solicitation, non-disparagement, and non-disclosure. Upon the consummation of the transactions contemplated by the Rollover Agreement and the Merger, Mr. Wachtel, Mr. Williams and Mr. Weiss will collectively hold less than 5% of the outstanding limited liability company interests in Parent.

VOTING AGREEMENT

As a condition to Parent entering into the Merger Agreement, on February 28 2013 each of Mr. Einselen, Mr. Patterson, Mr. Robertson, Mr. Wachtel, Mr. Weiss, Mr. Williams, and Mr. Wunderlich, each a stockholder and/or option holder of AutoInfo who are members of the AutoInfo’s management and/or members of the Board, who we collectively refer to as, the “Voting Stockholders”, entered into the Voting Agreement. The following summary describes certain material provisions of the Voting Agreement and is qualified in its entirety by reference to the Voting Agreement, a copy of the form of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that may be important to you. We encourage you to read the Voting Agreement carefully and in its entirety.

Agreement to Vote and Irrevocable Proxy

Under the Voting Agreement, the Voting Stockholders agreed to vote all of their shares of AutoInfo Common Stock (representing approximately 22.3% of the outstanding shares of AutoInfo Common Stock as of [**], 2013, the record date established for the Special Meeting): (i) in favor of adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger; and (ii) against (a) any proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or any other transactions contemplated by the Merger Agreement, (b) any takeover proposal, (c) any change in the management or the Board (other than as contemplated by the Merger Agreement), and (d) any action or agreement that the Stockholders actually knows, or reasonably expects, would result in a breach of any representation, warranty, covenant or agreement or any other obligation of AutoInfo under the Merger Agreement or of such stockholder under the Voting Agreement. In addition, each of the Voting Stockholders agreed to irrevocably appoint an officer of Parent as such Voting Stockholder’s proxy and attorney-in-fact, with full power of substitution and re-substitution, to cause such stockholder’s shares of Common Stock to be voted in favor of the Merger Agreement and the Merger.

Transfer Restrictions

A Voting Stockholder will not, during the term of the Voting Agreement: (i) sell or otherwise transfer any of the covered shares (including, but not limited to, any covered shares that such Voting Stockholder has the right to vote due to any agreement, proxy or other similar right) or any economic, voting or other direct or indirect interest therein; or (ii) grant a proxy or enter into any voting agreement concerning any of the covered shares (except as contemplated by the Voting Agreement).

Termination

The Voting Agreement shall remain in effect until the earliest to occur of: (i) the closing; (ii) the date of termination of the Merger Agreement in accordance with its terms; (iii) the parties to the Voting Agreement agree in writing to its termination; or (iv) August 27, 2013, if the closing has not occurred by such date.

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APPRAISAL RIGHTS

Under the DGCL, if you do not wish to accept the per share Merger consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of AutoInfo Common Stock and, if the Merger is completed, to receive payment in cash for the fair value of your shares of AutoInfo Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of AutoInfo Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $1.05 per share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. AutoInfo’s stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must comply with the provisions of Section 262 of the DGCL, or Section 262, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.

This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified by reference to Section 262, the full text of which appears in Annex D to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 requires that where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the stockholder meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes AutoInfo’s notice to its stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of AutoInfo Common Stock, you must satisfy each of the following conditions:

•	you must deliver to AutoInfo a written demand for appraisal of your shares of AutoInfo Common Stock before the vote is taken to approve the proposal to adopt the Merger Agreement, which must reasonably inform us of the identity of the holder of record of AutoInfo Common Stock who intends to demand appraisal of his, her or its shares of AutoInfo Common Stock; and

•	you must not vote in favor of the proposal or submit a proxy in favor of the proposal to adopt the Merger Agreement.

If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive payment for your shares of AutoInfo Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of AutoInfo Common Stock. A holder of shares of AutoInfo Common Stock wishing to exercise appraisal rights must hold of record the shares of AutoInfo Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of AutoInfo Common Stock of record through the effective time of the Merger, because appraisal rights will be lost if the shares of AutoInfo Common Stock are transferred prior to the effective time of the Merger. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it effectively will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who

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wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

All demands for appraisal should be addressed to AutoInfo, Inc., 6413 Congress Avenue, Suite #260, Boca Raton, Florida 33487, Attention: Corporate Secretary, and must be delivered before the stockholder vote is taken to approve the proposal to adopt the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of AutoInfo Common Stock. The demand must reasonably inform AutoInfo of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of AutoInfo Common Stock.

To be effective, a demand for appraisal by a stockholder of AutoInfo Common Stock must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder’s name appears on AutoInfo’s stock ledger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of AutoInfo Common Stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, broker, trustee or other nominee, submit the required demand in respect of those shares of AutoInfo Common Stock. If you hold your shares of AutoInfo Common Stock through a bank, broker, trustee or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trustee or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the bank, broker, trustee or other nominee.

If shares of AutoInfo Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of AutoInfo Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of AutoInfo Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of AutoInfo Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of AutoInfo Common Stock as to which appraisal is sought. Where no number of shares of AutoInfo Common Stock is expressly mentioned, the demand will be presumed to cover all shares of AutoInfo Common Stock held in the name of the record owner.

Within ten days after the effective time of the Merger, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of AutoInfo’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand for appraisal and accept the cash payment specified by the Merger Agreement for that stockholder’s shares of AutoInfo Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any attempt to withdraw the demand for appraisal made more than 60 days after the effective time of the Merger will require written approval of the surviving corporation. Unless the demand for appraisal is properly withdrawn by a stockholder within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with approval conditioned upon the terms as the Court deems just. If more than 60 days have elapsed since the effective time of the Merger and either the surviving corporation does not approve a request to withdraw a demand for appraisal or the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

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Within 120 days after the effective time of the Merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of AutoInfo Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of the petition must be made upon the surviving corporation. The surviving corporation has no obligation to file a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time of the Merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of AutoInfo Common Stock not voted in favor of the proposal to adopt the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of shares of AutoInfo Common Stock. The statement must be mailed to the requesting stockholder within ten days after written request has been received by the surviving corporation. A person who is the beneficial owner of shares of AutoInfo Common Stock held either in a voting trust or by a nominee on behalf of a person may, in the person’s own name, file a petition or request from the surviving corporation for the statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of AutoInfo Common Stock and with whom agreements as to the value of their shares of AutoInfo Common Stock have not been reached. After the Delaware Register in Chancery gives notice of the time and place of the hearing to stockholders who have demanded appraisal, if notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded appraisal for their shares of AutoInfo Common Stock and who hold stock represented by certificates to submit their stock certificate(s) to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of AutoInfo Common Stock, the Delaware Court of Chancery will appraise the shares of AutoInfo Common Stock, determining their fair value as of the effective time of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of value upon surrender to AutoInfo by those stockholders of the certificate(s) representing their shares of AutoInfo Common Stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the per share Merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that an appraisal could result in a determination of a value higher or lower than, or the same as, the per share Merger consideration. Moreover, we do not anticipate offering more than the per share Merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of AutoInfo Common Stock is less than the per share Merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court

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discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each stockholder is responsible for his, her or its attorneys’ and expert witness fees, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of AutoInfo Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares of AutoInfo Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of AutoInfo Common Stock, other than with respect to dividends or distributions payable to stockholders of record as of a record date prior to the effective time of the Merger. However, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of the stockholder’s demand for an appraisal and an acceptance of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $1.05 per share cash payment (without interest) for his, her or its shares of AutoInfo Common Stock pursuant to the Merger Agreement.

In view of the complexity of Section 262 of the DGCL, AutoInfo stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

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MARKET PRICES OF AUTOINFO’S COMMON STOCK AND DIVIDEND INFORMATION

AutoInfo Common Stock is quoted on the OTCBB under the symbol “AUTO.” The table below shows, for the periods indicated, the price range of AutoInfo Common Stock, as quoted on the OTCBB.

The closing price of AutoInfo Common Stock on the OTCBB on February 28, 2013, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $0.98 per share of AutoInfo Common Stock. On [**], 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the Common Stock on the OTCBB was $____ per share of AutoInfo Common Stock. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of AutoInfo Common Stock.

	High	Low

Year Ending December 31, 2013

First Quarter (through March 14, 2013)	$1.08	$0.85

Year Ending December 31, 2012:

Fourth Quarter	$0.98	$0.77
Third Quarter	0.87	0.74
Second Quarter	0.85	0.69
First Quarter	0.80	0.69

Year Ending December 31, 2011:

Fourth Quarter)	$0.87	$0.51
Third Quarter	0.64	0.49
Second Quarter	0.80	0.55
First Quarter	0.77	0.60

We have never declared or paid cash dividends on AutoInfo Common Stock, and the terms of the Merger Agreement provide that, from the date of the Merger Agreement until the effective time of the Merger, we may not declare, set aside or pay any dividends on shares of AutoInfo Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of AutoInfo Common Stock as of March __, 2013 for (i) each person known by AutoInfo to own beneficially more than 5% of AutoInfo Common Stock, (ii) each of our directors, (iii) our principal executive officer, principal financial officer and each of our other three most highly compensated executive officers, and (iv) all directors and executive officers of AutoInfo as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

Name of	Shares of Common Stock		Percentage
Beneficial Owner (1)	Beneficially Owned		Of Ownership

(i) Directors and Executive Officers
Peter C. Einselen	708,931	(2)	2.0%
Mark K. Patterson	196,667	(3)	*
Thomas C. Robertson	612,431	(4)	1.8%
Harry Wachtel	6,386,503	(5)	18.5%
Mark Weiss	951,503	(6)	2.7%
Michael P. Williams	493,000	(7)	1.4%
William I. Wunderlich	1,442,342	(8)	4.2%

All executive officers and directors as a group (7 persons)	9,532,532	(9)	26.3%

(ii) 5% Stockholders
James T. Martin	5,620,000	(10)	16.4%
Kinderhook, LP	6,278,312	(11)	18.3%
Peter H. Kamin	1,804,900	(12)	5.3%

* Less than 1%.

(1)	Unless otherwise indicated below, each director, executive officer and each 5% stockholder has sole voting and investment power with respect to all shares beneficially owned. The address for Mr. Wachtel is c/o AutoInfo, Inc., 6413 Congress Avenue, Suite 260, Boca Raton, FL 33487. The address for Dr. Martin is c/o Bermuda Trust Company, Compass Point Road, 9 Bermudian Road, Hamilton HM11, Bermuda. The address for Kinderhook Partners, LP is One Executive Drive, Suite 160, Fort Lee, NJ 07024. The address for Mr. Kamin is One Avery Street, 17B, Boston, MA 02111.

(2)	Includes 402,500 shares issuable upon the exercise of vested stock options.

(3)	Includes 196,667 shares issuable upon the exercise of vested stock options.

(4)	Includes 380,000 shares issuable upon the exercise of vested stock options.

(5)	Includes 1,258,845 shares with respect to which Mr. Wachtel has been granted voting rights pursuant to voting proxy agreements and 200,000 shares issuable upon the exercise of vested stock options.

(6)	Includes 851,503 with respect to which Mr. Weiss has granted voting rights to Mr. Wachtel pursuant to a voting proxy agreement. Mr. Weiss retains full control over the disposition of these shares. Includes 100,000 shares issuable upon the exercise of vested stock options.

(7) Includes 490,000 shares issuable upon the exercise of vested stock options.

(8) Includes 407,342 shares with respect to which Mr. Wunderlich has granted voting rights to Mr. Wachtel pursuant to a voting proxy agreement. Mr. Wunderlich retains full control over the disposition of these shares. Includes 12,000 shares issuable upon the exercise of vested stock options.

(9)	Includes 1,869,167 shares issuable upon exercise of options or warrants owned by members of this group and exercisable at the Record Date or within 60 days thereafter.

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(10)	The information with respect to this stockholder is derived from information provided by the stockholder and/or his agents.

(11)	The information with respect to this stockholder was derived from the stockholder’s most recent Exchange Act filing with the SEC. Kinderhook GP, LLC (the “General Partner”), is the general partner of the Kinderhook, LP (the “Partnership”). Mr. Stephen J. Clearman and Mr. Tushar Shah are co-managing members of the General Partner and as a result, Mr. Clearman and Mr. Shah may be deemed to control the General Partner and the Partnership. In addition, Mr. Clearman and Mr. Shah are co-managing members of Kinderhook Partners, LLC (the “Investment Adviser”), which is responsible for making investment decisions on the Partnership’s behalf. Accordingly, Mr. Clearman and Mr. Shah may be deemed to have a beneficial interest in the shares of AutoInfo Common Stock by virtue of their indirect control of the Partnership’s, General Partner’s, and Investment Adviser’s power to vote and/or dispose of the shares of AutoInfo’s Common Stock. Mr. Clearman and Mr. Shah specifically disclaim beneficial ownership of the shares of AutoInfo’s Common Stock except to the extent of their pecuniary interest, if any, therein. Mr. Clearman and Mr. Shah specifically disclaim beneficial ownership of the shares of Common Stock except to the extent of their pecuniary interest, if any, therein.

(12)	The information with respect to this stockholder was derived from the stockholder’s most recent Exchange Act filing with the SEC.

DELISTING AND DEREGISTRATION OF AUTOINFO COMMON STOCK

If the Merger is completed, AutoInfo Common Stock will no longer be quoted on the OTCBB and it will be deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of AutoInfo Common Stock. In addition, if the Merger is completed, AutoInfo Common Stock will no longer be publicly-traded.

PROPOSAL #2 — ADVISORY VOTE ON CHANGE OF CONTROL PAYMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the change of control payments for our named executive officers, as disclosed in the section of this proxy statement entitled “The Merger—Interests of Certain Persons in the Merger— Change of Control Payments” at page [**] of this proxy statement.

We are asking our stockholders to indicate their approval of the various change of control payments which our named executive officers will or may be eligible to receive in connection with the Merger. These payments are set forth in the section of this proxy statement entitled “The Merger— Interests of Certain Persons in the Merger— Change of Control Payments” at page **. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of AutoInfo’s overall compensation program for its named executive officers, which has been disclosed to our stockholders in our annual proxy statement. These historical arrangements were adopted and approved by the Compensation Committee of the Board, which is comprised solely of non-management directors, and are believed to be reasonable and competitive with the arrangements being offered by other U.S.-based, general diversified manufacturing companies with similar domestic and international sales and industries.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED FURTHER, that the stockholders of AutoInfo approve, solely on a non-binding, advisory basis, the change of control payments that certain named executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo.”

Stockholders should note that this non-binding proposal regarding change of control is merely an advisory vote that will not be binding on AutoInfo or Parent, their boards of directors or the compensation committees of AutoInfo or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to

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stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the various change of control payments in accordance with the terms or conditions applicable to those payments.

Approval of the non-binding proposal regarding certain Merger-related executive compensation arrangements requires an affirmative vote of a majority of the shares of AutoInfo Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal, and actually voting on the proposal, assuming a quorum is present.  For the non-binding proposal regarding certain Merger-related executive compensation arrangements, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention, but not a broker non-vote, will be counted for purposes of determining a quorum. No proxy that is specifically marked against adoption of the Merger Agreement will be voted FOR the non-binding proposal, unless it is specifically marked “FOR” the non-binding proposal.

The Board recommends that you vote “FOR” the proposal to approve, solely on a non-binding, advisory basis, the change of control payments that certain named executive officers of AutoInfo will receive in connection with the Merger under their existing employment agreements with AutoInfo.

PROPOSAL #3 — ADJOURNMENT OF THE SPECIAL MEETING

If we fail to receive a sufficient number of votes to adopt the Merger Agreement, we may propose to adjourn the Special Meeting for the purpose of soliciting additional proxies to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. We currently do not intend to propose adjournment of our Special Meeting if there are sufficient votes to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Assuming a quorum is present at the Special Meeting, approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. If a quorum is not present at the Special Meeting, approval of a proposal to adjourn the Special Meeting will require the affirmative vote of the majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

The Board recommends that you vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

OTHER MATTERS

The Board currently knows of no other business that will be presented for consideration at the Special Meeting. Nevertheless, should any business other than that set forth in the notice of Special Meeting of stockholders properly come before the meeting or any adjournment or postponement thereof, the enclosed proxy confers discretionary authority to vote with respect to matters, including matters that the Board does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, or any adjournment or postponement thereof, then the proxy holders named in the enclosed proxy card will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we would hold a 2013 annual meeting of stockholders at a date and time to be determined in

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the future. If the Merger is not consummated, any stockholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and accompanying proxy card for our next annual meeting must have been delivered to, or mailed to and received at, our principal office at 6413 Congress Avenue, Suite #260, Boca Raton, Florida 33487 by July 12, 2013 (unless the date of our 2013 annual meeting of stockholders is changed by more than 30 days from the date of our 2012 annual meeting of stockholders, in which case the deadline is a reasonable time before we mail our proxy materials) and have met the requirements of Rule 14a-8.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers, trustees or other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card. Under Delaware law, stockholders must consent to “householding” and any stockholder who fails to object in writing to the corporation within 60 days of having been given written notice by the corporation of its intent to “household” is deemed to have consented to “householding.”

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank, broker, trustee or other nominee and direct a written request to Investor Relations, AutoInfo, Inc., 6413 Congress Avenue, Suite #260, Boca Raton, Florida 33487 or an oral request by telephone at (561) 988-9456. If any stockholders in your household wish to receive a separate copy of this proxy statement, they may call or write to Investor Relations and we will promptly provide additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank, broker, trustee or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.dynamex.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each statement is qualified by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by

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us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed with the SEC on March 21, 2012);

•	Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (filed with the SEC on May 14, 2012, August 14, 2012 and November 14, 2012, respectively; and

•	Current Reports on Form 8-K filed with the SEC on November 13, 2012 and March 5, 2013.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to AutoInfo, Inc., 6413 Congress Avenue, Suite #260, Boca Raton, Florida 33487, Attn: Corporate Secretary or by telephone at (561) 988-9456, on the Investor Relations page of our corporate website at www.autoinfo.com; or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED _______, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of February 28, 2013

among

AUTOINFO, INC.,

AUTOINFO HOLDINGS, LLC

and

AUTOINFO ACQUISITION CORP.

Page

Article	1	The Merger	2
	1.1	The Merger	2
	1.2	Closing	2
	1.3	Effective Time	2
	1.4	Effects of the Merger	3
	1.5	Certificate of Incorporation and Bylaws of the Surviving Corporation	3
	1.6	Directors and Officers of the Surviving Corporation	3
Article	2	Effect of the Merger; Exchange of Certificates; Company Stock Options	4
	2.1	Effect on Capital Stock	4
	2.2	Exchange of Certificates	5
	2.3	Company Stock Options	7
	2.4	Adjustments	8
Article	3	Representations and Warranties of the Company	8
	3.1	Organization, Standing and Corporate Power	8
	3.2	Capitalization	9
	3.3	Authority; Noncontravention; Voting Requirements	11
	3.4	Approvals	12
	3.5	Company SEC Documents; Undisclosed Liabilities	13
	3.6	Assets	15
	3.7	Absence of Certain Changes or Events	15
	3.8	Legal Proceedings	17
	3.9	Compliance With Laws	17
	3.10	Change of Control Agreements	17
	3.11	Tax Matters	18
	3.12	Employee Benefits Matters	20
	3.13	Labor and Employment Matters	22
	3.14	Environmental, Health and Safety Matters	24
	3.15	Contracts	26

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(continued)

Page

	3.16	Real Property	27
	3.17	Intellectual Property	29
	3.18	Insurance	32
	3.19	Business Continuity	33
	3.20	Customers, Suppliers and Sales Agents	33
	3.21	Restrictions on Business Activities	33
	3.22	Warranty	33
	3.23	Product Liability	34
	3.24	Indebtedness	34
	3.25	Opinion of Financial Advisor	35
	3.26	Brokers and Other Advisors	35
	3.27	State Takeover Statutes	35
	3.28	Ethical Business Practices	35
	3.29	Capital Expenditures and Investments	36
	3.30	Affiliate Transactions	36
	3.31	Information Supplied.	36
Article	4	Representations and Warranties of Parent and Merger Sub	37
	4.1	Organization, Standing and Corporate Power	37
	4.2	Authority; Noncontravention	37
	4.3	Approvals	38
	4.4	Information Supplied	38
	4.5	Ownership and Operations of Merger Sub	38
	4.6	Financing	39
	4.7	Brokers and Other Advisors	39
Article	5	Additional Covenants and Agreements	39
	5.1	Preparation of the Proxy Statement; Stockholder Meeting	39
	5.2	Conduct of Business	41
	5.3	No Solicitation by the Company; Etc	43
	5.4	Reasonable Best Efforts	46
	5.5	Public Announcements	47

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(continued)

Page

	5.6	Access to Information; Confidentiality	47
	5.7	Notification of Certain Matters	48
	5.8	Indemnification and Insurance	49
	5.9	Securityholder Litigation	50
	5.10	Fees and Expenses	50
	5.11	Certain Employee-Related Matters	50
	5.12	Indebtedness and Company Transaction Expenses	51
	5.13	Termination of Certain Agreements	51
	5.14	Financing	51
	5.15	Exchange and Rollover	51
Article	6	Conditions Precedent	52
	6.1	Conditions to Each Party’s Obligation to Effect the Merger	52
	6.2	Conditions to Obligations of Parent and Merger Sub	52
	6.3	Conditions to Obligations of the Company	53
Article	7	Termination	54
	7.1	Termination	54
	7.2	Effect of Termination	56
	7.3	Termination Fees	56
	7.4	Expenses Upon Termination	58
Article	8	Miscellaneous	58
	8.1	No Survival, Etc	58
	8.2	Amendment or Supplement	58
	8.3	Extension of Time, Waiver, Etc	59
	8.4	Assignment	59
	8.5	Counterparts; Facsimile/PDF Execution	59
	8.6	Entire Agreement; No Third-Party Beneficiaries	59
	8.7	Governing Law; Jurisdiction	60
	8.8	Specific Performance	60
	8.9	Notices	61
	8.10	Severability	62

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(continued)

Page

8.11	Interpretation; Other	62

EXHIBITS

Exhibit 4.6            –         Debt Commitment Letter

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of February 28, 2013 (this “Agreement”), is by and among AutoInfo Holdings, LLC, a Delaware limited liability company (“Parent”), AutoInfo Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and AutoInfo, Inc., a Delaware corporation (the “Company”). Certain defined terms used in this Agreement are defined in Annex A.

RECITALS

WHEREAS, the Board of Directors of the Company, acting upon the recommendation of a special committee formed by the Board of Directors of the Company for the purpose of evaluating and negotiating strategic alternatives and/or transactions for the Company, including this Agreement and the Transactions (a) has approved and declared advisable this Agreement and determined that this Agreement is in the best interests of its stockholders, (b) has approved and declared advisable the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions provided for in this Agreement, and determined that the Merger is in the best interests of its stockholders, (c) has reviewed the terms of the Merger and determined that such terms are fair to its stockholders, and (d) has recommended adoption by its stockholders of this Agreement and the Merger;

WHEREAS, the respective Boards of Directors (or similar governing body) and the equity holders of Parent and Merger Sub have approved this Agreement and the Merger on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Senior Managers and Parent have entered into employment agreements (including non-compete, non-solicit, non-disclosure, and non-disparagement covenants), pursuant to which each such Senior Manager has agreed to be employed by the Company after the Closing in accordance with the terms of such Senior Manager’s employment agreement;

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, the Company’s stockholders set forth on the signature pages thereto and Parent have entered into that certain Voting Agreement (the “Voting Agreement”), pursuant to which such stockholders have agreed to vote their respective Shares in favor of the adoption of this Agreement and the consummation of the Transactions in accordance with the terms of the Voting Agreement;

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, the Rollover Senior Managers, Parent, and Merger Sub have entered into that certain Exchange and Rollover Agreement (the “Exchange and Rollover Agreement”) pursuant to which at or immediately prior to the Effective Time (a) Harry Wachtel and Mark Weiss have agreed to contribute their respective Rollover Shares in the exchange for equity interests of Parent in accordance with Section 5.15 and the terms of the Exchange and Rollover Agreement and (b)

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Michael P. Williams has agreed to forego a portion of the Option Consideration, and/or the change of control payment to be paid to him in connection with the consummation of the Transactions in exchange for the number of Class A Profits Interest Units issued pursuant to the Parent’s 2013 Executive Unit Plan for services to be provided to or for the benefit of Parent (or its Subsidiaries) in accordance with the terms of the Exchange and Rollover Agreement;

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Harry Wachtel, the Company, Parent, and Merger Sub have entered into that certain Indemnification Agreement (the “Indemnification Agreement”) pursuant to which Harry Wachtel has agreed (subject to certain limitations set forth in the Indemnification Agreement) to indemnify Parent and Merger Sub and hold Parent and Merger Sub harmless for breaches of the Company’s representations, warranties, and covenants set forth in this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, the Guarantor has entered into that certain Limited Guaranty (the “Limited Guaranty”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article 1
The Merger

1.1              The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (with respect to all post-Effective Time periods, the “Surviving Corporation”).

1.2              Closing.

The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (Miami, Florida local time) on a date to be specified by the parties (the “Closing Date”) that is not later than three (3) Business Days after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of McDermott Will & Emery LLP, 333 Avenue of the Americas, Suite 4500, Miami, Florida 33131, unless another time, date or place is agreed to in writing by the parties hereto.

1.3              Effective Time.

Subject to the provisions of this Agreement, upon the Closing, the Company and Merger Sub shall file with the Secretary of State of the State of Delaware a certificate of merger,

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executed, acknowledged and filed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

1.4              Effects of the Merger.

The Merger shall have the effects set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.5              Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)                Certificate of Incorporation. At the Effective Time, the certificate of incorporation of Merger Sub, as amended pursuant to the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, which may be amended from time to time after the Effective Time as provided therein or by applicable Law.

(b)               Bylaws. At the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation, which may be amended from time to time after the Effective Time as provided by the Surviving Corporation’s certificate of incorporation or such bylaws.

1.6              Directors and Officers of the Surviving Corporation.

(a)                Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with applicable Laws, and the Surviving Corporation’s certificate of incorporation and bylaws.

(b)               The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with applicable Laws, the Surviving Corporation’s certificate of incorporation and bylaws.

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Article 2
Effect of the Merger; Exchange of Certificates; Company Stock Options

2.1              Effect on Capital Stock.

At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub, the holder of any shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), or the holder of any shares of capital stock of Merger Sub:

(a)                Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b)               Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock, other than shares to be canceled in accordance with Section 2.1(c) and Dissenting Shares (each a “Share” and collectively, the “Shares”), shall be converted into the right to receive a cash amount equal to $1.05, without interest (the “Merger Consideration”) pursuant to the terms and conditions set forth in Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

(c)                Cancellation of Treasury Stock and Parent-Owned Stock. Any Shares that are owned by the Company as treasury stock, and any Shares owned by Parent or Merger Sub, including the Rollover Shares, in each case immediately prior to the Effective Time, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(d)               Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote to adopt this Agreement (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively

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withdrawn or lost such appraisal rights pursuant to the DGCL, such holder’s Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with Section 2.1(b), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and Proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment or waive any failure by a stockholder to timely comply with the requirements of the DGCL to perfect or demand appraisal rights. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

2.2              Exchange of Certificates.

(a)                Paying Agent. Prior to the Effective Time, Parent and the Company shall designate American Stock Transfer & Trust Company, LLC to act as agent for the holders of Shares and Options in connection with the Merger (the “Paying Agent”) to receive, for the benefit of such holders, the aggregate amount equal to the sum of (i) the product of (A) the Merger Consideration, times (B) the number of Shares plus (ii) the aggregate amount of Option Consideration payable upon the exercise of the Options (collectively, items (i) and (ii) shall be referred to as the “Aggregate Merger Consideration”). At the Closing, Parent shall deposit, or cause to be deposited, on behalf of Parent, immediately available funds equal to the Aggregate Merger Consideration with the Paying Agent for the benefit of the holders of Shares (other than shares to be canceled in accordance with Section 2.1(c) and the Dissenting Shares) and Options. The Paying Agent shall cause the Aggregate Merger Consideration to be (x) held for the benefit of the holders of Company Common Stock and Options, and (y) applied promptly to making the payments pursuant to Section 2.1(b), Section 2.3 and Section 2.4. The Aggregate Merger Consideration shall not be used for any purpose that is not expressly provided for in this Agreement. The Aggregate Merger Consideration deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent as directed by Parent. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs.

(b)               Payment Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (immediately prior to the Effective Time) of a Certificate and/or Options (to the extent the Merger Consideration exceeds the exercise price payable in respect of such share of Company Common Stock issuable under such Option) (i) a letter of transmittal (which shall specify, in connection with a Certificate, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or a lost Certificate affidavit in lieu thereof) to the Paying Agent, and which shall be in such form and shall have such other provisions as Parent may reasonably specify and approve) and (ii) instructions for use in effecting the surrender of the Certificates or Options in exchange for payment of the Merger Consideration and the Option Consideration, as applicable. Upon surrender of a Certificate (or a lost Certificate affidavit in

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lieu thereof) or Options for cancellation to the Paying Agent (if applicable), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate or Options shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Share formerly represented by such Certificate or Option (to the extent the Merger Consideration exceeds the exercise price payable in respect of such share of Company Common Stock issuable under such Option), and the Certificate or Option so surrendered shall forthwith be canceled. If payment of the applicable portion of the Aggregate Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Option is registered, it shall be a condition of such payment that (x) the Certificate or Option so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the applicable portion of the Aggregate Merger Consideration to a Person other than the registered holder of such Certificate or Option surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable, and such Person shall indemnify the Paying Agent, if so requested by the Paying Agent. Until surrendered as contemplated by this Section 2.2, each Certificate or Option shall be deemed at any time after the Effective Time to represent only the right to receive the applicable portion of the Aggregate Merger Consideration as contemplated by this Article 2, without interest.

(c)                Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of Shares upon the surrender for exchange of Certificates (or a lost Certificate affidavit in lieu thereof) in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates (or a lost Certificate affidavit in lieu thereof), and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates (or a lost Certificate affidavit in lieu thereof) that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates (or a lost Certificate affidavit in lieu thereof) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

(d)               Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of lost Certificate (in a form reasonably acceptable to Parent) by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article 2.

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(e)                Termination of Fund. At any time following twelve (12) months after the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it or Parent any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Options, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any of the Aggregate Merger Consideration that may be payable upon surrender of any Certificates or Options held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of any and all claims or interest of any Person previously entitled thereto.

(f)                No Liability. Notwithstanding any provision of this Agreement to the contrary, neither the parties hereto, the Surviving Corporation nor the Paying Agent shall be liable to any Person for any portion of the Aggregate Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)               Withholding Taxes. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares or Options pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign tax Law. To the extent amounts are so deducted or withheld, such amounts shall be paid over to the appropriate taxing authority, and such paid over amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.3              Company Stock Options.

Prior to the Effective Time, the Company shall take all actions necessary to provide that each option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire shares of Company Common Stock (each, an “Option”) shall be cancelled and terminated (without regard to the exercise price of the Options) and that all Options, whether or not vested, that remain unexercised immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock then subject to such Option whether or not vested without the need for any further action by the holder of the Option. The Option Consideration shall be paid to holders of Options in accordance with Section 2.2. Prior to the Effective Time, the Company shall make such amendments to the terms of the Company Stock Plans and obtain any consents from holders of Options that, in each case, are necessary to give effect to the transactions contemplated by this Section 2.3 and, notwithstanding anything to the contrary, payment may be withheld in respect of any Option until any necessary consents are obtained. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, stock appreciation rights or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the

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Surviving Corporation or to receive any payment in respect thereof, except as contemplated in connection with the Transactions. Prior to the Effective Time, the Company shall take all actions necessary to terminate all its Company Stock Plans, such termination to be effective at or before the Effective Time. Notwithstanding anything to the contrary herein, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Option Consideration otherwise payable such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Laws. The Company shall not take any action to vest Options that were granted after December 31, 2012 to the extent that such Options would not vest by their current terms prior to the Effective Time.

2.4              Adjustments.

Notwithstanding any provision of this Article 2 to the contrary (but without in any way limiting the covenants in Section 5.2), if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number or class of shares by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, stock split, conversion, combination, exchange of shares or similar transaction, the Aggregate Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, stock split, conversion, combination, exchange of shares or similar transaction.

Article 3
Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the corresponding section of the disclosure schedule (provided, that, any information set forth in one Section of the Company Disclosure Schedule will be deemed to apply to each other Section or subsection of this Agreement and the Company Disclosure Schedule to the extent such disclosure is made in a manner to make its relevance to such other Section or subsection readily apparent) delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”):

3.1              Organization, Standing and Corporate Power.

(a)                Section 3.1(a)(i) of the Company Disclosure Schedule sets forth the jurisdiction of incorporation of the Company and each of its Subsidiaries and each state or other jurisdiction in which the Company and each of its Subsidiaries is licensed or qualified to do business. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized and has all requisite corporate power and authority and all Permits necessary to own, lease, and operate all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the operation, ownership, leasing, character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed,

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qualified or in good standing, individually or in the aggregate, has not had, does not have and could not reasonably be expected to have a Company Material Adverse Effect. Section 3.1(a)(ii) of the Company Disclosure Schedule lists the members of the Board of Directors and the officers of the Company and each of its Subsidiaries.

(b)               Section 3.1(b) of the Company Disclosure Schedule lists all direct or indirect Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. Section 3.1(b) of the Company Disclosure Schedule lists the entire authorized stock or other Equity Interests of each such Subsidiary and the record and beneficial owner of such stock or other Equity Interests. All the outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests, Uniform Commercial Code financing statements, encroachments, liabilities, charges, Taxes, orders, interest, options, warrants, purchase price, preemptive rights, conversion rights, exchange rights, subscription rights, calls, puts, rights of first refusals, preferences, priorities, proxies, voting trusts or agreements, shareholder transfer restrictions of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except as provided in connection with the Transactions or for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”). There are no Contracts that could require any such Subsidiary to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem stock or other Equity Interests in such Subsidiary.

(c)                The Company has delivered or made available to Parent true, correct and complete copies of its certificate of incorporation and bylaws (the “Company Charter Documents”) and true, correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational and governing documents) of each of its Subsidiaries (the “Subsidiary Documents”), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation or default of any of their respective provisions.

3.2              Capitalization.

(a)                The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. At the close of business on January 31, 2013, three (3) days prior to the date hereof (the “Reference Date”), (i) 34,299,507 shares of Company Common Stock were issued and outstanding, (ii) 14,046,239 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 7,130,745 shares of Company Common Stock were subject to outstanding Options granted under the Company Stock Plans), and 262,266 shares of Company Common Stock and 343,912 Options are pledged to the Company to secure a total of approximately $428,761 owed to the Company by certain current or former agents and employees of the Company, as further set forth in Section 3.2(a) of the Company Disclosure Schedule (the “Agent/Employee Obligations”), and (iii) no shares of preferred stock of the Company were outstanding. Since the Reference Date, no shares of

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Company Common Stock or preferred stock of the have been issued except pursuant to the exercise, if any, of Options granted under Company Stock Plans as of the close of business on the Reference Date. Section 3.2(a) of the Company Disclosure Schedule contains a true, correct and complete list, as of the Reference Date, of (x) Options, including the holder, date of grant, term, number of shares of Company Common Stock subject to such Option and, where applicable, exercise price and vesting schedule, including whether the vesting will be accelerated by the execution of this Agreement or consummation of the Merger or by termination of employment or change of position following consummation of the Merger, and (y) the Agent/Employee Obligations, the outstanding principal amount of the Agent Obligations, and the accrued and unpaid interest of the Agent/Employee Obligations, the maturity date of the Agent/Employee Obligations, and the obligors under the Agent/Employee Obligations. The Company does not have any outstanding warrants or outstanding restricted stock or any obligation to issue any warrants or restricted stock to any Person. All outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, rights of participation, rights of maintenance or any similar rights, and any rights of first refusal, and, there is no Contract restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of the capital stock of the Company, except as provided in connection with the Transactions. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, (A) there are no outstanding options or other rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any shares of capital stock, voting securities or other Equity Interests of the Company or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other Equity Interests of the Company (collectively, “Company Securities”); (B) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities; and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company to which the Company or any of its Subsidiaries is a party. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, no bonds, debentures, notes or other Indebtedness of the Company having a right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which the holders of capital stock of the Company may vote are issued and outstanding.

(b)               Each of the outstanding shares of capital stock, voting securities or other Equity Interests of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, and all such securities are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all Liens. There are no (i) preemptive rights, outstanding options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or other rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any shares of capital stock, voting securities or other Equity Interests of any Subsidiary of the Company or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other Equity Interest of a Subsidiary of the Company, (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other Equity Interests of a Subsidiary of the Company; or (iii) other options, calls, warrants or other

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rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Subsidiary of the Company to which the Company or any of its Subsidiaries is a party. None of the Subsidiaries of the Company owns any Company Common Stock.

(c)                Except as described in Section 3.2(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any Equity Interest, or any Equity Interest convertible into or exchangeable or exercisable for Equity Interests or similar interests in any Person, other than the Company Subsidiaries.

3.3              Authority; Noncontravention; Voting Requirements.

(a)                The Company has full power, authority and legal capacity to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors acting upon a receipt of a recommendation by the Special Committee, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement and the consummation of the Transactions, including the Merger, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a Proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)               The Company’s Board of Directors, at a meeting duly called and held and acting upon receipt of a recommendation by the Special Committee, has unanimously (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, and (iii) resolved to recommend that stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the stockholders of the Company at the Company Stockholders Meeting.

(c)                Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) conflict with or violate any Law or Order of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) conflict with or violate result

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in the loss of any benefit under, constitute a breach or a default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under, result in the termination, modification or cancellation of or a right of termination, modification or cancellation under, accelerate the performance required by, require that any notification or payment be made, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation, whether written or oral, formal or informal (each, a “Contract”) or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually, or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect.

(d)               (i) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement and the Transactions (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary under the DGCL or otherwise to adopt this Agreement and approve the Transactions; and (ii) the advisory vote of the Company’s shareholders with respect to any change of control payments made in connection with the Transactions which may be required under Rule 14a-21 of the Exchange Act.

3.4              Approvals.

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not require any Consent, approval, or other authorization of, or filing with or notification to, any Governmental Authority or other Person, other than: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”); (c) compliance with any applicable requirements of the Securities Act, (d) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (the “Proxy Statement”) relating to the Company Stockholders Meeting, and any other documents required to be filed with the SEC in connection with the Company Stockholders Meeting, the Merger and the other Transactions pursuant to any applicable Laws (the “Other Filings”); (e) any filings required by, and any approvals required under, the rules and regulations of the Nasdaq OTC Bulletin Board; and (f) any other necessary consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, Permits, waivers and exemptions, except, in this clause (f), where the failure to obtain such other consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, applications, certifications, Permits, waivers or exemptions, or to make such filings or notifications, had not and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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3.5              Company SEC Documents; Undisclosed Liabilities.

(a)                The Company has filed and furnished all required reports, schedules, forms, prospectuses, documents, and registration, proxy and other statements required to be filed by it pursuant to the Exchange Act, the Securities Act, and the rules and regulations of the SEC since January 1, 2008 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents) or if amended as of the latest amendment date, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               The consolidated financial statements of the Company (and the related notes) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements as permitted by the SEC and indicated in the notes thereto) applied on a consistent basis during the periods presented and fairly present in all material respects the consolidated financial position, results of operation, changes in equity and cash flow of the Company and its consolidated Subsidiaries as of the dates thereof and for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or could be, individually or in the aggregate, material to either the Company or any of its Subsidiaries). The management of the Company has disclosed to the Company’s independent auditors all facts and circumstances known to them that are material and bear upon the accuracy of the audited financial statements. The Company’s accounting systems and controls are sufficient to detect material fraud and inaccuracies in the financial reporting processes and reports.

(c)                Since January 1, 2008, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder and (ii) the applicable listing and corporate governance rules and regulations of the Financial Industry Regulatory Authority or similar Governmental Authority. The Company has designed disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities, and is in the reports that it files under the Exchange Act and is in accordance with the Exchange Act, the Securities Act and the rules and regulations of the SEC. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal

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controls over financial reporting which are reasonably likely to adversely affect in any material respects the Company’s ability to record, process, summarize and report financial information and (y) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the Knowledge of the Company, there is no reason to believe that its auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations of the SEC and under Sarbanes-Oxley Act when due. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(d)               Neither the Company nor any of its Subsidiaries has, and there is no basis for, any liabilities or obligations of any nature (whether asserted or, to the Company’s Knowledge, unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or, to the Company’s Knowledge, to become due, known or otherwise) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent reflected or reserved against on the unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2012 (such balance sheet, the “Balance Sheet”, and such date, the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available during the twelve (12) month period ending on the date of this Agreement (the “Filed Company SEC Documents”), (ii) incurred after the Balance Sheet Date in the Ordinary Course of Business, or (iii) that, individually or in the aggregate, are not and could not reasonably be expected to be material to either the Company or any of its Subsidiaries.

(e)                All notes and accounts receivable reflected on the Balance Sheet, and all accounts receivable of the Company and its Subsidiaries generated since the Balance Sheet Date (the “Receivables”), constitute bona fide receivables resulting from the sale of inventory, services or other obligations in favor of the Company and its Subsidiaries as to which full performance has been fully rendered, and are valid and enforceable claims. The accounts receivable of the Company and its Subsidiaries as of the Closing Date will be current and collectible in the Ordinary Course of Business. The Receivables are not subject to any pending or, to the Company’s Knowledge, threatened defense, counterclaim, right of offset, returns, allowances or credits, except to the extent reserved against the accounts receivable. The reserves against the accounts receivable for returns, allowances, chargebacks and bad debts are commercially reasonable and have been determined in accordance with GAAP, consistently applied in accordance with past custom and practice.

(f)                The accounts payable of the Company and its Subsidiaries reflected on the Balance Sheet arose from bona fide transactions in the Ordinary Course of Business, and all such accounts payable have either been paid, are not yet due and payable in the Ordinary Course of Business, or are being contested by the Company and its Subsidiaries in good faith.

(g)               Except as set forth on Section 3.5(g) of the Company Disclosure Schedule, to the Knowledge of the Company, from January 1, 2011 through the date of this Agreement, (i) neither the Company nor any of its Subsidiaries nor any current or former director, officer,

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employee or auditor of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, alleging a material deficiency in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty, or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company.

(h)               The inventory of the Company and its Subsidiaries (i) does not include any items that are obsolete or of a quantity or quality not usable or salable in the Ordinary Course of Business and (ii) includes only items sold by the Company and its Subsidiaries in the Ordinary Course of Business. The inventory disposed of subsequent to the Balance Sheet Date has been disposed of only in the Ordinary Course of Business.

3.6              Assets.

(a)                The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest or license in, the properties and assets (tangible and intangible) used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the Balance Sheet Date, other than inventory sold in the Ordinary Course of Business, free and clear of all Liens, except for Permitted Liens. The assets, properties and rights owned by the Company and its Subsidiaries are all the assets, properties and rights used by the Company and its Subsidiaries in the operation of the Business or necessary to operate the businesses of the Company and its Subsidiaries, consistent with past practice.

(b)               The buildings, machinery, vehicles, equipment, and other tangible assets that the Company and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used.

3.7              Absence of Certain Changes or Events.

Since the Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the Ordinary Course of Business, and there has not been any Company Material Adverse Change and no event has occurred which could reasonably be expected to result in a Company Material Adverse Change. Without limiting the generality of the foregoing, except as set forth on Section 3.7 of the Company Disclosure Schedule, since the Balance Sheet Date the Company and its Subsidiaries have not:

(a)                sold, leased, transferred or assigned any assets or property (tangible or intangible) with a value in excess of $50,000, other than sales of inventory in the Ordinary Course of Business;

(b)               experienced any damage, destruction or loss (whether or not covered by insurance) to its assets or property (tangible or intangible) in excess of $50,000;

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(c)                received notice from any Person regarding the acceleration, termination, modification or cancelation a Contract, which, if in existence on the date hereof, would be required to be listed on Section 3.15 of the Company Disclosure Schedule;

(d)               issued, created, incurred or assumed any Indebtedness involving more than $50,000;

(e)                forgiven, canceled, compromised, waived or released any Indebtedness owed to it or any right or claim;

(f)                issued, sold or otherwise disposed of any of its stock or other ownership interests, or granted any options, warrants or other rights to acquire (including upon conversion, exchange or exercise) any of its stock or other ownership interests or declared, set aside, made or paid any dividend or distribution with respect to its stock or other ownership interests or redeemed, purchased or otherwise acquired any stock or other ownership interest or amended or made any change to any of its Organizational Documents or made any other payment to its members or stockholders (or any Affiliates of such members or stockholders);

(g)               granted any increase in salary or bonus or otherwise increased the compensation or benefits payable or provided to any director, officer, employee, consultant, advisor or agent, except wage or salary increases set forth on Section 3.7(g) of the Company Disclosure Schedule required by existing Contracts;

(h)               engaged in any promotional, sales or discount or other activity that has or could reasonably be expected to have the effect of accelerating sales prior to the Closing that would otherwise be expected to occur subsequent to the Closing;

(i)                 made any commitment outside of the Ordinary Course of Business or in excess of $50,000 in the aggregate for capital expenditures to be paid after the Closing or failed to incur capital expenditures in accordance with its capital expense budget;

(j)                 instituted any material change in the conduct of its business or any material change in its accounting practices or methods, cash management practices or method of purchase, sale, lease, management, marketing, or operation;

(k)               taken or omitted to take any action which could be reasonably anticipated to have a Company Material Adverse Effect;

(l)                 made or revised any material Tax election or settled or compromised any Tax liability;

(m)             collected its accounts receivable or paid any accrued liabilities or accounts payable or prepaid any expenses or other items, in each case other than in the Ordinary Course of Business; and

(n)               agreed or committed to any of the foregoing.

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3.8              Legal Proceedings.

Except as set forth in Section 3.8 of the Company Disclosure Schedule, there are no (and since January 1, 2012, there have not been any) complaints, charges, Proceedings, Orders, or investigations pending or, to the Knowledge of the Company, threatened or anticipated relating to or affecting the Company or any of its Subsidiaries. There is no outstanding Order to which the Company or any of its Subsidiaries is subject. Except as set forth in Section 3.8 of the Company Disclosure Schedule, the Company and each of its Subsidiaries are insured with respect to each of the matters set forth on Section 3.8 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has received written notice of a claim or dispute that is reasonably likely to result in any such complaint, charge, Proceeding, Order, investigation or other process or procedure for settling disputes or disagreements with respect to the Company or any of its Subsidiaries or the transactions contemplated by this Agreement.

3.9              Compliance With Laws.

(a)                The Company and its Subsidiaries are (and since January 1, 2008 have been) in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees, requirements and orders, including those designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (collectively, “Laws”) and Orders applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. Since January 1, 2008, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority claimed or alleged that the Company or any of its Subsidiaries was not in compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. No material change is required in the Company’s or any of its Subsidiaries’ processes, properties or procedures in connection with any such Laws, and the Company has not received any overt notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement.

(b)               Section 3.9(b) of the Company Disclosure Schedule sets forth a correct and complete list all Permits held by the Company and its Subsidiaries. Such Permits (i) constitute all Permits necessary for the operation of the business of the Company and its Subsidiaries, and (ii) are in full force and effect. No action or Proceeding is pending or, to the Company’s Knowledge, threatened to revoke or limit any Permit.

3.10          Change of Control Agreements.

Except as set forth on Section 3.10 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions, including the Merger, will (either alone or in conjunction with any other event) (a) result in any payment or benefit to any employee of the Company or any of its Subsidiaries or (b) result in any payment or benefit to any director or officer of the Company or any of its Subsidiaries, except in

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each case the receipt of the Merger Consideration as a stockholder of the Company pursuant to this Agreement.

3.11          Tax Matters.

(a)                Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns required to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries has timely paid (or has had paid on its behalf) all material Taxes due and owing (whether or not shown on any return). The Company and its Subsidiaries are not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. There are no Liens for Taxes (other than Taxes not yet due and payable) upon the Company Securities or any of the assets of the Company or any of its Subsidiaries.

(b)               Except as set forth on Section 3.11(b) of the Company Disclosure Schedule, the unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the unaudited balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since December 31, 2011, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

(c)                No deficiency or proposed adjustment for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Company and its Subsidiaries that has not been paid, settled or otherwise resolved. There is no Proceeding or audit now pending or, to the Knowledge of the Company, proposed or threatened against the Company or any of its Subsidiaries or concerning the Company or any of its Subsidiaries with respect to any Taxes. The Company and its Subsidiaries have not been notified by any taxing authority that any issues have been raised with respect to any Tax Return. There has not been, within the past five (5) calendar years, an examination or written notice of potential examination of the Tax Returns filed with respect to the Company or any of its Subsidiaries by any taxing authority.

(d)               The Company and its Subsidiaries have disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code or any similar provision of applicable Law, and are in possession of supporting documentation as may be required under any such provision.

(e)                The Company and each of its Subsidiaries have withheld, collected and paid all material Taxes required to have been withheld, collected and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

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(f)                Neither the Company nor any of its Subsidiaries has been subject to a written claim by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(g)               Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(h)               No audit or other administrative or court Proceedings are pending or being conducted, or, to the Knowledge of the Company, have been threatened, by or with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.

(i)                 Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

(j)                 The Company has made available to Parent true, correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report or statement of deficiency issued within the last three years (or otherwise with respect to any audit or Proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.

(k)               Neither the Company nor any Subsidiary (A) is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement with respect to Taxes (other than credit Contracts, lease Contracts or other commercial Contracts entered into in the Ordinary Course of Business containing customary Tax allocation or gross-up provisions); (B) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized; (C) is subject to the dual consolidated loss provisions of Code Section 1503(d); (D) has been a party to a ‘‘listed transaction’’ within the meaning of Treasury Regulations Section 1.6011-4(b); or (E) is a party to a gain recognition agreement under Code Section 367.

(l)                 There are no liens for Taxes (other than Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP) upon any of the assets of the Company or any of its Subsidiaries.

(m)             Neither the Company nor any of its Subsidiaries (i) has ever been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) except for any group of which the Company was the common parent corporation or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor, by contract or otherwise.

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(n)               Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any deduction in calculating, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions occurring at or prior to the Closing or any excess loss account in existence at Closing described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (v) election under Code Section 108(i), or (vi) installment sale or open transaction disposition made on or prior to the Closing Date.

(o)               Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(p)               All arrangements that would be considered “deferred compensation” for purposes of Section 409A of the Code are in compliance with Section 409A of the Code. No Option was issued with an exercise price that was less than the fair market value of the Company’s Common Stock on the date of grant.

(q)               None of the Company nor any of its Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date.

(r)                 Section 3.11(r) of the Company Disclosure Schedule lists all Tax Returns filed by the Company and its Subsidiaries for Tax periods ended on or after December 31, 2007, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the payment of any Tax or any Tax assessment or deficiency.

3.12          Employee Benefits Matters.

(a)                Section 3.12(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of: (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and (ii) all other employee benefit plans, policies, agreements or arrangements, payroll practices, including employment, individual consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change of control, retention, termination, severance, sick leave, vacation, loans, salary continuation, health or life insurance, fringe benefits and educational assistance plan, policies, agreements or arrangements with respect to which the Company, any of its Subsidiaries or any entity required to be aggregated with the Company or any of its Subsidiaries pursuant to Code Section 414 (an “ERISA Affiliate”) has any obligation or liability, contingent or otherwise

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(collectively, the “Company Plans”). No Company Plan is subject to Title IV of ERISA, is a “multiemployer plan”, as defined in Section 3(37) of ERISA, is a “voluntary employees’ beneficiary association”, as defined by Code Section 501(c)(9), is an “employee stock ownership plan”, as defined by Code Section 4975(e)(7) or otherwise invests in “employer securities”, as defined in Code Section 409(l), or is or has been subject to Sections 4063 or 4064 of ERISA. No Company, Subsidiary or ERISA Affiliate has either completely or partially withdrawn from a multiemployer plan within the past six years or has incurred any liability under Title IV of ERISA that remains unsatisfied.

(b)               True, correct and complete copies of the following documents with respect to each of the Company Plans have been delivered to Parent by the Company to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the three most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent Internal Revenue Service determination letter; (v) the most recent summary plan descriptions and summaries of material modifications; (vi) written summaries of all non-written Company Plans; (vii) all material communications with the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation; and (viii) the most recent nondiscrimination testing reports.

(c)                The Company Plans have been maintained and administered, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws.

(d)               The Company Plans intended to qualify under Section 401 or other tax-favored treatment under of Subchapter B of Chapter 1 of Subtitle A of the Code have received a determination from the Internal Revenue Service that they are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. To the Company’s Knowledge, nothing has occurred with respect to the operation of the Company Plans that could reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any liability, penalty or tax under ERISA or the Code. Neither the Company, any Subsidiary, nor, to the Knowledge of the Company, any other “disqualified person” or “party in interest”, as defined in Code Section 4975 and ERISA Section 3(14), respectively, has either engaged in any “prohibited transaction”, as defined in Code Section 4975 or ERISA Section 406 with respect to any Company Plan or breached any fiduciary obligations imposed under Title I of ERISA.

(e)                All contributions required to have been made under any of the Company Plans or by law (without regard to any waivers granted under Section 412 of the Code), have been timely made. All premium payments for periods prior to the Effective Time relating to any Company Plan have been timely paid.

(f)                There are no pending actions, investigations, Proceedings, claims or lawsuits arising from or relating to the Company Plans or the assets thereof (other than routine benefit claims), nor does the Company have any Knowledge of facts that could reasonably be expected to form the basis for any such claim, action, investigation, preceding or lawsuit that would, or would reasonably be expected to be, material to the Company and its Subsidiaries,

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taken as a whole. No request, application or other matter is pending with the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation with respect to any Company Plan.

(g)               None of the Company Plans provide for post-employment life insurance or health insurance coverage or benefits for any participant or any beneficiary of a participant, except as may be required under Part 6 of the Subtitle B of Title I of ERISA and at the expense of the participant or the participant’s beneficiary.

(h)               Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any rights with respect to benefits under any such plan, or (iv) require any contributions or payments to fund any obligations under any Company Plan.

(i)                 The Company Plans may be terminated by the Company, a Subsidiary or an ERISA Affiliate, as the case may be, at any time without the consent of any participant and without material liability to the Company or any Subsidiary.

(j)                 Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its Subsidiaries for federal income tax purposes by the Company is not an employee for such purposes.

3.13          Labor and Employment Matters

(a)                Section 3.13(a) of the of the Company Disclosure Schedule sets forth a complete list of all employees of the Company and each of its Subsidiaries, along with the job title, location, classification (i.e., exempt or not exempt), status (e.g., part-time, full-time, seasonal or temporary), bargaining unit (if any), and the hourly or salary rate of compensation of each such employee. Section 3.13(a) of the Company Disclosure Schedule sets forth a complete list of all non-employee workers, including all independent contractors that have provided services of any kind to the Company, and each of its Subsidiaries and a description of the service provided by such independent contractors and the compensation paid to each such independent contractor.

(b)               No key employees or group of key employees of the Company, and each of its Subsidiaries, has given notice to the Parent that such employee or any employee in a group of key employees intends to cease, or is considering ceasing, his or her employment upon or after consummation of the Transactions.

(c)                Except as set forth in Section 3.13(c)(i) of the Company Disclosure Schedules, no employee of the Company or of any Subsidiary, (i) has an employment agreement, or (ii) is in violation of any term of any patent disclosure agreement, non-competition agreement, or any other restrictive covenant to a third party relating to the right of any such employee to be employed by the Company, or any of its Subsidiaries because of the nature of the business

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conducted by the Company, or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. Except as set forth in Section 3.13(c)(ii) of the Company Disclosure Schedules, each current employee has entered into a non-compete, non-solicitation, with the Company. The Company has heretofore provided Parent with copies of all signed agreements with Company Employees identified in this subparagraph.

(d)               None of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor has there ever been union representation involving any of the employees of the Company or any of its Subsidiaries. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual.

(e)                Except as set forth in Section 3.13(e) of the Company Disclosure Schedules, (i) the Company, and each of its Subsidiaries are in compliance in all material respects with all applicable Laws and orders relating to the employment of workers, including all such applicable Laws and orders relating to wages, hours, fair employment practices, discrimination and retaliation, medical or other leave, civil rights, affirmative action, collective bargaining, work authorization and immigration, and (ii) since 2009, there have been no claims, charges, complaints, demands made, or, to the Company’s Knowledge, threatened to be made, before any Governmental Authority with respect to any alleged violation of any such applicable Laws. Neither the Company, nor any of its Subsidiaries are presently, nor have they ever been, a party to or otherwise bound by any settlement, stipulation or consent decree with, or citation by, any Governmental Authority relating to such applicable Laws.

(f)                Except set forth in Section 3.13(f) of the Company Disclosure Schedules, Company and each of its Subsidiaries have properly completed a U.S. Citizenship and Immigration Services Form I-9 for each employee and the Company and each of the Subsidiaries are now, and have been for the past five (5) years, in compliance with all applicable Laws governing work authorization in the United States covering the employees.

(g)               Except as set forth in Section 3.13(g) of the Company Disclosure Schedules, each employee and independent contractor of the Company, and each of its Subsidiaries, has been properly classified for all purposes under the Code and ERISA and has

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been properly classified as either exempt or nonexempt under the Fair Labor Standards Act and its applicable state Law equivalents.

(h)               Except as set forth in Section 3.13(h) of the Company Disclosure Schedules, there are (i) no contracts or business relationships that would or could cause the Company or any of its Subsidiaries to be deemed a federal or state contractor obligated to develop and maintain an affirmative action plan or otherwise comply with affirmative action requirements of applicable Laws, and (ii) within the past five (5) years, no discrimination claim, show cause notice, conciliation Proceeding, sanction or debarment Proceeding has been filed or is pending or is threatened with the Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and there have been no desk audits or on-site reviews pending or scheduled.

(i)                 The Company and its Subsidiaries are in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for immaterial non-compliance. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries since December 31, 2007.

3.14          Environmental, Health and Safety Matters.

(a)                Except as disclosed in Section 3.14(a) of the Company Disclosure Schedule, the operations of the Company and its Subsidiaries are and have at all times been in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining, and timely applying for renewal and revision of required Environmental Permits. A list of all Environmental Permits necessary to operate the Company or any of its Subsidiaries as currently operated is set forth in Section 3.14(a) of the Company Disclosure Schedule. Except as disclosed in Section 3.14(a) of the Company Disclosure Schedule, there are no actions or Proceedings pending or, to the Company’s Knowledge, threatened to revoke any such Environmental Permit.

(b)               Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, there is no action, claim, complaint, cause of action, citation, order, suit, Proceeding or investigation relating to or arising under applicable Environmental Law (“Environmental Claim”) that is pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any real property currently, and, to the Company’s Knowledge, no Environmental Claim is pending or threatened with respect to any property formerly owned, leased or operated by the Company or any of its Subsidiaries.

(c)                Except as disclosed in Section 3.14(c) of the Company Disclosure Schedule, (i) there is no Environmental Condition at, under, or emanating from any Real Property or, to the Company’s Knowledge, any real property formerly owned, leased, or operated by the Company or any Subsidiary; (ii) none of the Company, any Subsidiary, or any of their respective predecessors (owned or formed by the Company or any of its Subsidiaries or

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Affiliates) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Materials, or owned or operated such Real Property in such manner as have given or would give rise to any liabilities or obligations (contingent or otherwise) pursuant to CERCLA or any other applicable Environmental Laws; and (iii) there has been no cleanup of Hazardous Materials at any Real Property or, to the Knowledge of the Company, at any other property currently used by the Company or any of its Subsidiaries.

(d)               Except as disclosed in Section 3.14(d) of the Company Disclosure Schedule, no expenditure(s) in excess of $50,000 with respect to any of the assets of the Company, any real property owned or leased by the Company or any of the operations of the Company or the business will be necessary to achieve compliance with any applicable Environmental Laws.

(e)                   Except as disclosed in Section 3.14(e) of the Company Disclosure Schedule, there are no and there have not been any underground or aboveground storage tanks at any of the properties leased or owned by the Company.

(f)                    Except as disclosed in Section 3.14(f) of the Company Disclosure Schedule, there are no asbestos or asbestos-containing materials, polychlorinated biphenyls or lead-based paint located at or on any of the assets of the Company or any real property owned or leased by the Company in connection with the business.

(g)               Except as disclosed in Section 3.14(g) of the Company Disclosure Schedule, no Environmental Lien has been placed upon or, to the Company’s Knowledge, is threatened to be placed upon any property presently owned, operated or leased by the Company or any of its Subsidiaries.

(h)                   Neither this Agreement nor the consummation of the Transactions will result in any obligations for site investigation or cleanup, or consent to or of Governmental Authorities or third parties, pursuant to any of the so called “transaction triggered” or “responsible property transfer” Environmental Laws.

(i)                     None of the real property leased, owned, operated or used by the Company or its Subsidiaries is listed, or, to the Company’s Knowledge, proposed for listing, on the National Priorities List pursuant to CERCLA, on the Comprehensive Environmental Response Compensation Liability Information System List, or any similar state list of sites and no condition at such properties exists that, if known to a Governmental Authority, would qualify such property for inclusion on any such list.

(j)                     The Company has made available to Parent copies of all environmental, health and safety assessments, audits, inspections, and reports and other documentation (including, any Phase I or Phase II environmental assessments) relating to (i) the environmental condition of any real property currently owned, operated or leased by the Company or any of its Subsidiaries, or (ii) compliance by the Company or any of its Subsidiaries with, or potential liability of the Company or any of its Subsidiaries under applicable Environmental Laws.

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3.15          Contracts.

(a)                Set forth in Section 3.15(a) of the Company Disclosure Schedule is a list of (i) each Contract that would be required to be filed as an exhibit to an Annual Report on Form 10-K under the Exchange Act if such report was filed by the Company with the SEC on the date hereof, and (ii) each of the following to which the Company or any of its Subsidiaries is a party: (A) any Contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to (x) compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services (y) solicit or hire any Person in any capacity, including as an employee, consultant or otherwise, or (z) disclose, exploit or otherwise exploit any confidential information of a third party, (B) any partnership, joint venture agreement, or licensing Contract, (C) any Contract for the acquisition, sale or lease of material properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2008, (D) any Contract with any (x) Governmental Authority or (y) director or officer of the Company or any of its Subsidiaries or any Affiliate of the Company, (E) any loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing Indebtedness by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which Indebtedness may be incurred or is guaranteed by the Company or any of its Subsidiaries, and including any Contract regarding any bonding facility or financial assurance program, (F) any loan or credit agreement, mortgage, indenture, note or other Contract or instrument pursuant to which the Company or any of its Subsidiaries has lent money to any other Person, or otherwise evidencing Indebtedness to the Company or any of its Subsidiaries, (G) any financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities, (H) any voting agreement or registration rights agreement, (I) any mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries, (J) any customer, client, supply, sales, franchise, dealership, vendor, manufacturing, service center or agent Contract that involves consideration in fiscal year 2011 in excess of $100,000 or that is reasonably likely to involve consideration in fiscal year 2012 or fiscal year 2013 in excess of $100,000, (K) any Contract (other than customer, client, supply or sales agent Contracts) that involve consideration (whether or not measured in cash) of greater than $100,000, (L) any collective bargaining agreement, (M) any “standstill” or similar agreement, (N) any lease, rental, occupancy, license, installment or conditional sale Contract, (O) any other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any Real Property or personal property, (P) product design or development Contract, (Q) consulting Contract, (R) license or royalty Contract or any other Contract relating to any Intellectual Property Rights, (S) merchandising, sales representative or distribution Contract, (T) Contract granting a right of first refusal or first negotiation, (U) any Contract for the treatment, storage, disposal and/or transportation of low-level radioactive waste and low-level mixed waste materials and related field services, (P) any other Contract which is material to the operation, or which is outside the ordinary course, of the Company’s and its Subsidiaries’ businesses, (V) any Contract (1) relating to the employment of any employee or retention of any consultant or independent contractor that requires payments of base salary or amounts in excess of $100,000 on an annual basis to any Person, (2) with any labor union or other labor or collective bargaining organization, or (3) the terms of which obligate or may in the future obligate the Company or any of its Subsidiaries to make any severance, termination or similar

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payment to any current employee following termination of employment or resulting solely from the consummation of the Transactions contemplated by this Agreement, or (3) pursuant to which the Company or any of its Subsidiaries is obligated to make any bonus, pension, profit sharing or other deferred compensation payment (other than accrued on the Company’s financial statements or payments constituting sales commissions or sales-related bonuses) in excess of $100,000 to any current or former employee or director, (W) any Contract which provides for indemnification of any officer, director, or employee, (X) any power of attorney, (Y) any settlement, conciliation, leniency or similar Contract, (Z) any Contract purporting to be binding on Affiliates of the Company (other than the Company’s Subsidiaries), (AA) any other agreement material to the Company or any of its Subsidiaries, whether or not entered into in the Ordinary Course of Business, and (BB) any commitment or agreement, in each case whether written or oral, to enter into any of the foregoing (the Contracts and other documents required to be listed in Section 3.15(a) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.2, each a “Material Contract”). The Company has heretofore made available to Parent true, correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all exhibits, attachments, amendments, supplements, waivers, side letters or other documentation relating thereto; provided, however, that with respect to clause (J) of this Section 3.15, the Company has heretofore made available to Parent samples and examples of such Material Contracts, which Material Contracts have not been modified or altered in any material respects.

(b)               Each of the Material Contracts is legal, valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, no approval, consent or waiver of any Person is needed in order that any Material Contract continue in full force and effect following the consummation of the Transactions. Neither the Company nor any of its Subsidiaries is in default under any Material Contract or other Contract to which the Company or any of its Subsidiaries is a party (collectively, the “Company Contracts”), nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto. To the Knowledge of the Company, no other party to any Company Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, are not and could not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract.

3.16          Real Property.

(a)                Neither the Company nor any of its Subsidiaries owns and/or has ever owned any Owned Real Properties.

(b)               Section 3.16 of the Company Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each parcel of Leased Real Property. The Company has made available to Parent and Merger Sub a true and complete copy of each Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease.

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(c)                Subject to the respective terms and conditions in the Leases, the Company or one of its Subsidiaries is the sole legal and equitable owner of the leasehold interest in the Leased Real Property and possesses good and marketable, indefeasible title thereto, free and clear of all Liens (other than Permitted Liens).

(d)               Neither the Company nor any of the Subsidiaries has subleased or licensed the Leased Real Property or any portion thereof. With respect to each Lease: (i) the lessee under the Lease is the sole present holder of all of the lessee’s interest in the Lease, (ii) the Lease is in good standing and there are no defaults on the part of the lessee or the lessor under the Lease, and no event has occurred which would give rise to a default after notice or expiration of a cure period, (iii) the Lease is in full force and effect and is a complete statement of the agreement of the parties with respect to the leasing of the premises described therein by the lessor to the lessee and the Lease is the only agreement in effect under which the lessor has leased the premises described therein, (iv) there is no outstanding dispute between the lessor and the lessee under the Lease, (v) the lessee has not been granted any concessions not set forth in the Lease, and (vi) the rent and other sums due and payable to the lessor under the Lease, are current.

(e)                The Company and its Subsidiaries has no Knowledge of any building moratorium which might affect any of the Real Property.

(f)                None of the Company and its Subsidiaries has received notice that the location, construction, occupancy, operation or use of the buildings located on the Real Property violates any restrictive covenant or deed restriction recorded against such Real Property or any Laws.

(g)               None of the Company or any of the Subsidiaries is a foreign person or entity under the Foreign Investment in Real Property Tax Act of 1980, as amended.

(h)               With respect to each parcel of Real Property: (i) there are no pending or, to the Knowledge of the Company, threatened condemnation Proceedings, suits or administrative actions relating to any such parcel or other matters affecting adversely the current use, occupancy or value thereof; (ii) the ownership and operation of the Real Property in the manner in which it is now owned and operated comply with all zoning, building, use, safety or other similar statutes, ordinances or regulations of any Governmental Body; (iii) all Improvements on any such parcel are in good operating condition, ordinary wear and tear excepted, are supplied with utilities and other services necessary for the operation of the business as currently conducted at such facilities and safe for their current occupancy and use; (iv) neither the Company, nor any of its Subsidiaries has received any notice of any special Tax, levy or assessment for benefits or betterments that affect any parcel of Real Property and, to the Knowledge of the Company, no such special Taxes, levies or assessments are pending or contemplated; (v) there are no Contracts granting to any third party or parties the right of use or occupancy of any such parcel, and there are no third parties (other than the Company and its Subsidiaries) in possession of any such parcel; and (vi) each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the Knowledge of the Company, threatened termination of such access. The Real Property comprises all of the real property used or intended to be used in the business of the Company and its Subsidiaries, and

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neither the Company nor any of its Subsidiaries is a party to any Contract or option to purchase any real property or interest therein.

(i)                 There are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein.

3.17          Intellectual Property.

(a)                Section 3.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of the following Company Intellectual Property and Company Technology: (i) all issued Patents and pending Patent applications, (ii) registered Marks, pending applications for registrations of any Marks and any unregistered Marks, (iii) registered Copyrights and material unregistered Copyrights; (iv) material Trade Secrets; and (v) material Company Technology (other than off-the-shelf Software or hardware). Section 3.17(a) of the Company Disclosure Schedule lists (i) the record owner of each such item of Company Intellectual Property and/or material Company Technology and (ii) the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, if applicable.

(b)               The Company and/or one of its Subsidiaries is the sole and exclusive owner of, or has valid and continuing rights to use (pursuant to a written license listed in Section 3.17(b) of the Company Disclosure Schedule, except for commercial-off-the-shelf Software), sell, license and otherwise commercially exploit, free and clear of all Liens or obligations to others, all of the Company Intellectual Property and Company Technology. The Company Intellectual Property and Company Technology owned or licensed to the Company and/or its Subsidiaries include all Intellectual Property Rights and Technology necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted. All of the Company’s and its Subsidiaries’ rights in the Company Intellectual Property and Company Technology are valid and enforceable.

(c)                The use, practice or other commercial exploitation of the Company Intellectual Property and Company Technology by the Company or any of its Subsidiaries and the manufacturing, licensing, marketing, importation, offer for sale, sale or use of the Company’s products or services or the Company Technology, and the operation of the Company’s and its Subsidiaries’ businesses do not infringe, violate, constitute an unauthorized use of or misappropriate any Intellectual Property Rights of any third Person or constitute unfair competition or trade practices under the Laws of any jurisdiction. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any settlement or consent agreement, covenant not to sue, non-assertion assurance, release or other similar agreement that could reasonably be expected, individually or in the aggregate, to materially and adversely affect the Company’s rights to own or use any Company Intellectual Property. Neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened suit, action, investigation or Proceeding which involves a claim (i) against the Company or any of its Subsidiaries, of infringement, misappropriation, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or Company Technology or (ii) contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license,

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transfer, dispose of or commercially exploit any Company Intellectual Property or Company Technology, or any products, processes or materials covered thereby in any manner. The Company has not received written notice of any such threatened claim.

(d)               To the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, violating, misappropriating or otherwise misusing any Company Intellectual Property or Company Technology, and neither the Company nor any of its Subsidiaries has made any such claims against any Person (including employees and former employees of the Company or any of its Subsidiaries).

(e)                All Company Intellectual Property and Company Technology developed by and/or for the Company or any Subsidiary was developed by (i) employees of the Company or a Subsidiary within the scope of their employment; or (ii) independent contractors who have entered into written agreements with the Company or a Subsidiary that assigned all right, title and interest in and to any Intellectual Property developed to the Company or a Subsidiary. No employee or independent contractor of the Company or any Subsidiary has entered into any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that restricts or limits in any way the scope of the Company Intellectual Property or requires the employee or independent contractor to transfer, assign or disclose information concerning the Company Intellectual Property to anyone other than the Company or a Subsidiary. No third party has any marketing rights with respect to or ownership interest in the Company Intellectual Property or has or has had access to the source code of the software developed by the Company or a Subsidiary. The Company or a Subsidiary exclusively owns and possesses the documentation and source code with respect to the software. Any software developed by the Company or a Subsidiary has not manifested any material operating problem which appears to be incapable of remediation in the ordinary course of business of the Company as currently conducted.

(f)                No Trade Secret or any other non-public, proprietary information material to the businesses of the Company or any of its Subsidiaries as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third Person other than pursuant to a written confidentiality or written non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property or Company Technology. The Company and its Subsidiaries have taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality and value of all Trade Secrets and any other confidential information of the Company or its Subsidiaries. Each employee, consultant and independent contractor of the Company and each of its Subsidiaries, in each case with the exception of the Persons identified in Section 3.17(f) of the Company Disclosure Schedule, has entered into a written non-disclosure agreement and invention assignment agreement with the Company and/or its Subsidiaries in a form provided to Parent.

(g)               All necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof in connection with issued or registered Company Intellectual Property owned by the Company or any of its Subsidiaries have been timely paid, and all necessary documents and certificates in connection with issued or registered Company

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Intellectual Property owned by the Company or any of its Subsidiaries have been timely filed with the relevant patent, trademark, copyright or other relevant Governmental Authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such issued or registered Company Intellectual Property.

(h)               The Company and each Subsidiary has been using appropriate statutory notice of registration in connection with its use of registered material Marks, proper marking practices in connection with Patents, and appropriate statutory notice for all other Company Intellectual Property, including but not limited to compliance with attribution requirements for the use of computer software source code.

(i)                 Except as set forth on Section 3.17(i) of the Company Disclosure Schedule, the Company and each Subsidiary is in compliance in all material respects and, to the Knowledge of the Company, since January 1, 2011 has been in compliance in all material respects with all Laws, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary.

(j)                 Except with respect to licenses of commercial off-the-shelf Software, and except pursuant to the Contracts listed in Section 3.15(a)(ii)(R) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Intellectual Property or Technology, or other third Person, with respect to the use thereof or in connection with the conduct of the businesses of the Company and its Subsidiaries as currently conducted.

(k)               Section 3.17(k) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Software that is (i) owned exclusively by the Company or any of its Subsidiaries, or (ii) used by the Company or its Subsidiaries in their respective businesses and not (A) exclusively owned by the Company or its Subsidiaries or (B) licensed under a shrink-wrap or click-through agreement on reasonable terms through commercial distributors or in consumer retail stores for a license fee of less than $50,000, in each case that is material to the operation of their respective businesses.

(l)                 The Company and its Subsidiaries own, lease or license all Software, hardware, databases, computer equipment and other information technology that are necessary for the operations of the Company’s and its Subsidiaries’ businesses.

(m)             The consummation of the Transactions will not result in the loss or impairment of the Surviving Corporation’s right to own or use any of the Company Intellectual Property or Company Technology.

(n)               Neither this Agreement nor any Transactions will result in the grant of any right or license with respect to any Company Intellectual Property or Company Technology to any third Person pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which any assets or properties of the Company or any of its Subsidiaries is bound.

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3.18          Insurance.

(a)                Section 3.18 of the Company Disclosure Schedule sets forth a true, correct and complete list of all insurance policies (including policies providing property, casualty, liability, director & officer, and workers’ compensation coverage and bond and surety arrangements) with respect to which the Company or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage (the “Policies”), as well as the following information with respect to each Policy: (i) the name of the insurer, the name of the policyholder, and the name of each covered insured; (ii) the policy number and the period of coverage; and (iii) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

(b)               There is no claim by the Company or any of its Subsidiaries or any other Person pending under any such policies and bonds as to which coverage has been questioned, denied or disputed.

(c)                All premiums due and payable thereon have been paid and the Company and its Subsidiaries have complied in all material respects with the provisions of the Policies. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier issuing such Policies that there will be a non-renewal of such Policies or a material decrease in coverage or a material increase in deductible or self insurance retention.

(d)               Section 3.18(d) of the Company Disclosure Schedule sets forth a list of all claims made under the Policies, or under any other insurance policy, bond or agreement covering the Company or any of its Subsidiaries or their operations since January 1, 2012.

(e)                Since January 1, 2011, the Company and its Subsidiaries have maintained insurance policies with coverage and policy limits that are substantially similar to the coverage and policy limits provided by the Policies

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3.19          Business Continuity.

None of the Software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Company and its Subsidiaries in the conduct of their businesses (collectively, the “Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused or reasonably could be expected to cause any substantial disruption or interruption in or to the use of any such Systems by the Company or its Subsidiaries.

3.20          Customers, Suppliers and Sales Agents.

Section 3.20 of the Company Disclosure Schedule sets forth a list of the twenty (20) largest customers, the twenty (20) largest suppliers and the twenty (20) largest sales agents of the Company and its Subsidiaries, as measured by the dollar amount of purchases thereby, purchasers therefrom or commissions paid thereto, during each of the fiscal years ended December 31, 2010, 2011 and 2012 showing the total sales by the Company and its Subsidiaries to each such customer, the total purchases by the Company and its Subsidiaries from each such supplier, and the total commissions paid by the Company and its Subsidiaries to each such sales agent, during such period as well as any minimum purchase requirements of the Company for the 2013 fiscal year or thereafter. Except as set forth in Section 3.20 of the Company Disclosure Schedule, since the date of the Balance Sheet Date, (i) no customer, supplier or sales agent listed on such schedule for calendar year 2012 has terminated its relationship with the Company or its Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company or its Subsidiaries or indicated that it shall do any of the foregoing, (iii) neither the Company nor any of its Subsidiaries has any Knowledge that any customer, supplier or sales agent listed on such schedule for calendar year 2012 will terminate or materially reduce or change the pricing or other terms of its business with the company or its Subsidiaries, and (ii) no customer, supplier or sales agent listed on such schedule for calendar year 2012 has notified the Company or any of its Subsidiaries that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company or its Subsidiaries.

3.21          Restrictions on Business Activities.

There is no Contract, Order, or other instrument binding upon the Company or any of its Subsidiaries, or the current or former officers, managers or directors of the Company and any of its Subsidiaries which restricts or prohibits the Company or any of its Subsidiaries from competing with any other Person, from engaging in any business or from conducting activities in any geographic area, or which otherwise restricts or prohibits the conduct of the business of the Company and its Subsidiaries.

3.22          Warranty.

Each product or service, manufactured, sold, leased, or delivered by the Company and its Subsidiaries is and has been manufactured, sold, leased, or delivered in conformity with all applicable contractual commitments and all express and implied warranties, and except as set

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forth on Section 3.22 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability (and there is no basis for any present or, to the Company’s Knowledge, future action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages, liability or obligations in connection therewith, in excess of the reserve for warranty claims set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. Section 3.22 of the Company Disclosure Schedule includes copies of the standard terms and conditions of service, sale or lease for the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions). No product or service sold, leased, or delivered by the Company or any of its Subsidiaries is subject to any material guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Section 3.22 of the Company Disclosure Schedule, except for any guaranty, warranty or other indemnity that is imposed by law.

3.23          Product Liability.

Section 3.23 of the Company Disclosure Schedule sets forth an accurate, correct and complete list and summary description of all existing claims, duties, responsibilities, liabilities or obligations arising from or alleged to arise from any injury to person or property as a result of the ownership, possession or use of any product manufactured, distributed or sold by the Company, its Subsidiaries or their predecessors during the two years prior to the date hereof. Neither the Company nor any Subsidiary has any liability (and there is no reasonable basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any subsidiary giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, processed, sold, distributed, or delivered by the Company, its Subsidiaries or any of their predecessors.

3.24          Indebtedness.

(a)                Except as set forth in Section 3.24 of the Company Disclosure Schedule, the Company and its Subsidiaries do not have any Indebtedness (whether asserted or, to the Company’s Knowledge, unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or, to the Company’s Knowledge, to become due, known, or otherwise) and are not liable for any Indebtedness of any other Person.

(b)               Neither the Company nor any of its Subsidiaries has Guaranteed any Indebtedness, obligation or liability of any other Person.

(c)                There is no Person that has Guaranteed, or provided any financial accommodation of, any Indebtedness, obligation or liability of the Company or its Subsidiaries or for the benefit of the Company or such Subsidiaries for the periods covered by the Filed Company SEC Documents other than as set forth in the Filed Company SEC Documents.

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3.25          Opinion of Financial Advisor.

The Board of Directors of the Company (including the Special Committee) has received the opinion of Stephens, Inc., dated February 28, 2013 (the “Fairness Opinion”), to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received in the Merger by holders of the Company Common Stock is fair from a financial point of view to holders of such shares. A true, correct and complete copy of the Fairness Opinion has been delivered to Parent. The Company has been authorized by Stephens, Inc. to permit the inclusion of the Fairness Opinion and references thereto in the Proxy Statement.

3.26          Brokers and Other Advisors.

Except for Stephens, Inc., the fees and expenses of which will be paid by the Company, no broker, finder, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s, opinion, success, transaction fee, or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore delivered to Parent a true, correct and complete copy of the Company’s engagement letter with Stephens, Inc., which letter describes all fees payable to Stephens, Inc. in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Stephens, Inc. (the “Engagement Letter”).

3.27          State Takeover Statutes.

No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under any state or federal Laws (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other Transactions. The action of the Board of Directors of the Company in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL.

3.28          Ethical Business Practices.

None of the Company, any Subsidiary of the Company, nor any of their respective directors, and, to the Company’s Knowledge, none of the officers, agents or employees of the Company or any of its Subsidiaries has, on behalf of the Company or any of its Subsidiaries, (a) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any payment in the nature of criminal bribery.

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3.29          Capital Expenditures and Investments.

The Company has outstanding Contracts and a budget for capital expenditures and investments as set forth in Section 3.29 of the Company Disclosure Schedule which includes a schedule of all monies disbursed on account of capital expenditures and investments made by the Company since the Balance Sheet Date.

3.30          Affiliate Transactions.

Except as set forth in Section 3.30 of the Company Disclosure Schedule and except for a Person’s ownership of Company Common Stock or for customary compensation and benefits received in the Ordinary Course of Business and services provided as an employee, independent contractor or director of the Company or any of its Subsidiaries, or to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, no director, officer, manager, partner or other Affiliate of the Company or any of its Subsidiaries, or any entity in which any such director, officer or other Affiliate owns, individually or in the aggregate, any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any such Person): (a) receives any material benefit from any contract, arrangement or understanding with or relating to the business or operations of the Company or any of its Subsidiaries; (b) is a party to or receives any material benefit from any loan, arrangement, understanding, agreement or contract for or relating to Indebtedness of the Company or any of its Subsidiaries; (c) has any material interest in any property (real, personal or mixed), tangible or intangible, used, or currently intended to be used, in the business or operations of the Company or any of its Subsidiaries; (d) owns, directly or indirectly, any stock or other ownership interest or investment in any Person that is engaged in the business in which the Company is engaged as of the date hereof or as of the Closing Date or is a competitor, supplier, customer, lessor or lessee of the Company or any of its Subsidiaries; provided, however, that the foregoing representation shall be deemed not to be made as to the ownership of not more than 5% of the capital stock of any such Person that has securities registered pursuant to Section 13 or Section 15 of the Securities Exchange Act; (e) has any claim against or owes any amount to, or is owed any amount by, the Company or any of its Subsidiaries; (f) is a party to any Contract to which the Company or any of its Subsidiaries is a party or which otherwise benefits the business of the Company or any of its Subsidiaries; (g) has received from or furnished to the Company or any of its Subsidiaries any goods or services since December 31, 2012, or (h) is involved in any business relationship with the Company or any of its Subsidiaries.

3.31          Information Supplied.

Neither this Agreement, any agreement, attachment, schedule, exhibit, certificate or other document or instruments delivered pursuant to this Agreement or in connection with the transactions contemplated hereby (the “Ancillary Agreements”), nor any of the information included or incorporated by reference in the Proxy Statement or any Other Filings will, in the case of this Agreement or the Ancillary Agreements, on the date hereof and on the Closing Date, in the case of the Proxy Statement, on the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, on the date it is first mailed to the

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Company’s stockholders or at the date it is first filed with the SEC (or at the time of any amendment or supplement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act. Parent and Merger Sub have been provided full and complete copies of all documents referred to on the Company Disclosure Schedule.

Article 4
Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the Company Disclosure Schedule (provided, that, any information set forth in one Section of the Parent Disclosure Schedule will be deemed to apply to each other Section or subsection of this Agreement and the Parent Disclosure Schedule to the extent such disclosure is made in a manner to make its relevance to such other Section or subsection readily apparent) delivered by Parent and Merger Sub to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedule”):

4.1              Organization, Standing and Corporate Power.

Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

4.2              Authority; Noncontravention.

(a)                Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (or similar governing body) and except for the consummation of the Transactions, including the Merger, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)               Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational and governing documents of Parent or Merger Sub or

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(ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (x) conflict with or violate any Law or Order of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) conflict with or violate in any material respects, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination, modification or cancellation of or a right of termination, modification or cancellation under, accelerate the performance required by, or result in the creation of any Lien (other than Liens granted to Parent’s and Merger’s Sub lenders pursuant to the closing of the transactions contemplated under the Debt Commitment Letter) upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

4.3              Approvals.

The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions do not and will not require any Consent, approval or other authorization of, or filing with or notification to, any Governmental Authority, other than: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) compliance with any applicable requirements of the Exchange Act; (c) compliance with any applicable requirements of the Securities Act, (d)  the filing with the SEC of the Proxy Statement relating to the Company Stockholders Meeting, and the Other Filings; and (e) any filings required by, and any approvals required under, the rules and regulations of the Nasdaq OTC Bulletin Board; and (f) any other necessary Consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions, except, in this clause (f),, where the failure to obtain such other consents, approvals, authorizations or Permits, or to make such filings or notifications, had not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.4              Information Supplied.

The information furnished in writing to the Company by Parent and Merger Sub specifically for inclusion in the Proxy Statement or Other Filings will not, at the time the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders Meeting or at the time filed with the SEC or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5              Ownership and Operations of Merger Sub.

Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has

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engaged in no other business activities and has conducted its operations only as contemplated hereby.

4.6              Financing.

At or prior to the Closing, Parent will have immediately available funds to pay in cash the Merger Consideration in accordance with the terms of this Agreement. Attached hereto as Exhibit 4.6 is a true, correct and complete signed counterpart(s) of the commitment letter (the “Debt Commitment Letter”) dated as of the date hereof, providing for debt financing in respect of the Transactions.

4.7              Brokers and Other Advisors.

Except for Lincoln International LLC, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Article 5
Additional Covenants and Agreements

5.1              Preparation of the Proxy Statement; Stockholder Meeting.

(a)                The Company shall, as soon as practicable following the date of this Agreement, subject to Section 5.3 and Section 7.1, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval. The Company Stockholders Meeting shall be held as promptly as practicable following the date of this Agreement and, in no event, later than thirty (30) days after the mailing of the Proxy Statement to the stockholders of the Company. The Company shall use its reasonable best efforts to ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance in all material respects with applicable Laws. Subject to Section 5.3, the Company shall, through its Board of Directors, recommend to its stockholders the adoption and approval of this Agreement and the Transactions, including the Merger (the “Company Board Recommendation”), and use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Merger. Subject to Section 5.3, each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts to take all other action necessary or advisable to secure the Company Stockholder Approval. The Proxy Statement shall include a copy of the Fairness Opinion and (subject to Section 5.3) the Company Board Recommendation. Without limiting the generality of the foregoing, but subject to Section 7.1(d)(ii), the Company’s obligations pursuant to the first sentence of this Section 5.1(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the occurrence of a Company Adverse Recommendation Change.

(b)               In connection with the Company Stockholders Meeting, the Company will (i) as promptly as reasonably practicable after the date of this Agreement, but in no event later than fifteen (15) days following the date of this Agreement, subject to Section 5.3, prepare and

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file with the SEC the Proxy Statement and the Other Filings, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to Parent promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file (after Parent has had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use all reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as reasonably practicable, the Proxy Statement and all other customary proxy or other materials for meetings such as the Company Stockholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders (in the case of the Proxy Statement) any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting, and (vi) otherwise use all reasonable efforts to comply with all requirements of Law applicable to the Company Stockholders Meeting and the Merger. Parent and Merger Sub shall reasonably cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Proxy Statement under the Exchange Act. The Company will provide Parent a reasonable opportunity to review and comment upon the Proxy Statement and/or the Other Filings, or any amendments or supplements thereto, prior to filing the same with the SEC, and shall discuss with Parent and include such comments reasonably proposed by Parent.

(c)                Subject to Section 5.3(c), in connection with the filing of the Proxy Statement, the Company, Parent and Merger Sub will reasonably cooperate to (i) concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Other Filings and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Other Filings, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) have cleared by the SEC the Other Filings, and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to any of the Other Filings if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting. If, at any time prior to the Effective Time, any information relating to the Company, Parent or Merger Sub or any of their respective Affiliates should be discovered by the Company, Parent, or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, as applicable, so that the Proxy Statement or the Other Filings, as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, the Company, Parent, or Merger Sub, as the case may be, shall file with the SEC all necessary documents that such party is responsible for filing to comply with the Exchange Act and shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company’s stockholders.

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5.2              Conduct of Business.

Except as expressly permitted or required by this Agreement, expressly permitted (in writing) by Parent in its sole and absolute discretion, as expressly required by applicable Law, or as set forth in Section 5.2 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, or the date, if any, on which this Agreement is terminated pursuant to Article 7, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and in compliance in all material respects with applicable Laws and the requirements in all material respect of each Material Contract, use commercially reasonable efforts to maintain and preserve intact in all material respects its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as expressly permitted or required by this Agreement, expressly permitted (in writing) by Parent in its sole and absolute discretion, as expressly required by applicable Law, or as set forth in Section 5.2 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, or the date, if any, on which this Agreement is terminated pursuant to Article 7, the Company shall not, and shall not permit any of its Subsidiaries to:

(a)                (i) issue (or propose to issue), deliver, hypothecate, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or Equity Interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or Equity Interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or Equity Interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or Equity Interests; provided that the Company may issue shares of Company Common Stock upon the exercise of Options granted under the Company Stock Plans that are outstanding on the date of this Agreement and may terminate any Options that will not result in the payment of any Option Consideration at or after the Effective Time;

(b)               (i) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or Equity Interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or Equity Interests; (ii) declare, set aside for payment or pay any dividends on, or make any other distributions in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (iii) adjust, split, combine, subdivide or reclassify any shares of its capital stock or authorize the issuance of any of its capital stock; or (iv) except as required by the terms of this Agreement, amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

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(c)                incur or assume any Indebtedness or guarantee any Indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than (i) in the Ordinary Course of Business, including any borrowings under the existing credit facilities of the Company and its Subsidiaries to fund working capital needs, and (ii) borrowings from the Company by a direct or indirect wholly owned Subsidiary of the Company in the Ordinary Course of Business;

(d)               sell, transfer, license, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including securities of Subsidiaries) to any Person, except in the Ordinary Course of Business;

(e)                make any capital expenditure or expenditures which (i) involves the purchase of real property or (ii) is in excess of $50,000 individually or $100,000 in the aggregate;

(f)                acquire by merging or consolidating with, or by purchasing all of or a substantial Equity Interest in or assets of, or by any other manner, any Person or division, business or Equity Interest of any Person or;

(g)               make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the Ordinary Course of Business) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company;

(h)               (i) enter into, terminate or amend any Material Contract (unless any such Material Contract terminates pursuant to the terms therein or is extended on substantially similar terms), (ii) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, or (iii) amend or modify the Engagement Letter;

(i)                 increase the compensation or benefits of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change of control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than (i) as required by Law or the terms of the agreements set forth in Section 5.2(i) of the Company Disclosure Schedule and (ii) increases in salaries, wages and benefits of employees (other than officers) made in the Ordinary Course of Business and in amounts and in a manner consistent with past practice;

(j)                 make, revoke or change any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling, or waive or extend the statute of limitations in respect

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of any Tax (other than pursuant to extensions of time to file Tax Returns in the Ordinary Course of Business);

(k)               make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law or the Company’s auditors;

(l)                 amend the Company Charter Documents or the Subsidiary Documents, except in connection with the Transactions;

(m)             authorize, recommend, propose, or announce an intention to adopt, or adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than the Transactions, including the Merger, and the transactions exclusively between wholly owned Subsidiaries of the Company, as permitted hereunder in accordance with the terms herein, or as required by any applicable Laws);

(n)               pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the Ordinary Course of Business;

(o)               issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) or customers without the prior approval of Parent, except for communications in the Ordinary Course of Business that do not relate to the Transactions;

(p)               settle or compromise any litigation, Proceeding or investigation material to the Company and its Subsidiaries taken as a whole (this covenant being in addition to the Company’s agreement set forth in Section 5.9); or

(q)               agree, in writing or otherwise, to take any of the foregoing actions.

5.3              No Solicitation by the Company; Etc.

(a)                The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and request, in writing, the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its Subsidiaries or Representatives. The Company shall not, and shall cause its Subsidiaries and their respective Representatives not to, directly or indirectly (i) solicit, initiate, willfully or intentionally cause, willfully or intentionally facilitate or willfully or intentionally encourage (including by way of furnishing information) any inquiries, proposals, offers or other efforts or attempts that

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constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, discussions or negotiations with, any third party regarding, or may reasonably be expected to lead to, any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Directors of the Company receives an unsolicited, bona fide written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement or any standstill agreement, and the Board of Directors of the Company (upon receipt of a recommendation by the Special Committee) reasonably determines in good faith that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and with respect to which such Board determines in good faith, after consulting with and receiving the advice of outside counsel and its independent financial advisors, that the taking of such action is necessary in order for such Board to comply with its fiduciary duties to the Company’s stockholders under Delaware law, then the Company may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and after providing Parent not less than twenty four (24) hours written notice of its intention to take such actions (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Company (which confidentiality agreement must be no less favorable to the Company (i.e., no less restrictive with respect to the conduct of such Person) than the Confidentiality Agreement), provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (2) the Company advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to Parent all such information not previously provided to Parent, and (B) participate in discussions and negotiations with such Person or its representatives regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.3 by the Company. The Company shall provide Parent with a true, correct and complete copy of any confidentiality agreement entered into pursuant to this Section 5.3 within twenty four (24) hours of the execution thereof.

(b)               In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally and in writing, and in no event later than twenty four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from, provided to, or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

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(c)                Except as expressly permitted by this Section 5.3(c), neither the Board of Directors of the Company nor any committee thereof (including the Special Committee) shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the Transactions (including the Merger) or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) authorize, cause, permit, approve or recommend, or propose publicly to authorize, cause, permit, approve or recommend, or cause or authorize the Company or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, or option, merger, acquisition, purchase, joint venture or other similar agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.3(a)) (each, a “Company Acquisition Agreement”), or (iii) except as contemplated by this Agreement, take any action which would allow any Person other than Parent or Merger Sub to acquire beneficial ownership of 20% or more of the shares of Company Common Stock. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company (acting upon receipt of a recommendation by the Special Committee) may, so long as it is in compliance with this Section 5.3, withdraw or modify the Company Board Recommendation in response to a Superior Proposal, approve or recommend a Takeover Proposal, enter into a Company Acquisition Agreement, or take the actions in clause (iii) of the preceding sentence if such Board determines in good faith, after consulting with, and receiving advice from, outside counsel and its independent financial advisor, that the failure to make such withdrawal, approval, modification or recommendation, or take such action, would constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company’s stockholders under Delaware law; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal, no Takeover Proposal shall be approved or recommended, and no Company Acquisition Agreement shall be entered into, until after the fifth (5th) Business Day following Parent’s receipt of written notice from the Company (a “Company Adverse Recommendation Notice”) advising Parent that the Board of Directors of the Company intends to make such Company Adverse Recommendation Notice and specifying the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal and delivering the documents and information required to be delivered pursuant to Section 5.3(b) (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice and a new five (5) Business Day period) and during such five (5) Business Day period (and any applicable extension thereto), upon Parent’s election to propose any adjustment, modification or amendment to the terms and conditions hereof, the Company shall negotiate, and shall make its financial and legal advisors available to negotiate, in good faith with Parent such adjustments, modifications or amendments. In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, approve a Takeover Proposal, or enter into a Company Acquisition Agreement, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent (in response to a Company Adverse Recommendation Notice or otherwise) in determining whether such third party Takeover Proposal still constitutes a Superior Proposal. At any time prior to obtaining the Company Stockholder Approval and after following the procedures set

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forth in this Section 5.3(c), the Board of Directors of the Company may, in response to a Superior Proposal that did not result from a breach of this Section 5.3, cause the Company to terminate this Agreement pursuant to Section 7.1(d)(ii) if the Board of Directors of the Company shall have determined in good faith, after consultation with its independent financial advisors and its outside counsel, that such third Party Takeover Proposal remains a Superior Proposal after giving effect to all of the adjustments, modifications and amendment hereof that have been offered by Parent pursuant to this Section 5.3(c); provided, however, that the Company shall pay to Parent the Company Termination Fee as provided in Section 7.3 concurrent with such termination.

(d)               Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company (acting upon receipt of a recommendation by the Special Committee) from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if such Board (acting upon receipt of a recommendation by the Special Committee) determines in good faith, after consultation with outside counsel, that failure to so disclose such position would constitute a violation of applicable Law; provided, however, that in no event shall the Company or its Board of Directors (acting upon receipt of a recommendation by the Special Committee) or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.3(c).

5.4              Reasonable Best Efforts.

(a)                Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Laws), and (ii) obtain the approvals, consents, registrations, Permits, authorizations, Liens releases, and other confirmations set forth on Section 5.4(a) of the Company Disclosure Schedule from the Governmental Authority or third party set forth thereon (such approvals, consents, registrations, Permits, authorizations and confirmations, collectively, the “Required Consents”). Each of the parties shall provide the other parties with copies of all filings made by such party with any Governmental Authority and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the Transactions. Without limiting the generality of the undertakings pursuant to this Section 5.4, the Company shall use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions. Subject to appropriate confidentiality protections, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Notwithstanding anything in this Agreement to the contrary, in no event

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shall Parent or Merger Sub be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, could be expected to (1) limit the right of Parent to own or operate all or any portion of the Company’s business or of Parent to own or operate any portion of their existing businesses or assets, or (2) require Parent or any of Parent’s Subsidiaries to license any of their Intellectual Property Rights or to modify any existing license of their Intellectual Property Rights. In regard to any Governmental Authority, neither the Company nor its Subsidiaries shall, without Parent’s prior written consent in Parent’s sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter any of their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product or service lines or assets of, the Company or otherwise receive the full benefits of this Agreement.

(b)               The Company shall use its reasonable best efforts to seek and obtain all required prior consents from all applicable Governmental Authorities to the indirect transfer of control of the Company’s Permits (including Environmental Permits), and Parent shall cooperate with the Company in providing information regarding Parent that is reasonably required for the Company to obtain such consent. Without limiting the foregoing, during the period between the date of this Agreement and the Effective Time, the Company shall cooperate with Parent and assist Parent in identifying the Environmental Permits required by Parent to operate the Company’s business from and after the Effective Time and shall use reasonable best efforts to either transfer existing Environmental Permits of the Company, where permissible, or obtain new Environmental Permits for Parent. Such cooperation and assistance shall include, but is not limited to, the Company’s or its agents’ attendance at public hearings and, to the extent necessary, the use of the knowledge, expertise and information of the Company and its agents, experts and employees.

5.5              Public Announcements.

The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably and mutually agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange or Nasdaq OTC as determined in the good faith judgment of the party proposing to make such release (in which case, to the extent practicable, such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).

5.6              Access to Information; Confidentiality.

(a)                Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s representatives, and Parent’s financing sources, reasonable access during normal business hours

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to all of the Company’s and its Subsidiaries’ properties, books, Contracts, commitments, records, financial information, and correspondence (in each case, whether in physical or electronic form, and including all material environmentally related audits, studies, reports, analyses, and results of investigations performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries), officers, employees, accountants, counsel, financial advisors and other Representatives and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities Laws and a copy of any communication (including “comment letters”) received by the Company from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of April 16, 2012, between the Company and Comvest Investment Partners Holdings, LLC (as it may be amended from time to time, the “Confidentiality Agreement”), Parent shall hold information received from the Company pursuant to this Section 5.6 in confidence in accordance with the terms of the Confidentiality Agreement as if Parent were a party to the Confidentiality Agreement. The Company shall permit Parent and Parent’s environmental consultant, to conduct such investigations (including investigations known as “Phase I” environmental site assessments and compliance audits, and, if recommended by a Phase I environmental site assessment, Phase II environmental site assessments) of the environmental conditions of any real property owned, operated or leased by or for the Company or any of its Subsidiaries and the operations conducted thereat (subject to any limitations contained in valid, previously executed leases). Any such environmental investigations shall be conducted by a qualified environmental consulting firm, possessing reasonable levels of insurance, in compliance with applicable Laws and in a manner that minimizes the disruption of the operations of the Company and its Subsidiaries. No investigation, or information received, pursuant to this Section 5.6 will modify any of the representations and warranties of the parties hereto.

(b)               In order to assist with closing any financing under the Debt Commitment Letter, the Company shall, and the Company shall cause its Subsidiaries to, provide such assistance and cooperation as Parent and its Affiliates may reasonably request, including (i) making senior management of the Company and its Subsidiaries reasonably available to Parent’s lender, and (ii) cooperating with Parent’s lenders and their advisors in performing their due diligence.

5.7              Notification of Certain Matters.

The Company shall give prompt written notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any actions, suits, claims, investigations or Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-

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occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (i) that is qualified as to materiality or a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, to be untrue and (ii) that is not so qualified to be untrue in any material respects, and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (A) cure any breach of, or non-compliance with, any other provision of this Agreement or (B) limit the remedies available to the party receiving such notice.

5.8              Indemnification and Insurance.

(a)                For six (6) years after the Effective Time, the Surviving Corporation shall indemnify the individuals who at or prior to the Effective Time were directors or officers of the Company (collectively, the “Indemnitees”) with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent (a) required by the Company Charter Documents (including employees to the extent indemnified thereunder) as in effect on the date of this Agreement and (b) permitted under applicable Law (including employees to the extent indemnified thereto). An Indemnitee shall notify the Surviving Corporation in writing promptly upon learning of any claim, action, suit, Proceeding, investigation or other matter in respect of which such indemnification may be sought. In the event of any such claim, action, suit, Proceeding or investigation, (i) each Indemnitee will be entitled to advancement of reasonable expenses incurred in the defense of any claim, action, suit, Proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Indemnitee of a reasonably detailed request therefor; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, and (ii) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding or threatened action, suit, Proceeding, investigation or claim (and in which indemnification could be sought by such Indemnitee hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such action, suit, Proceeding, investigation or claim or such Indemnitee otherwise consents. Notwithstanding anything to the contrary, in no event shall the Surviving Corporation be liable for any settlement or compromise effected without its written consent. Each of the Surviving Corporation and the Indemnitees shall cooperate in the defense of any claim, action, suit, Proceeding or investigation and shall furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery Proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(b)               The indemnification agreements, if any, in existence (and as may be amended prior to the Closing upon approval (in writing) by Parent) on the date of this Agreement with any of the directors, officers or employees of the Company shall continue in full force and effect in accordance with their terms following the Effective Time.

(c)                Prior to the Closing, Parent shall purchase for the benefit of the Company’s directors and officers, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification tail policy that provides coverage for a period of six (6) years

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from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Policy”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy (true and complete copies which have been previously provided to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent shall not be required to purchase the D&O Tail Policy if such policy exceeds 300% of the last annual premium paid prior to the date of this Agreement (such aggregate amount, the “Base Premium”); provided, further, that if such insurance coverage can only be obtained at an annual premium in excess of the Base Premium, Parent shall purchase the most advantageous policy of directors’ and officers’ insurance obtainable for a total annual premium equal to the Base Premium. Parent shall cause the Surviving Corporation to maintain such policy in full force and effect and continue to honor the obligations thereunder.

5.9              Securityholder Litigation.

The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent’s prior consent, which consent shall not be unreasonably withheld or delayed.

5.10          Fees and Expenses.

Except as provided in Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

5.11          Certain Employee-Related Matters.

(a)                From and after the Closing Date, Parent shall, and shall cause the Company to, honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each of the employees of the Company (in each case, as determined as of the Closing Date) (collectively, the “Company Employees”) arising under the terms of each Company Plan (not terminated in connection with the Transactions).

(b)               Notwithstanding the foregoing, no provision of this Section 5.11 or any other provision of this Agreement, whether express or implied, shall (i) constitute or create an employment agreement with any Company Employee, (ii) be treated as an amendment or other modification of any Company Plan, or (iii) limit the right of Parent or the Company to amend, terminate or otherwise modify, or to cause the Company to amend, terminate or otherwise modify, any Company Plan following the Closing Date.

(c)                The parties hereto acknowledge and agree that all provisions contained in this Section 5.11 with respect to Company Employees are included for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any Company Employees, former Company Employees, any participant in any Company Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with the Company, Parent or any of their respective Affiliates.

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5.12          Indebtedness and Company Transaction Expenses.

(a)                As of the date of this Agreement and on the Closing Date (immediately prior to the Closing) and at the Effective Time, the Company and its Subsidiaries, taken as a whole, shall not have (i) Indebtedness (in the aggregate) in excess of $22,000,000 and (ii) Funded Indebtedness (in the aggregate) in excess of $15,000,000, in each case including the amount of any payments and penalties due or that will become due on such Indebtedness.

(b)               During the period from the date of this Agreement until the Effective Time, the Company shall not have Company Transaction Expenses (in the aggregate) in excess of $5,000,000.

5.13          Termination of Certain Agreements.

Prior to the Closing, the Company shall and shall cause its Subsidiaries to terminate the Contracts set forth in Section 5.13 of the Company Disclosure Schedule, the Agent/Employee Obligations, and the Credit Facility with such agreements being of no further force or effect, notwithstanding any terms therein to the contrary and without any post-Closing payments by the Company, Parent or Merger Sub or resulting obligations or liabilities of the Company, Parent or Merger Sub.

5.14          Financing.

Prior to the Closing, the Company shall and shall cause its Subsidiaries and its and their respective officers, directors, employees and representatives to use commercially reasonable efforts to provide such cooperation as may reasonably be requested by Parent in connection with the arrangement of any financing to be consummated prior to or contemporaneously with the Closing in respect of the Transactions, including with respect to (i) obtaining any refinancing or replacement of any existing, or the arrangement of any new, facility for Indebtedness of the Company, (ii) entering into customary agreements, documents and instruments in connection with the debt financing, (iii) participating in meetings, due diligence sessions and road shows, (iv) assisting in preparing offering memoranda, rating agency presentations, private placement memoranda, prospectuses and similar documents, (v) using commercially reasonable efforts to obtain comfort letters of accountants and legal opinions, and (vi) otherwise providing available documents and information relating to the Company, in the case of each of clauses (i) through (vi), as may be reasonably requested by Parent; provided, that the actions contemplated in the foregoing clauses (i) through (vi) do not (A) unreasonably interfere with the ongoing operations of the Company, or (B) involve any binding commitment by the Company which commitment is not conditioned on the Closing and does not terminate without liability to the Company upon the termination of this Agreement.

5.15          Exchange and Rollover.

(a)                Immediately prior to the Effective Time, each issued and outstanding Share set forth in Section 5.15(a) of the Company Disclosure Schedule (the “Rollover Shares”) shall be contributed by Harry Wachtel and Mark Weiss to Parent in exchange solely for the number of validly issued equity interests of Parent set forth in, and in accordance with, the

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Exchange and Rollover Agreement, and such Rollover Shares shall be cancelled at the Effective Time in accordance with Section 2.1(c). As of the Effective Time, all such Rollover Shares when so cancelled, shall no longer be issued and outstanding and shall automatically cease to exist, and each holder of a certificate representing any such Rollover Shares shall cease to have any rights with respect thereto, except the right to receive the equity interests of Parent as set forth in this Section 5.15.

(b)               At or immediately before the Effective Time, Michael P. Williams shall forego a portion of the Option Consideration, and/or the change of control payment, payable to him and shall receive a number of Class A Profits Interest Units of Parent issued pursuant to the Parent’s 2013 Executive Unit Plan for services to be provided to or for the benefit of Parent (or its Subsidiaries) set forth in, and in accordance with, the Exchange and Rollover Agreement.

Article 6
Conditions Precedent

6.1              Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter Documents;

(b)               No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority or other Law, rule, legal restraint or prohibition (collectively “Restraints”) shall be in effect preventing, restraining or rendering illegal the consummation of the Merger.

6.2              Conditions to Obligations of Parent and Merger Sub.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                Representations and Warranties. The representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect (other than the representations and warranties contained in Section 3.1(a) and (b) (Organization, Standing and Corporate Power), Section 3.2 (Capitalization) (other than any changes in the number of issued and outstanding shares of Company Common Stock that would result in the payment hereunder of less than $100,000 of Merger Consideration in the aggregate, or would not cause a breach of this Agreement), Section

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3.3 (Authority, Noncontravention; Voting Requirements), Section 3.19 (Brokers and Other Advisors) and Section 3.20 (State Takeover Statutes), which representations and warranties shall be true and correct in all material respects), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b)               Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations (other than the obligations under Section 5.12, which shall be performed in all respects) required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c)                Required Consents. The Required Consents shall have been obtained, in form and substance reasonably satisfactory to Parent.

(d)               Company Material Adverse Effect. There shall not be any Company Material Adverse Effect.

(e)                Resignations. Parent shall have received written resignation letters from each of the members of the Board of Directors of the Company effective as of the Effective Time.

(f)                Dissenting Shares. The aggregate amount of all shares of Company Common Stock that are eligible to become Dissenting Shares shall be less than five percent (5%) of the Company Common Stock outstanding as of immediately prior to the Closing.

(g)               Funds Flow Agreement. The Company shall have executed and delivered a Funds Flow Agreement by and among the Company, Parent and Merger Sub (the “Funds Flow Agreement”).

(h)               Exchange and Rollover Agreement. The transactions contemplated under Exchange and Rollover Agreement shall have closed simultaneously with the Closing of the Transactions.

6.3              Conditions to Obligations of the Company.

The obligations of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect (other than the representations and

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warranties contained in Section 4.1(a) (Organization, Standing and Corporate Power), Section 4.2 (Authority; Noncontravention), and Section 4.7 (Brokers and Other Advisors), which representations and warranties shall be true and correct in all material respects), and the Company shall have received a certificate signed on behalf of Parent by an executive officer and of Parent to such effect.

(b)               Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(c)                Funds Flow Agreement. Parent and Merger Sub shall have executed and delivered a Funds Flow Agreement, whereby the Parent and Merger Sub delivered (i) (A) the payment of the Indebtedness as set forth in the Funds Flow Agreement, (B) the payment of the Company Transaction Expenses as set forth in the Funds Flow Agreement, and (C) the Aggregate Merger Consideration to the Paying Agent, in each case pursuant to and in accordance with the wire instructions set forth in the Funds Flow Agreement, and (ii) the Rollover Shares to Harry Wachtel and Mark Weiss and the Class A Profits Interest Units to Michael P. Williams pursuant to and in accordance with the Exchange and Rollover Agreement.

Article 7
Termination

7.1              Termination.

This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a)                by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors (or similar governing body); or

(b)               by either the Company or Parent:

(i)                 if the Merger shall not have been consummated on or before the date that is one hundred eighty (180) days after the date hereof (the “Walk-Away Date”), provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party (A) if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to a material breach of this Agreement by such party or the failure of such party to perform in any material respects any of its obligations under this Agreement, or (B) if the applicable Walk-Away Date occurs less than three (3) business days following the satisfaction or waiver of all conditions to Closing pursuant to Sections 6.1, 6.2 and 6.3;

(ii)               if any Restraint having the effect set forth in Section 6.1(b) is in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if such Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement;

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(iii)             if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on a proposal to approve this Agreement is taken; provided, however, that the right of the Company to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 5.1 or 5.3; or

(c)                by Parent:

(i)                 if the Company shall have breached or failed to perform in any material respects any of its covenants or agreements set forth in this Agreement or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be materially true, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured, or, if curable, is not cured, by the Company within thirty (30) calendar days following receipt of written notice from Parent of such breach or failure; or

(ii)               if a Company Material Adverse Effect shall have occurred, which (A) would give rise to the failure of a condition set forth in Section 6.2(d) and (B) is incapable of being cured, or, if curable, is not cured, by the Company within thirty (30) calendar days following receipt of written notice from Parent of such Company Material Adverse Effect; or

(iii)             if (A) a Company Adverse Recommendation Change shall have occurred or (B) the Board of Directors of the Company or any committee thereof shall have failed to publicly reconfirm the Company Board Recommendation at least five (5) days prior to Company Stockholder Meeting after receipt of a written request from Parent that it do so if such request is made following the making by any Person of a publicly announced Takeover Proposal; or

(iv)             if there are any actions, lawsuits, litigations, arbitrations, or claims against the Company or any of its Subsidiaries that (A) are not related to the Merger or the Company’s business operations, (B) are materially adverse to the Company and its Subsidiaries, taken as a whole, and (C) are not resolved on or before the earlier of (1) sixty (60) days of the commencement of such action, lawsuit, litigation, arbitration, or claim or (2) the Walk-Away Date.

(d)               by the Company:

(i)                 if Parent or Merger Sub shall have breached or failed to perform in any material respects any of its covenants or agreements set forth in this Agreement or if any of the representations or warranties of Parent or Merger Sub set forth in this Agreement shall fail to be materially true, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured, or, if curable, is not cured, by Parent within thirty (30) calendar days following receipt of written notice from the Company of such breach or failure;

(ii)               subject to compliance with Section 5.3, if the Company enters into a definitive Company Acquisition Agreement providing for a Superior Proposal and, in

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accordance with Section 7.3(b), the Company concurrently pays to Parent the Company Termination Fee.

7.2              Effect of Termination.

In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the Confidentiality Agreement, the Limited Guaranty, Sections 5.5, 5.9, 5.10, 7.2 and 7.3, and Article 8, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (i) Parent, Merger Sub or the Company may have liability as provided in this Section 7.2 and Section 7.3, which in the event such payment is due shall be the sole and exclusive remedy of Parent, Merger Sub or the Company, as the case may be, and (ii) nothing shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

7.3              Termination Fees.

(a)                In the event that:

(i)                 (A) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) and (B) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within two hundred seventy (270) days following date this Agreement is terminated;

(ii)               (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii), and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any such Takeover Proposal within two hundred seventy (270) days following date this Agreement is terminated;

(iii)             this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii) and the Company’s breach triggering such termination shall have been a willful breach of, or willful failure to comply with, the Company’s obligations under Section 5.1 or Section 5.3;

(iv)             (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii) in circumstances not covered by Section 7.3(a)(iii), and the Company’s breach or failure triggering such termination shall have been willful, and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any such Takeover Proposal within two hundred seventy (270) days following date this Agreement is terminated;

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(v)               this Agreement is terminated by Parent pursuant to Section 7.1(c)(iii); or

(vi)             this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii),

then in any such event under clause (i), (ii), (iii), (iv), (v), or (vi) of this Section 7.3(a), the Company shall pay to Parent, in cash, a termination fee equal to $1,500,000 (the “Company Termination Fee”) and, other than pursuant to Section 7.4, shall have no further liability with respect to this Agreement or the Transactions to Parent and Merger Sub. In the event Parent or Merger Sub successfully enforces its rights and remedies set forth in this Article 7, Parent and Merger Sub shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or to enforce specifically the terms and provisions of this Agreement pursuant to Section 8.8 and Parent’s and Merger Sub’s sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Article 7.

(b)               Any payment required to be made pursuant to (i) clause (i), (ii) or (iv) of Section 7.3(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Takeover Proposal (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment), (ii) clause (v) of Section 7.3(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(c)(iii) (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment), (iii) clause (iii) of Section 7.3(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(c)(i) in the circumstances described in Section 7.3(a)(iii) (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment); and (iv) clause (vi) of Section 7.3(a) shall be made by the Company concurrently with, and as a condition precedent to, the termination of this Agreement by the Company pursuant to Section 7.1(d)(ii). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

(c)                In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d)(i), Parent and Merger Sub shall pay to the Company, in cash, a termination fee equal to $1,500,000, and shall have no further liability with respect to this Agreement or the Transactions to the Company. Such payments shall be made to the Company promptly following termination of this Agreement by the Company pursuant Section 7.1(d)(i) (and in any event not later than two (2) Business Days after delivery to Parent or Merger Sub of notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by the Company. In the event the Company successfully enforces its rights and remedies set forth in this Article 7, the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement pursuant to Section 8.8 and the Company’s sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Article 7.

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(d)               The parties acknowledge that the fees and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement.

7.4              Expenses Upon Termination.

If this Agreement is terminated pursuant to and in accordance with Section 7.1(b)(i), Section 7.1(b)(ii) (and the Company’s breach triggering such termination shall have been willful), Section 7.1(b)(iii), Section 7.1(c)(i), Section 7.1(c)(ii), Section 7.1(c)(iii), or Section 7.1(d)(ii), the Company shall pay to Parent, within two (2) Business Days after the date of termination all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors, and investment bankers, incurred by Parent and/or Merger Sub in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, which out-of-pocket fees, costs and expenses shall not exceed $1,250,000.

Article 8
Miscellaneous

8.1              No Survival, Etc.

Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article 2 and Sections 5.8 and 5.10 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 5.9, 5.10, 7.2 and 7.3 and this Article 8 shall survive termination indefinitely. The Confidentiality Agreement shall terminate as of the Effective Time, provided, however, if this Agreement is terminated prior to the Effective Time the Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

8.2              Amendment or Supplement.

At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (or similar governing body); provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

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8.3              Extension of Time, Waiver, Etc.

At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, constitutes a waiver by the party taking such action of compliance with any provision of this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The waiver by any party hereto of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision.

8.4              Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

8.5              Counterparts; Facsimile/PDF Execution.

This Agreement may be (a) executed in two (2) or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument, and (b) executed and delivered by telecopier or portable document format (PDF) transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8.6              Entire Agreement; No Third-Party Beneficiaries.

Neither this Agreement nor any of the terms or provisions hereof are binding upon or enforceable against any party hereto unless and until the same is executed by all of the parties hereto. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement (including the exhibits and schedules hereto and any other documents and instruments referred to herein or contemplated hereby), the Company Disclosure Schedule, Parent Disclosure Schedule, the Limited Guaranty, and the Confidentiality Agreement (a) constitute the entire agreement, and

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supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof (including that certain Letter of Intent between the Company and Comvest Investment Partners Holdings, LLC, dated as of November 9, 2012, and any supplements thereto (the “Letter of Intent”)) and (b) except for the provisions of Section 5.8 and the rights of the Company’s stockholders and option holders to receive the Merger Consideration at the Effective Time in accordance with, and subject to, the terms and conditions of this Agreement, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. On the date hereof, the Letter of Intent shall terminate and be of no further force and effect.

8.7              Governing Law; Jurisdiction.

(a)                The laws of the State of Delaware (without giving effect to its conflicts of law principles) govern this Agreement and all matters arising out of or relating to this Agreement and any of the Transactions, including its negotiation, execution, validity, interpretation, construction, performance and enforcement.

(b)               The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware over any action or Proceeding arising out of or relating to this Agreement or any of the Transactions and each party hereto hereby irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or Proceeding brought in such court or any claim that such action or Proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action or Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or Proceeding by delivery of a copy thereof in accordance with the provisions of Section 8.9.

8.8              Specific Performance.

The parties to this Agreement agree that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached and that monetary damages would not provide an adequate remedy in such event. It is accordingly agreed by the parties that the Company, Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction without bond or security being required; provided, however, in the event the Company, on the one hand, or Parent and/or Merger Sub, on the other hand, successfully enforces their respective rights and remedies set forth in this Section 8.8, such party shall not be entitled to any amounts, fees or damages set forth in Article 7 and that the Company’s, Parent’s and Merger Sub’s, as the case may be, sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Section 8.8.

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8.9              Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

c/o Comvest Investment Partners Holdings LLC
525 Okeechobee Boulevard, Suite 1050
West Palm Beach, FL 33401
Attention: John Caple
Facsimile: (561) 727-2100

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
333 Avenue of the Americas, Suite 4500
Miami, Florida 33131
Attention: Frederic L. Levenson, Esq.
Facsimile: (305) 347-6500

If to the Company, to:

AutoInfo, Inc.
6314 Congress Avenue, Suite 260
Boca Raton, Florida 33487
Attention: Harry Wachtel, Chief Executive Officer
Facsimile: (866) 954-7221

with a copy (which shall not constitute notice) to:

Roetzel & Andress, LPA
350 East Las Olas Boulevard, Suite 1150
Fort Lauderdale, Florida 33301
Attention: Clint J. Gage, Esq.
Facsimile: (954) 462-4260

and, with a copy (which shall not constitute notice) to:

Morse Zelnick Rose & Lander, LLP
405 Park Avenue
New York, NY 10022
Attention: Kenneth S. Rose, Esq.

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Facsimile: (212) 208-6809

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 8.9, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.

8.10          Severability.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.11          Interpretation; Other.

(a)                When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day. Any reference in this Agreement to $ means U.S. dollars. The Annex, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full in this Agreement and are an integral part of this Agreement. Unless the context otherwise requires, any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement. Unless the context otherwise requires, all references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement. Unless the context otherwise requires, the words “hereby,” “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to the provision in which such words appear. The word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it. All references in this Agreement to specific Laws or to specific sections or provisions of Laws, apply to the respective federal, state, local, or foreign Laws that bear the

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names so specified and to any succeeding or amended Law, section, or provision corresponding thereto. Any reference in this Agreement to the “parties” to this Agreement means the signatories to this Agreement and their successors and permitted assigns, and does not include any third party.

(b)               The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c)                This Agreement may only be enforced against the parties hereto. All claims or causes of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may be made only against the parties hereto. No past, present or future officer, director, equity holder, employee, incorporator, member, partner, agent, attorney, representative or Affiliate of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto) has any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

AUTOINFO, INC.

By:
Name:
Title:

AUTOINFO HOLDINGS, LLC

By:
Name:
Title:

AUTOINFO ACQUISITION CORP.

By:
Name:
Title:

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ANNEX A

Definitions

As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Boca Raton, Florida are authorized or required by Law to be closed.

“Company” shall have the meaning set forth in the Preamble and, unless otherwise indicated herein, shall include its direct and indirect Subsidiaries.

“Company Intellectual Property” means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” or “Company Material Adverse Change” means, with respect to the Company or any of its Subsidiaries, any change, condition, effect, event, occurrence, state of facts, circumstance, or development that is either individually or in the aggregate with any other any change, condition, effect, event, occurrence, state of facts, circumstance, or development materially adverse to (a) the business, properties, assets, liabilities (contingent or otherwise), operation, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the Company’s or any of its Subsidiary’s ability to perform their respective obligations under this Agreement or consummate the Transactions; provided, however, that, in the case of clause (a), none of the following shall be deemed, either alone or in combination, to constitute, and that none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company or any of its Subsidiaries conduct business, to the extent the Company and its Subsidiaries are not materially and disproportionately affected thereby; (ii) changes in the industries in which the Company or any of its Subsidiaries operate, to the extent the Company and its Subsidiaries are not materially and disproportionately affected thereby; (iii) any change attributable to the execution, announcement, pendency or consummation of the Transactions; (iv) any change arising from or relating to compliance with the terms of this Agreement, or action taken, or failure to act, to which

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Parent has consented; (v) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent the Company and its Subsidiaries are not materially and disproportionately affected thereby; (vi) any changes arising from any action required to be taken under any Law after the date hereof, to the extent the Company and its Subsidiaries are not materially and disproportionately affected thereby; (vii) changes in GAAP after the date hereof; (viii) any failure by the Company to meet any published or internally prepared estimates of revenue or earnings for any period ending on or after the date of this Agreement, or (ix) any change directly related, and attributed, to items 1, 2, 3, and 4 set forth on Section 3.5(a) of the Company Disclosure Schedules.

“Company Stock Plans” means, collectively, the 1992 Stock Option Plan, the 1997 Stock Option Plan, the 1997 Non-Employee Stock Option Plan, the 1999 Stock Option Plan, the 2003 Stock Option Plan, the 2005 Independent Sales Agent Stock Option Plan, the 2006 Stock Option Plan, and the 2006 Independent Sales Agent Stock Option Plan.

“Company Technology” means all Technology used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by the Company or any of its Subsidiaries.

“Company Transaction Expenses” means (a) any reasonable out-of-pocket costs and expenses including, the reasonable fees and expenses of attorneys (with the exception of any fees and expenses related to litigation related to or arising out of the Transactions), accountants, consultants, financial advisors, finders, brokers, and investment bankers, incurred by the Company and its Subsidiaries in connection with the entering into of this Agreement, (b) any other costs and expenses directly related to or arising out of the execution, delivery or performance by the Company or its Subsidiaries of this Agreement or the consummation by the Company or its Subsidiaries of the Transactions, including the Merger, (c) costs, expenses and other amounts in connection with the Required Consents and the Permits required pursuant to Section 6.2(d), and (d) change of control bonuses paid to Michael P. Williams, Harry Wachtel, and William Wunderlich.

“Consent” means, with respect to any Person, any consent, approval, authorization, permission or waiver of, or registration, declaration or other action or filing with or exemption by such Person.

“Credit Facility” means the Company’s $35,000,000 line of credit with Regions Bank.

“Equity Interest” means any capital stock, other equity interest, other ownership interest or any securities or other interests convertible into or exchangeable or exercisable for capital stock, other equity interests, or other ownership interests, or any

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other rights, warrants or options to acquire any of the foregoing securities or interests of or in any Person.

“Environmental Condition” means a condition of the soil, surface waters, groundwater, stream sediments, air and/or similar environmental media including any Release or threatened Release of Hazardous Materials, either on or off a property resulting from any activity, inactivity or operations occurring on such property, that (i) by virtue of Environmental Laws, (x) requires investigatory, corrective or remedial measures, (y) comprises a basis for claims against, demands of and/or liabilities of the Company or Parent or in respect of the business or the real property, or (z) requires reporting to a Governmental Authority; or (ii) involves the presence of any Hazardous Materials in concentrations or quantities exceeding relevant environmental standards.

“Environmental Costs and Liabilities” means any and all losses, liabilities, obligations, damages, fines, sanctions, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies) under or pursuant to Environmental Law including as a result of (i) a violation of any Environmental Law or Order of a Governmental Authority, (ii) a Remedial Action, (iii) a Release or threatened Release of Hazardous Materials to the environment, or (iv) any environmental health or safety condition.

“Environmental Law” means any federal, state, local or municipal law (including common law), statute, code, ordinance, rule, regulation, order, guideline, policy or other requirement of conduct relating to air, water, solid waste, Hazardous Materials, worker and community right-to-know, hazard communication, noise, resource protection, health protection, worker and occupational safety and health, or other environmental, health and safety concerns as may now or at any time hereafter be in effect and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes, and including public environmental transfer of ownership, notification or approval statutes.

“Environmental Lien” means any Lien in favor of any Governmental Authority in connection with any liability under any Environmental Law, or damage arising from, or costs incurred by, such Governmental Authority in response to a Release.

“Environmental Permit” means any Permit that is required under any applicable Environmental Law.

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“Funded Indebtedness” means any Indebtedness that has been funded or financed by a third party to, or for the benefit of, the Company.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational, and whether executive, legislative or judicial.

“Guarantee” means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the Ordinary Course of Business), direct or indirect with respect to any obligations of another Person, through a Contract or otherwise.

“Guarantor” means ComVest Investment Partners IV, L.P. and its affiliates, successors and transferees.

“Hazardous Material” means any substance, material or waste which is regulated, listed, or defined under any provision of Environmental Law, and including any petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, radon gas, medical waste, biomedical waste, infectious materials, any material, substance or waste which is defined as a “radioactive waste,” “radioactive material,” “hazardous chemical,” “hazardous waste,” “mixed waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “extremely hazardous substance,” “restricted hazardous waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste,” “toxic substance,” “toxic chemical,” “chemical substance” or words of similar meaning or regulatory effect, and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or safety or to the environment, including any material regulated by or subject to regulation under any Environmental Law.

“Improvements” means all buildings, structures, fixtures, building systems and equipment, and all components thereof (including the roof, foundation and structural elements), included in the Real Property.

“Indebtedness” with respect to any Person means (a) any obligation of such Person for borrowed money, but in any event shall include: (i) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the Ordinary Course of Business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become

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due); (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder; (iii) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the Ordinary Course of Business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (iv) capitalized lease obligations; and (v) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within sixty (60) days of their due date and are not being contested; (c) annual employee bonus obligations that are not accrued on the Financial Statements; (d) extraordinary liabilities or obligations (including unpaid accrued annual bonuses, retention bonuses, pension payments not in the Ordinary Course of Business, accrued but unpaid income Taxes, accrued but unpaid legal and other professional fees, and undisclosed or contingent liabilities), and (e) any fees, costs, expenses or obligations incurred in connection with the consummation of the Transactions which are not otherwise treated as or deemed to be Company Transaction Expenses (with the exception of any fees and expenses related to litigation related to or arising out of the Transactions).

“Intellectual Property Rights” means all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, provisionals, substitutions, renewals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (B) registered or unregistered trademarks, service marks, trade dress rights, trade names (including social networking user account names), Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, “Marks”); (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), works of authorship, and all registrations, applications and renewals therefor (collectively, “Copyrights”); (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, invention disclosures, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas, research and development, compositions, manufacturing and production processes, technical data and information, customer lists, supplier lists, sales agent lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (E) all applications, registrations and permits related to any of the foregoing clauses (A) through (D).

“Knowledge” of any Person that is not an individual means, with respect to any matter in question, the knowledge after reasonable inquiry of such Person’s directors and executive officers, and all other officers having responsibility relating to the applicable matter.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

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“Leases” means all written or oral leases, subleases, licenses, concessions and other agreements, including all amendments, extensions, renewals, Guarantees, and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.

“Option Consideration” means, with respect to any share of Company Common Stock issuable under a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Option.

“Order” means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Body or arbitrator.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means the Company Charter Documents or the Subsidiary Documents, as applicable.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring, and cable installations, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral, and water rights), owned by the Company or any of its Subsidiaries.

“Parent Material Adverse Effect” shall mean with respect to Parent or Merger Sub, any change, condition, effect, event, occurrence, state of facts, circumstance, or development that is either individually or in the aggregate with any other any change, condition, effect, event, occurrence, state of facts, circumstance, or development materially adverse to Parent’s or Merger Sub’s ability to perform their respective obligations under this Agreement or consummate the Transactions.

“Permit” means any permit, Consent, license, approval, authorization, variance, exemption, registration or permission, franchise, certificate, certificate of occupancy or Order issued by any Person.

“Permitted Liens” means any (i) liens for Taxes not yet due or payable or for Taxes that the Company or its Subsidiaries are contesting in good faith through appropriate Proceedings in a timely manner, in each case for which adequate reserves have been established and shown in the Company’s most recent balance sheet set forth in the Filed Company SEC Documents, (b) liens of landlords, carriers, warehousemen, workmen, repairmen, mechanics, materialmen and similar liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, (c) restrictions, easements, covenants, reservations, rights of way or other similar matters of

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title to the Owned Real Property or Leased Real Property of record, and (d) zoning ordinances, restrictions, prohibitions and other requirements imposed by any Governmental Authority, none of which materially interfere with the conduct of the business or affairs of the Company or any of its Subsidiaries.

“Person” means an individual, a corporation, a limited liability company, a partnership, a joint venture, an association, a trust, a Governmental Authority or any other entity.

“Proceeding” means any action, audit, lawsuit, litigation, investigation or arbitration (in each case, whether civil, criminal or administrative) pending by or before any Governmental Body or arbitrator.

“Real Property” means the Leased Real Property and the Owned Real Property.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, dumping, emptying, escape, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material on or into the indoor or outdoor environment, including the movement of Hazardous Material through or in soils, surface water, groundwater, property or the ambient air.

“Remedial Action” means all actions, including any capital expenditures undertaken to (i) clean up, remove, remediate, dispose of, investigate, monitor, repair, treat, or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned, operated or leased by or for the Company or any of its Subsidiaries and the facilities located and operations conducted thereon into compliance with Environmental Laws.

“Rollover Senior Manager” means Harry Wachtel, Michael P. Williams, and Mark Weis.

“Senior Manager” means Harry Wachtel and Michael P. Williams.

“Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials, related to any of the foregoing.

“Subsidiary” when used with respect to any Person, means any (a) corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in

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accordance with GAAP, (b) any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person, or such Person and/or (c) Person or any of its Subsidiaries controls the business and affairs of any corporation, limited liability company, partnership, association, trust or other entity.

“Superior Proposal” means a bona fide written proposal or offer, obtained after the date hereof and not in breach of this Agreement or any standstill agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Board of Directors of the Company (acting upon receipt of a recommendation by the Special Committee) determines in its good faith and reasonable judgment (after consultation with a financial advisor of national reputation and the Company’s outside counsel) to be more favorable to the Company’s stockholders from a financial point of view than the Merger and the other Transactions, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal or offer (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

“Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company’s and its Subsidiaries’ consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.

“Taxes” means (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental

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Authority in connection with any item described in clause (A), and (C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Tax Returns” means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

The following terms are defined in the Section of this Agreement set forth after such term below:

Term	Section
Agent/Employee Obligations	3.2(a)
Aggregate Merger Consideration	2.2(a)
Agreement	Preamble
Balance Sheet Date	3.5(e)
Bankruptcy and Equity Exception	3.3(a)
Base Premium	5.8(c)
CERCLA	Annex A
Certificate of Merger	1.3
Certificate	2.1(b)
Closing Date	1.2
Closing	1.2
Code	2.2(g)
Company	Preamble
Company Acquisition Agreement	5.3(c)
Company Adverse Recommendation Change	5.3(c)
Company Adverse Recommendation Notice	5.3(c)
Company Board Recommendation	5.1(a)
Company Charter Documents	3.1(c)

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Term	Section
Company Common Stock	2.1
Company Contracts	3.14(b)
Company Disclosure Schedule	Article 3
Company Employees	5.11(a)
Company Plans	3.11(a)
Company SEC Documents	3.5(a)
Company Securities	3.2(a)
Company Stockholder Approval	3.3(d)
Company Stockholders Meeting	5.1(a)
Company Termination Fee	7.3(a)
Confidentiality Agreement	5.6(a)
Contract	3.3(c)
Copyrights	Annex A
D&O Tail Policy	5.8(c)
Debt Commitment Letter	4.6
DGCL	1.1
Dissenting Shares	2.1(d)
Dissenting Stockholders	2.1(d)
Effective Time	1.3
Engagement Letter	3.20
ERISA	3.11(a)
ERISA Affiliate	3.11(a)
Exchange Act	3.4
Exchange and Rollover Agreement	Recitals
Fairness Opinion	3.19
Filed Company SEC Documents	3.5(e)
Indemnification Agreement	Recitals
Indemnitees	5.8(a)
Laws	3.8
Leased Real Property	3.15(b)
Letter of Intent	8.6
Liens	3.1(b)
Limited Guaranty	Recitals
Marks	Annex A
Material Contract	3.14(a)
Merger Consideration	2.1(b)
Merger Sub	Preamble
Merger	Recitals
Other Filings	3.4
Option	2.3
Owned Real Property	3.15(a)
Parent Disclosure Schedule	Article 4
Parent	Preamble
Patents	Annex A
Paying Agent	2.2(a)

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Term	Section
Permits	3.22(a)
Policies	3.17
Proxy Statement	3.4
Real Property Lease	3.15(b)
Reference Date	3.2(a)
Representatives	5.3(a)
Required Consents	5.4(a)
Restraints	6.1(b)
Sarbanes-Oxley Act	3.5(c)
SEC	3.4
Securities Act	3.1(b)
Share or Shares	2.1(b)
Subsidiary Documents	3.1(c)
Surviving Corporation	1.1
Trade Secrets	Annex A
Voting Agreement	Recitals
Walk-Away Date	7.1(b)(i)
WARN	3.11(i)

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ANNEX B

VOTING AGREEMENT

This Voting Agreement, dated as of February 28, 2013 (this “Agreement”), is made by and among AutoInfo Holdings, LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholders and option holders (each a “Stockholder” and collectively, the “Stockholders”) of AutoInfo, Inc., a Delaware Corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Parent, AutoInfo Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, Merger Sub will merge with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”);

WHEREAS, in connection with the Merger and at the Effective Time, (a) each share of issued and outstanding Company Common Stock (other than shares to be canceled in accordance with Section 2.1(c) of the Merger Agreement and the Dissenting Shares) shall be converted into the right to receive from the Surviving Corporation a cash amount equal to $1.05 per share, and (b) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation in accordance with the terms and conditions of the Merger Agreement;

WHEREAS, each Stockholder owns, beneficially or of record, and has sole voting power with respect to the outstanding shares of Company Common Stock or options to purchase Company Common Stock identified as being held by such Stockholder on Schedule 1 attached hereto (such shares of Company Common Stock, together with (a) outstanding options, warrants, other derivative securities or Equity Interests exercisable for Company Common Stock, (b) any voting securities or Equity Interests of the Company issued or exchanged with respect to such shares of Company Common Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company’s capital structure, and (c) any right , voting agreement, power, or irrevocable proxy to vote shares of Company Common Stock or any voting securities or Equity Interests of the Company issued or exchanged with respect to such shares of Company Common Stock with respect to the adoption of the Merger Agreement and in favor of the Merger, the “Covered Shares”);

WHEREAS, the Board of Directors of the Company, acting upon the recommendation of a special committee formed by the Board of Directors of the Company for the purpose of evaluating and negotiating strategic alternatives and/or transactions for the Company, including, but not limited to, this Agreement and the Transactions contemplated herein, any Superior Proposal, any Takeover Proposal, any Company Acquisition Agreement, and/or any other similar transactions, (a) has approved and declared advisable this Agreement and the Merger Agreement and determined that the Merger Agreement is in the best interests of its stockholders, (b) has approved and declared advisable the Merger, on the terms and subject to the conditions provided for in this Agreement and the Merger Agreement, and determined that the Merger is in the best interests of its stockholders, (c) has reviewed the terms of the Merger and determined that such terms are fair and (d) has recommended adoption by its stockholders of the Merger Agreement and the Merger; and

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WHEREAS, each Stockholder desires vote their respective Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) in favor of the adoption of the Merger Agreement and the Merger in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

1. Cooperation by Stockholder.

(a) Unless and until this Agreement shall be terminated pursuant to Section 4, each Stockholder agrees that, solely in such Stockholder’s capacity as a stockholder of the Company at every meeting of the stockholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder irrevocably agrees to vote all such Stockholder’s Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) which are outstanding and owned, beneficially or of record, by such Stockholder on the record date of such meeting (the “Eligible Shares”) (i) in favor of adoption of the Merger Agreement and in favor of the Merger, (ii) against (A) any proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or any other transaction contemplated by the Merger Agreement, (B) any Takeover Proposal, (C) any change in the management or board of directors of the Company (other than as contemplated by the Merger Agreement), and (D) any action or agreement that the Stockholders actually knows, or reasonably expects, would result in a breach of any representation, warranty, covenant or agreement or any other obligation of the Company under the Merger Agreement or of such Stockholder under this Agreement.

(b) Unless and until this Agreement shall be terminated pursuant to Section 4, the obligations of each Stockholder specified in this Section 1 shall apply whether or not (i) the Board of Directors of the Company (or any committee thereof) shall (A) withdraw or modify its recommendation to the holders of Company Common Stock to vote in favor of the adoption of the Merger Agreement or (B) recommend any Takeover Proposal (either action described in clause (A) or (B), a “Change in Company Recommendation”), or (ii) the Company breaches any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

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(c) Each Stockholder agrees that each of John Caple and Cecilio Rodriguez, in his capacity as an officer of Parent, shall act, and is hereby appointed, as the agent, proxy and attorney-in-fact for such Stockholder, with full power of substitution and resubstitution, solely to cause the Eligible Shares to be counted as present and to vote the Eligible Shares prior to the termination of this Agreement in accordance with Section 1(a); provided, that this proxy and power of attorney shall not be construed to permit such persons to exercise any option held by any Stockholder without such Stockholder’s prior written consent. With respect to the proxy and power of attorney granted by such Stockholder under this Section 1(c), (i) such Stockholder shall take such further action or execute such other instruments, at Parent’s sole cost and expense, as may be reasonably necessary to effectuate the intent of such proxy; (ii) such proxy and power of attorney shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder inconsistent with such proxy; (iii) such power of attorney is a durable power of attorney; and (iv) such proxy and power of attorney shall terminate upon the termination of this Agreement.

2. Agreement to Retain.

Unless and until this Agreement shall be terminated pursuant to Section 4, unless authorized in advance by Parent’s Board of Directors, each Stockholder, solely in such Stockholder’s capacity as a stockholder of the Company, agrees (a) not to sell or otherwise transfer any of the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) or any economic, voting or other direct or indirect interest therein and (b) not to grant a proxy or enter into any voting agreement concerning any of the Covered Shares (except, in each case, for the voting agreement and appointment of proxy under Section 1 and the fulfillment of all other agreements and obligations of such Stockholder hereunder).

3. Representations and Warranties.

Each Stockholder hereby represents and warrants to Parent and the Company that (a) such Stockholder has the power and authority to enter into and deliver this Agreement and perform its obligations under this Agreement; (b) this Agreement is binding on such Stockholder and enforceable in accordance with its terms, except as enforceability may be limited by the Bankruptcy and Equity Exception; (c) the execution and delivery of this Agreement and the performance by such Stockholder of its obligations hereunder do not require the authorization, consent, approval, license, exemption or other action by any third party or Governmental Authority, do not violate applicable Law or conflict with or result in a breach of any of such Stockholder’s contractual obligations; (d) such Stockholder beneficially owns and has sole voting power or with respect to the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) identified as being held by such Stockholder on Schedule 1 attached hereto, such shares are free and clear of any liens, claims or encumbrances of any kind other than those arising from such Stockholder’s obligations under this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and that no proxies heretofore given in respect of any or all of the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) are irrevocable and that any such proxies have heretofore been revoked; and (e) other than the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) that are identified as to such Stockholder on Schedule 1 attached hereto, such Stockholder does not own, beneficially or of record, any outstanding voting securities or Equity Interests of the Company.

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4. Termination of Agreement.

This Agreement shall remain in full force and effect until, and the provisions of this Agreement, including, but not limited to, Section 1, Section 2, and Section 3, shall terminate upon, the earliest to occur of any of the following: (a) the Merger Agreement, as it may be amended or modified from time to time, is terminated in accordance with its terms; (b) the Merger is consummated; (c) the parties hereto execute a written agreement to terminate this Agreement; or (d) August 27, 2013, if the Closing has not occurred by such date.

5. Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

c/o Comvest Investment Partners Holdings LLC
525 Okeechobee Boulevard, Suite 1050
West Palm Beach, Florida 33401
Attention: John Caple
Facsimile: (561) 727-2100

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
333 Avenue of the Americas, Suite 4500

Miami, Florida 33131
Attention: Frederic L. Levenson, Esq.

Facsimile: (305) 347-6500

If to the Stockholders, to:

AutoInfo, Inc.

6314 Congress Avenue, Suite 260

Boca Raton, Florida 33487

Attention: Harry Wachtel, Chief Executive Officer

Facsimile: (866) 954-7221

with a copy (which shall not constitute notice) to:

The address set forth below such Stockholder names at the signature pages attached hereto;

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and

with a copy (which shall not constitute notice) to:

Roetzel & Andress, LPA

350 East Las Olas Boulevard, Suite 1150

Fort Lauderdale, Florida 33301

Attention: Clint J. Gage, Esq.

Facsimile: (954) 462-4260

and, with a copy (which shall not constitute notice) to:

Morse Zelnick Rose & Lander, LLP

405 Park Avenue

New York, New York 10022

Attention: Kenneth S. Rose, Esq.

Facsimile: (212) 208-6809

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 5, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.

6. Entire Agreement; No Third-Party Beneficiaries.

This Agreement (including the exhibits and schedules hereto and any other documents and instruments referred to herein or contemplated hereby), constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Nothing in this Agreement shall be considered to give any person other than the parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

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7. Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

8. Severability.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9. Headings.

All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of its provisions. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

10. Counterparts.

This Agreement may be executed in two or more counterparts (including by means of facsimile or electronically transmitted portable document format (PDF) signature pages), each of which shall be deemed to be an original, but all of which together shall constitute and be one and the same instrument; provided, that fax or electronically transmitted signatures of this Agreement shall be deemed to be originals. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.

11. Governing Law; Jurisdiction.

The laws of the State of Delaware (without giving effect to its conflicts of law principles) govern this Agreement and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including its negotiation, execution, validity, interpretation, construction, performance and enforcement. The parties hereto hereby irrevocably submit to the federal and state courts located in the State of Delaware over any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 5.

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12. Amendments; Waivers.

Any amendment or modification of or to any provision of this Agreement, and any consent to any departure of any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each party hereto. Notwithstanding the foregoing sentence, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any party entitled to the benefits thereof only by a written instrument signed by such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

13. Successors and Assigns.

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign any of its rights under this Agreement without the prior written consent of each of the other parties.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

AUTOINFO HOLDINGS, LLC

By:
Name:	John Caple
Title:	President

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

Michael P. Williams

Mark Weiss

Harry Wachtel

William Wunderlich

Peter C. Einselen

Thomas C. Robertson

Mark Patterson

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Schedule 1

Name and Address of Stockholder (and controlled affiliates, if applicable)	Shares of Common Stock	Options
Harry Wachtel 726 Havana Dr. Boca Raton, FL 33487	6,186,503 (1)	500,000
William I. Wunderlich 7565 NW 125th Way Parkland, FL 33076	1,322,342 (2)	300,000
Mike Williams 386 6th Street Atlantic Beach, FL 32233	3,000	850,000
Mark K. Patterson 141 Rock Bridge Greens Blvd. Oak Ridge, TN 37830	0	550,000
Mark Weiss 12197 Quilting Lane Boca Raton, FL 33428	851,503 (3)	220,000
Peter C. Einselen 6800 A Ave. St. Augustine, FL 32080	306,431	622,500
Thomas C. Robertson 4337 Wakefield Road Richmond, VA 23235	232,431	600,000

(1)	Includes 1,258,845 shares of common stock with respect to which Mr. Wachtel has been granted voting rights pursuant to a voting proxy dated June 1, 2001.
(2)	Includes 407,342 shares of common stock with respect to which Mr. Wunderlich has granted Mr. Wachtel voting rights pursuant to a voting proxy dated June 1, 2001.
(3)	Includes 851,503 shares of common stock with respect to which Mr. Weiss has granted Mr. Wachtel voting rights pursuant to a voting proxy dated June 1, 2001.

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ANNEX C

February 28, 2013

Special Committee of the Board of Directors

AutoInfo, Inc.

6413 Congress Ave., Suite 260

Boca Raton, FL 33487

Gentlemen:

We have acted as your financial advisor in connection with the proposed merger of AutoInfo Acquisition Corp. (“Merger Sub”), an indirect wholly owned subsidiary of AutoInfo Holdings, LLC (“Parent”), an affiliate of Comvest Partners, with and into AutoInfo, Inc. (the “Company”) (collectively, the "Merger"). The terms and conditions of the Merger are more fully set forth in the Agreement and Plan of Merger, dated as of February 28, 2013 (the “Agreement”). As a result of all such terms and conditions, we understand that the consideration for each issued and outstanding share of common stock of the Company, par value $.001 per share (the “Common Stock”), except for canceled and dissenting shares (as described in the Agreement) will be converted into the right to receive $1.05 per share in cash, without interest.

You have requested our opinion as to whether the Merger is fair to the Company’s public shareholders from a financial point of view. For purposes of this letter, the ‘public shareholders’ of the Company means the holders of outstanding shares of the Company’s common stock, other than the Parent and its directors, officers and affiliates and the directors, officers, managers and affiliates of the Company.

In connection with rendering our opinion we have:

(i)	reviewed and analyzed certain publicly available financial statements and reports regarding the Company;

(ii)	reviewed and analyzed certain internal financial statements and other financial and operating data (including financial forecasts for fiscal years 2012-2016) concerning the Company prepared by the management of the Company;

(iii)	reviewed the reported prices and trading activity for the Common Stock of the Company;

(iv)	compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other publicly-traded companies that we deemed relevant and their securities;

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(v)	reviewed the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vi)	reviewed the forecasted potential future cash flows of the Company;

(vii)	reviewed the most recent draft provided to us of the Agreement and related documents;

(viii)	discussed with management of the Company the operations of and future business prospects for the Company;

(ix)	assisted in your deliberations regarding the material terms of the Merger and your negotiations with the Parent; and

(x)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Parent, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or the Parent under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecasts prepared by the management of the Company we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

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February 28, 2013

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We serve as financial adviser to the Special Committee of the Board of Directors of the Company in connection with the Merger, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Merger. We are also entitled to receive a fee from the Company for providing our fairness opinion to the Company, which fee is not contingent upon consummation of the Merger. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Merger. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Merger.

We are not legal, accounting, regulatory or tax experts and have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Merger will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the public shareholders of the Company. We are not expressing any opinion herein as to the price at which the Common Stock or any other securities of the Company will trade following the announcement of the Merger.

This opinion is for the use and benefit of the Board of Directors of the Company for the purposes of its evaluation of the Merger. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger, the merits of the Merger as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to how to vote in connection with the Merger. This opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company other than the public shareholders of the Common Stock. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other shareholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission, except that (A) the Company may provide a copy of this opinion to Merger Sub and Parent and their respective advisors and (B) this opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company and in any materials required to be filed by the Company with the Securities and Exchange Commission, provided that we approve of the content of such disclosures prior to any filing or publication of such shareholder communications.

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February 28, 2013

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion on the date hereof that the consideration to be received by the public shareholders of the Company in the Merger is fair to them from a financial point of view.

Very truly yours,

/s/ Stephens Inc.

STEPHENS INC.

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ANNEX D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

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(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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